As filed with the Securities Exchange Commission on December 29, 2000

                                                           File No. 333-

            U. S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                              FORM SB-2
                       REGISTRATION STATEMENT
                  Under the Securities Act of 1933



                   AEI INCOME & GROWTH FUND 24 LLC
           (Name of small business issuer in its charter)


          Delaware                 6500               (applied for)
       (State of other      (Primary Standard         (IRS Employer
        jurisdiction            Industrial            Identification
      of incorporation)       Classification             Number)
                               Code Number)

 1300 Minnesota World        Robert P. Johnson           Copies to:
     Trade Center           1300 Minnesota World       Thomas O. Martin
 30 East Seventh Street        Trade Center          Dorsey & Whitney LLP
 St. Paul, Minnesota 55101  30 East Seventh Street   Pillsbury Center South
 (651) 227-7333 or         St. Paul, Minnesota 55101   220 South Sixth
 (800) 328-3519             (651) 227-7333 or         Minneapolis, Minnesota
 (Address and telephone     (800) 328-3519                55402-1498
 number of principal       (Name, address, including
 executive offices and              zip code
 intended principal place  and telephone number of
 of business)               agent for service of
                                 process)


     Approximate date of proposed sale to public: As soon as practical after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                   CALCULATION OF REGISTRATION FEE

                                 Proposed      Proposed
     Title of        Amount to    Maximum      Maximum    Amount of
    Securities          be        Offering    Aggregated  Registrat
 to be Registered   Registered   Price Per     Offering    ion Fee
                                   Share        Price
Limited Liability  24,000 Units   $1,000     $24,000,000    $6,000
Company Units

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




                   AEI INCOME & GROWTH FUND 24
         An offering of Limited Liability Company Units
                       $1,500,000 minimum


      AEI Income & Growth Fund 24 LLC will purchase single-tenant commercial properties leased to corporate tenants. Our long-term "net" leases will require our tenants to pay all the operating costs of our properties, including taxes, maintenance and insurance.

     We are offering 24,000 units ($24,000,000) of our limited liability company interests at a price of $1,000 each. You must purchase 2.5 units ($2,500) to invest individually or 2 units ($2,000) through your IRA or other qualified plan. We will keep all subscriptions in a special bank escrow account until we receive at least $1,500,000 and return subscriptions if we do not receive at least this amount within one year.

   PROCEEDS TO AEI FUND 24       Per Unit    Total(minimum)

    Public Price              $1,000.00    $1,500,000     100.0%
    Commissions & expenses       100.00       150,000      10.0%
    Other offering costs          50.00        75,000       5.0%
    Proceeds to AEI Fund 24      850.00     1,275,000      85.0%
    Acquisition expenses          30.00        45,000       3.0%
    Working capital reserve       10.00        15,000       1.0%
    Amount available for
     purchase of properties   $  810.00    $1,215,000      81.0%


     AEI   Securities,  Inc.,  (a  company  affiliated  with  our
managers), will act as "Dealer-Manager" and coordinate the sale of units. Other broker dealers who are members of the NASD will use their best efforts to offer and sell the units.

     We encourage you to read the "Risks" described on Pages 5 to 8 of this prospectus:

        You will not be able to evaluate our properties before they are acquired;
        We may only purchase one property if only the minimum ($1,500,000) is raised
        There will be no market for the units and restrictions will be placed on their transfer;
        Our managers will operate under a number of conflicts of interest;
        We are not a mutual fund or investment company and are not regulated under the federal Investment Company Act.

      NEITHER THE SEC NOR ANY STATE SECURITIES ADMINISTRATOR HAS APPROVED THE UNITS OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. WE CANNOT USE PROJECTIONS IN THIS OFFERING AND WE CANNOT MAKE ANY REPRESENTATION, VERBALLY OR IN WRITING, ABOUT THE CASH OR TAX BENEFITS YOU MIGHT RECEIVE FROM INVESTING. WE CANNOT ACCEPT YOUR SUBSCRIPTION FOR UNITS UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU HAVE RECEIVED THIS PROSPECTUS.

                      AEI SECURITIES, INC.

                                   , 2000



                         Table of Contents


     Summary                                       Page 3

     Risk factors                                  Page 5

     Who may invest                                Page 8

     Capitalization                                Page 9

     Estimated use of proceeds                     Page 9

     Investment objectives and policies            Page 10

     The properties                                Page 14

     Managers                                      Page 17

     Prior performance                             Page 19

     Compensation to managers and affiliates       Page 22

     Conflicts of interest                         Page 24

     Cash distributions and tax allocations        Page 27

     Income tax aspects                            Page 28

     Restrictions on transfer                      Page 39

     Summary of operating agreement                Page 39

     Reports to investors                          Page 45

     Plan of distribution                          Page 46

     Sales materials                               Page 48

     Legal proceedings                             Page 48

     Experts                                       Page 48

     Legal opinion                                 Page 48

     Financial statements                          Page 49

     Operating Agreement                           Exhibit A

     Prior Performance Tables                      Exhibit B

     Certain State Suitability Requirements        Exhibit C

     Subscription Agreement                        Exhibit D

                                2

                             SUMMARY
AEI FUND 24

  AEI Income & Growth Fund 24 LLC is a newly organized limited liability company that will acquire a portfolio of income-producing, net-leased commercial properties. Our objective is to acquire properties that provide:

        regular cash distributions of rents;

        stable performance from long-term leases with corporate tenants;

        growth in lease income through rent escalations;

        capital growth through appreciation in property values; and

        passive income that can be matched with passive losses from other investments.

To achieve these objectives we may, from time to time, sell properties and reinvest the proceeds in replacement net leased properties. We cannot assure you that we will achieve these objectives. AEI Fund 24 is not a "tax shelter" and is not intended to shelter any of your taxable income from other sources.

     Our operating agreement requires that AEI Fund 24's existence terminate in 2051. It is the current intention of our managers, however, to liquidate our properties and dissolve AEI Fund 24 eight to twelve years after we complete property acquisitions. Investors may also dissolve AEI Fund 24 earlier by majority vote.

RISKS

     An investment in our units involves a number of risks, including risks related to your inability to evaluate properties prior to purchase, our inability to diversify if only the minimum amount of capital is raised, the illiquidity of the units, the payments to be received by our managers, the discount at which any repurchase of units may occur, and potential management conflicts of interest that are described under "Risk Factors" starting on page 5.

PROPERTIES AND PROPERTY ACQUISITION

     We expect that most of the properties we acquire will be leased to corporate tenants in the chain or franchised restaurant industry, although some properties may be in the childcare or single-tenant retail industries. We will acquire all properties for cash: we will not use any debt financing to acquire properties. We did not own any properties when this prospectus was written. We will supplement this prospectus when we have identified any property we intend to purchase.

THE UNITS

     Each unit of limited liability company interest represents a $1,000 equity interest in AEI Fund 24. Unlike profit and loss from a corporation, which are taxed at the corporate level, profits, gains, losses and tax deductions from AEI Fund 24 are designed to be passed directly through to the investors and taxed only once at the investor level. The rental income we generate will normally be treated as "passive income" for tax purposes.

     Because  we  expect  to generate non-cash  depreciation  and amortization expenses that we should be able to deduct for tax purposes, some of the cash we generate and distribute should be "taxed deferred" (although not "tax sheltered"). There are risks to our ability to achieve these tax objectives described on page [8].
                                3

     As an investor and "limited member" of AEI Fund 24, you will have a different interest in our profits, losses and distributions than our managers. In addition, the cash you will receive from rents will be allocated and paid in proportions that are different than the cash you might receive from the sale or refinancing of our properties. Cash distributions will be made as follows:

1. After deducting operating expenses, rent and other income will be paid 97% to investors and 3% to managers.

2. After provision for reserves and operating expenses, cash from the sale of properties will be paid 99% to investors and 1% to managers. After our investors have received both
     (i) total cash distributions from property sales equal to their initial investment, plus (ii) a 7% annual, uncompounded return on their investment (whether from gains on property sales or rental income), 90% of the cash from the sale or refinancing of our properties will be paid to investors and 10% will be paid to managers.

THE MANAGERS

     This investment program will be managed by AEI Fund Management XXI, Inc., a Minnesota corporation operating from its principal offices at 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. Robert P. Johnson, President of AEI Fund Management XXI, will also serve as special managing member and will be responsible for overseeing the corporate manager's activities. Our managers can be reached at
(651) 227-7333 (toll-free 800-328-3519).

COMPENSATION TO THE MANAGERS

     In addition to paying our managers for their interests in the profits and losses as managing members of AEI Fund 24, we will reimburse our managers for the following services at their cost:

1.   The  organization  and  offering of units  in  AEI  Fund  24
     (estimated at $225,000 at minimum subscription level), almost all of which will be paid out to third parties.

2. The acquisition of properties (estimated at $45,000 at the minimum subscription level).

3.   The   administration  of  Fund  24,  including   management,
     leasing, releasing and sale of properties (estimated at $75,000 for first 12 months at the minimum subscription level).

      There are limits to the amount we pay to our managers for these reimbursements. The total payments for organization, offering the Units and acquiring properties (referred to as "front-end fees"), as well as amounts for providing administrative services to AEI Fund 24, are limited to the manager's cost and to what would be paid an unaffiliated third party. In addition, the amounts we pay for these front-end fees, plus the amount we pay to the managers for overhead and for the costs of persons that control the managers, cannot exceed the following:

       20% of subscription capital raised, plus

       10% of cash flow from operations less the interest in cash flow we pay our managers, plus

       5% of cash flow from properties managed by the manager, plus

       3% of the sales price of properties if the managers provide sales services.
                                4

                          RISK FACTORS

General Risks

     You will be relying on the managers to select properties and might not like the properties they select.

     When this prospectus was printed, we had not selected any properties. It is not likely that you will be able to evaluate properties before they are purchased. Although we will supplement this prospectus when we believe that a property will be acquired, you must rely upon the ability of our managers to choose properties. We cannot assure you that the properties our managers select will be favorable investments.

     YOU WILL NOT HAVE A RIGHT TO A RETURN OF YOUR INVESTMENT IF
     YOU DO NOT LIKE THE PROPERTIES PURCHASED.

     You will not have a right to withdraw from Fund 24 or to receive a return of your investment if you do not like the properties our managers purchase. We will have a limited unit repurchase program, but that program will not necessarily return your entire investment.

     YOU WILL HAVE LITTLE CONTROL OVER OPERATIONS.

     Except for limited voting rights, you will have no control over our management and must rely almost exclusively on the managers. The managers may take actions with which you disagree. You will not have any right to object to most management decisions unless the managers breach their duties.

     WE WILL MAKE PAYMENTS TO OUR MANAGERS FOR THEIR SERVICES
     WHETHER OR NOT WE ARE PROFITABLE.

     The operating agreement that governs our operations requires us to make payments to our managers for the services they provide whether or not we are profitable. Although the managers are required to act in a manner that is in our best interests, these payments may create conflicts in how the managers deal with us.

     THERE WILL NOT BE A MARKET FOR YOUR UNITS AND THERE WILL BE
     RESTRICTIONS PLACED ON THEIR TRANSFER.

     To avoid being taxed as a corporation, we are required to place significant restrictions on the transfer of units. That means that you will be required to receive approval from the managers before reselling or transferring your units. The managers are required to refuse a transfer when it would adversely affect our tax status. We will also require as a condition to the transfer of any units that you be fully apprised by the purchaser of the apparent value of your units, including the most recent redemption price. We will require you to confirm your understanding of this value by notifying us in writing. If the purchaser does not have this information, we will provide it to you. Our operating agreement provides that, if you agree to sell or transfer your units before this information is provided to you, the transfer agreement is void. Our operating agreement also provides that you must notify us when you agree to sell your units and that AEI Fund 24 will have a right to purchase your units at the same price by notifying you within 15 days. Because of these requirements, there will not be a

                                5


     public market for your units, you may not be able to sell them at the time you desire, and any sale may be at a substantial discount.

     YOU WILL NOT HAVE A RIGHT TO A RETURN OF YOUR CAPITAL PRIOR
     TO THE TERMINATION OF THE PROGRAM.

     Although we intend to dissolve earlier, we are not required to dissolve until 2051 unless you and a majority of the other investors vote to have us dissolve earlier. You will not have a right to redeem your units until we are dissolved. Although we will have a unit repurchase program, that program is limited, provides for discounts that may not provide you with full value for your investment, may be periodically suspended at the discretion of our managers, and is not available if there is not adequate capital to pay for repurchases.

     WE  MAY  NOT  BE  ABLE  TO  DIVERSIFY  OUR  INVESTMENTS  AND
     ACCOMPLISH ALL OF OUR INVESTMENT OBJECTIVES.

     If  we  raise  only  $1,500,000, we may  purchase  only  one property and the proportion of our capital spent on organizational and offering costs will be higher. While we intend to diversify our investments, we are under no obligation to do so and may invest in a single property. PENNSYLVANIA INVESTORS: Because the minimum is less than $2,400,000, you are cautioned to carefully evaluate our ability to accomplish our objectives and to ask about the current amount of subscriptions before you invest.

      WE  MAY  BE  FORCED  TO DISSOLVE IF BOTH  MANAGERS  DIE  OR
      WITHDRAW.

     If both our managers die, are removed, withdraw, or are declared bankrupt, AEI Fund 24 may be required to dissolve early. If we are forced to dissolve early, we might be required to sell our properties at disadvantageous prices. We will not carry insurance on the life of Robert Johnson, the special managing member and president of our manager.

     WE  ARE  NOT PROVIDING YOU WITH SEPARATE LEGAL OR ACCOUNTING
     REPRESENTATION.

     AEI Fund 24, our investors and our managers are not represented by separate counsel. Although our counsel has given the tax opinion referenced in the Tax Matters section of this prospectus, and an opinion that there is legal authority to issue the units, our counsel and accountants have not been retained, and will not be available, to provide other legal counsel or tax advice to individual investors.

     DISTRIBUTIONS IN THE EARLY STAGES OF OUR OPERATIONS MAY BE A
     RETURN OF CAPITAL.

     If our operating revenues are not sufficient to fund all our distributions, the cash you receive may represent a partial return of the capital you contribute. Because we intend to distribute a fixed amount of cash each quarter during the first 36 months of our operations, and do not expect to generate revenues that cover all those distributions, it is likely that some of the initial distributions you receive will be a return of capital.

     WE  ARE  REQUIRED TO INDEMNIFY OUR MANAGERS FOR  THEIR  GOOD
     FAITH  ACTIONS AND THE INDEMNIFICATION OBLIGATION MAY  CAUSE
     ANY LIABILITY THEY INCUR TO BE PAID BY AEI FUND 24.

     Under our operating agreement, our managers are not liable to us for any act or omission that they take in good faith and that they believe is in the best interest of AEI Fund 24, except for acts of negligence or misconduct. Under certain circumstances our managers will be entitled to

                                6

     indemnification from us for losses they incur in defending actions arising out of their position as our managers.


REAL ESTATE INVESTMENT RISKS

      DEFAULTS  BY  TENANTS MAY INTERRUPT CASH FLOW  OR  CAUSE  A
      DECLINE IN A PROPERTY'S VALUE.

     If a tenant defaults on its lease, we cannot assure you that we will be able to find a new tenant for the vacant property who will pay the same rental rate or that we will be able to sell the property without incurring a loss. If a tenant files for bankruptcy, we might not be able to quickly recover the property from the bankruptcy trustee. Because we probably could not obtain a new tenant while a property is held by a trustee, the property might not generate rent that covers our expenses associated with the property during this period.

     SOME PROPERTIES MAY BE SUITABLE FOR ONLY ONE USE AND MAY  BE
     COSTLY TO REFURBISH IF A LEASE IS TERMINATED.

     Some of the properties we buy may be designed for a particular tenant. If we own a property when the lease terminates and the tenant does not renew, or if the tenant defaults on its lease, the property might not be marketable without substantial capital improvements. Improvements could require the use of cash that would otherwise be distributed to you as an investor. Attempting to sell the property without improvements would also likely result in a lower sales price.

     WE  COULD  LOSE  MONEY ON CONSTRUCTION  LOANS  IF  A  TENANT
     DEFAULTS OR FOR OTHER REASONS.

     We intend to advance some funds (not more than 30% of available funds) to some tenants prior to acquisition of a property to assist in financing construction. This type of "construction lending" can be risky because cost overruns, nonperforming contractors, changes in construction codes and changes in cost can occur during construction that can cause default on the construction loan. If a defaults occurs, we might be required to foreclose on the mortgage (our security interest in the property). During a period of redemption after foreclosure we would not be able to sell the property and the property would likely not produce income. If we acquire the property through foreclosure, we might not be able to resell the property at a price equal to the principal amount of the loan. If the property is only partially complete at the time we foreclose, we may also need to pay for its completion to enhance its sale.

     WE  CAN  REINVEST PROCEEDS FROM SALES OF PROPERTIES  IN  NEW
     PROPERTIES WITHOUT YOUR APPROVAL.

     We may, from time to time, sell properties and reinvest the proceeds in new net leased properties rather than distributing all the proceeds to you (although we intend to distribute any net cash gain from property sales). You will not have the right to receive cash when we sell properties and must rely on the ability of our managers to find replacement properties in which to reinvest the proceeds. Upon the final sale of all our properties, if we provide financing to purchasers, our liquidation and the distribution of cash to you could be delayed until such financing is fully collected.

     THE  INSURANCE WE PURCHASE FOR OUR PROPERTIES MIGHT  NOT  BE
     ADEQUATE TO COVER LOSSES WE INCUR.

     Our   managers  will  arrange  for  comprehensive  insurance
     coverage on our properties. Some losses (generally of a catastrophic nature) may be either uninsurable or not


                                7

     economically  insurable.   If a disaster  occurs,  we  could
     suffer a complete loss of capital invested in, and any profits expected from, the affected properties.


FEDERAL INCOME TAX RISKS

     OUR OPERATIONS COULD AFFECT THE PROPRIETY OF ALLOCATIONS AND
     CAUSE ADDITIONAL TAX AND PENALTIES.

     Each investor will be entitled to deduct his or her share of any tax losses and will report his or her share of any income and gain on the investor's tax return. Whether these allocations will be honored by the IRS depends on a number of facts related to our future operations. Because we have not commenced operation, our counsel has not rendered an opinion as to these allocations. If these allocations were not honored by the IRS, a change in the tax treatment of income, gain, loss and deduction from AEI Fund 24 could occur and, on audit, each investor could be forced to pay taxes or penalties, or both.

     THE  TIMING OF TAX DEDUCTIONS COULD BE CHALLENGED  BASED  ON
     THE  ALLOCATION  OF "BASIS" AMONG PROPERTIES  AND  INVESTORS
     COULD BE SUBJECTED TO INCREASED TAX.

     Our managers will allocate the purchase price of properties among buildings (the cost of which is depreciable), personal property (the cost of which is depreciable over a shorter period), and the underlying land (the cost of which is not depreciable). Because properties have not been purchased, our counsel has not rendered an opinion on whether the allocation of purchase price, the rate of depreciation or the timing of deductions is proper. If the IRS successfully challenged these allocations, investors could lose a portion of the deductions and be subject to increased taxable income in the early years of operations.

     THE  RESALE OF PROPERTIES COULD CAUSE GAINS TO BE TAXED  AS
     ORDINARY INCOME.

     If we were characterized as a "dealer" in real estate when properties are sold, then gain or loss on sales will be considered ordinary income or loss. Because our character as a dealer in real estate is dependent on future events and the timing of property purchases and sales, our counsel has not rendered an opinion on this issue. Because ordinary income is, in most cases, taxed at higher rates than capital gain, if we were characterized as a dealer the taxes you are required to pay on the income (if any) we generate could increase.

     THE  STRUCTURE OF THE PURCHASE AND LEASE TRANSACTIONS OF AEI
     FUND  24  COULD  CAUSE LOSS OF SOME DEPRECIATION  AND  OTHER
     DEDUCTIONS.

     Sale leaseback transactions in which the landlord provides certain options to the seller/lessee, such as a purchase option at a fixed price, could cause the IRS to conclude the transaction is not a true lease. If this were to occur, we would not be able to use some of the deductions we anticipate and more taxable income would be recognized during operation of a property.

     INCORRECT    ALLOCATION   OF   EXPENSES   AMONG    START-UP,
     ORGANIZATION  AND  SYNDICATION  COULD  CAUSE  MORE   TAXABLE
     INCOME.

     Our managers will allocate expenses during our early stages of operation to start-up, organization, syndication and acquisition expenses for purposes of the deduction or capitalization of such expenses. These allocations cannot be made until the expenses are incurred and, therefore, our counsel has not rendered an opinion as to their propriety.

                                8

     If the IRS determined that the allocations were improper, we could lose some deductions and our investors would recognize more income during the early stages of the operation of properties.
                         WHO MAY INVEST

      To purchase units you must be able to represent in writing that you have either:

          A net worth (exclusive of homes, home furnishings and automobiles) of at least $45,000 and an annual gross income of at least $45,000; or

          Irrespective of annual gross income, a net worth of at least $150,000 determined with the same exclusions.

      If  you  are  purchasing through  a  trust,  IRA  or  other fiduciary account, these standards must be met by the beneficiary, the trust or other fiduciary account itself, or by the trust donor or grantor if they are a fiduciary and directly or indirectly supply the funds for the purchase.

     You will be required to purchase a minimum of two and one-half units ($2,500) unless you are investing through an IRA or other tax-qualified plan. The minimum investment for IRAs and other tax-qualified plans is two units ($2,000), provided that the person who established the account or plan meets the standards for an individual investor. An investment in AEI Fund 24 will not create an IRA or other tax-qualified plan for any investor.

     Investment firms that participate in the distribution of this offering and solicit orders for units are required to make every reasonable effort to determine that the purchase is appropriate for each investor. In addition to net worth and income standards, the investment firms are required to determine:

       whether you can reasonably benefit from an investment in the units based on your investment objectives,

       your ability to bear the risk of the investment, and

       your understanding of the risks of the investment.

They must also determine whether you understand:

       the lack of liquidity of the units,

       the restrictions on transferability of the units,

       the background and qualifications of our managers, and

       the tax consequences of the investment.

     Additional requirements applicable to residents of some states are set forth in Exhibit C to this prospectus.

     In addition to other considerations, trustees and custodians of tax-qualified plans should consider the diversification requirements of ERISA in light of the nature of an investment in, and the compensation structure of, the investment and the potential lack of liquidity of the units. The prudence of a particular investment must be determined by the responsible fiduciary taking into account all the facts and circumstances of the tax-qualified retirement plan and the investment.


                                9

                         CAPITALIZATION


     The capitalization of AEI Fund 24 at                , 2001,
and after the issuance and sale of the minimum of 1,500 units is as follows:



                                                       After Sale of
Title of Class                                          1,500 Units

Managers' Capital                $   1,000              $     1,000
Investors' Capital                                        1,500,000
Less Offering Expenses                                     (225,000)
                                  ---------              -----------
Total Captial                    $   1,000              $ 1,275,000
                                  =========              ===========



                                10


                    ESTIMATED USE OF PROCEEDS

     We expect to have approximately $1,275,000 available for investment in properties and reserves if $1,500,000 is raised and $20,640,000 if $24,000,000 is raised. The following table shows how we expect to use these proceeds. Some of the items below cannot be precisely calculated and could vary materially from the amounts shown.


                                     Minimum                 Maximum
                                  (1,500 Units)           (24,000 Units)
                            Dollars        Percent     Dollars        Percent

Gross Offering Proceeds   $ 1,500,000      100.0%    $24,000,000      100.0%

Less Offering Expenses:

  Selling Commissions and
   Nonaccountable Expenses   (150,000)       10.0%    (2,400,000)       10.0%

  Other Offering Expenses     (75,000)        5.0%      (960,000)        4.0%
                           -----------   ----------   -----------   ----------

Amount Available for Investment
   (net proceeds)         $ 1,275,000       85.0%    $20,640,000       86.0%

Acquisition Expenses          (45,000)        3.0%      (720,000)        3.0%

Working Capital Reserve       (15,000)        1.0%      (240,000)        1.0%
                           -----------   ----------   -----------   ----------

Cash Available for Purchase
  of Properties           $ 1,215,000       81.0%    $19,680,000       82.0%
                           ===========   ==========   ===========   ==========



     The amount available for investment in properties will not, in any event, be less than 80% of gross offering proceeds. We will hold the proceeds of the offering in trust for the benefit of the purchasers of units and use them only for the purposes set forth above.

     We will continue to offer and sell units for 12 months after the date of this prospectus. At the election of our managers, we may offer units during a second 12 months. We will not commit to invest more money in properties than we raise through the sale of units. Accordingly, our managers believe that we will have adequate capital to fund our operation for the first 24 months of operation.



                                11


                  INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT OBJECTIVES

     We intend to acquire income-producing, single-tenant, net-leased commercial properties located throughout the United States. We may also sell properties from time to time and purchase replacement properties when our managers believe conditions are favorable and that we can profit from this type of sale and reinvestment. We may commit to purchase properties when construction is completed either at agreed prices or subject to pricing formulas.

ACQUISITION OF PROPERTIES

     We will not purchase or lease any property from, or sell or lease any property to, our managers or their affiliates. We may, however, purchase property that our managers or their affiliates purchased in their own name to help us acquire the property. If we do, we will purchase the property from our managers or affiliate at a price no greater than the price they paid, plus acquisition and holding expenses.

     Although we do not intend to acquire any unimproved or undeveloped properties, or to participate in the development of any properties, we may acquire raw land prior to the building of improvements and may advance funds or make loans in connection with the construction of properties which we intend to acquire. If we make construction loans, the loan will be secured by the land or both the land and improvements under construction. Construction loans will not exceed 30% of offering proceeds.

     We will obtain an independent appraisal of the fair market value of each property we acquire. Nevertheless, our managers will rely on their own analysis, and not on the appraisals, in determining whether to acquire a particular property. Copies of appraisals will be retained at our offices for at least five years and will be available for inspection and duplication by any investor. Prior to the acquisition of a property, we will be provided with evidence satisfactory to our managers that we will acquire marketable title to the property, subject only to acceptable liens and encumbrances. Such evidence may include a policy of title insurance, an opinion of counsel or such other evidence as is customary in the locality in which the property is situated.

TEMPORARILY INVESTED FUNDS

     After release from escrow, and before investment in properties, we will invest all funds in short-term government securities or in deposits with a financial institution and will earn interest at short-term deposit rates. We will distribute to the investors as a return of capital any of the net proceeds of this offering (except for amounts used to pay operating expenses or to establish working capital reserves as determined by our managers) that have not been invested or committed for investment in real property within 24 months after the date of this prospectus or six months after termination of the offering of units, without interest but together with a proportionate amount of any commissions or other organization and offering expenses. All funds will be available for our general use during this period and may be expended in operating any properties that have been acquired.

     For purposes of the foregoing, we will consider capital as being committed to properties, and will not return capital to the investors, if written contractual agreements have been signed prior to the period described above, regardless of whether the property is ultimately purchased. To the extent that funds have been reserved to make contingent payments in connection with a property under a written contractual agreement, or because our

                                12


managers determine that additional reserves are necessary in connection with a property, regardless of whether such payment is ultimately made, funds will not be returned to investors.

SALE OF PROPERTIES

     At the discretion of our managers, we will either distribute all or a portion of the net proceeds from sale of properties to investors or reinvest net proceeds in properties that meet our acquisition criteria. We will not reinvest net proceeds from the sale of a property unless enough cash is distributed to investors to pay income taxes resulting from the sale, assuming they are taxed at a rate of seven percent above the individual capital gains rate.

     We may sell co-tenancy or other fractional interests in properties, rather than selling our entire interest in a property. Our managers believe that sales of smaller interests through exchanges designed to comply with Section 1031 of the Internal Revenue Code can result in greater overall profits than listing and selling the property through a real estate broker. In those instances in which we do not sell all of a property, we will retain, either alone or with another program sponsored by affiliates of our managers, the authority to manage the property.

     Although we intend to sell our properties for cash, purchase money obligations secured by mortgages may be taken as partial payment. The terms of payment may be affected by custom in the area in which the property is located and by prevailing economic conditions. To the extent we receive notes and property other than cash, that portion of the proceeds will not be included in net proceeds from sale until and to the extent the notes or other property are actually collected, sold, refinanced or otherwise liquidated. Therefore, the distribution to investors of the cash proceeds of a sale may be delayed until the notes or other property are collected at maturity, sold, refinanced or otherwise converted to cash.

     We may receive payments (cash and other property) in the year of sale in an amount less than the full sales price, and subsequent payments may be spread over several years. The entire balance of the principal may be a balloon payment due at maturity. For federal income tax purposes, unless we elect otherwise, we will report the gain on such sale proportionately under the installment method of accounting as principal payments are received.

JOINT VENTURE INVESTMENTS

     We may purchase property jointly with another program sponsored by our managers or their affiliates. We will make these joint ventured investments only with a program that has investment objectives and management compensation provisions substantially the same as those of AEI Fund 24. Our ability to enter into a joint venture may be important if we wish to acquire an interest in a specific property but do not have sufficient funds (or, at the time we enter into a commitment to acquire a specified property, cannot determine whether we will have sufficient funds) to acquire the entire property.

     In any joint venture with another fund sponsored by our managers or their affiliates, the following conditions must be satisfied:

      The joint venture must have comparable investment objectives and the investment by each party to the joint venture must be on substantially the same terms and conditions;

      We will not pay more than once for the same services and will not act indirectly through any such joint venture if we would be prohibited from doing so directly;

      The compensation of the managers and such affiliates in the other fund must be substantially the same as their compensation in AEI Fund 24; and

                                13

      We must have a right of first refusal to purchase the other party's interest if the other party to the joint venture wishes to sell a property.

     There is a potential risk of impasse on joint venture decisions and a risk that, even though we will have the right of first refusal to purchase the other party's interest in the joint venture, AEI Fund 24 may not have the resources to exercise such right.

DISTRIBUTIONS

     We intend to distribute net cash flow from operations to investors within 30 days after the close of each fiscal quarter. The amount of any distribution will depend upon the degree to which operations have been profitable and have generated cash flow. We will not use net cash flow from operations (rent) to acquire properties, although we may hold cash flow reserves and may use cash flow to repurchase units. Distributions to investors who elect to participate in a distribution reinvestment plan will be applied to the purchase of additional units.

     We may make distributions of a fixed percentage of investments on a quarterly basis during the first few years of our operations. Because these distributions may exceed the amount of cash we generate during this period, a part of the distribution may constitute a return of the your initial investment. After that time, the distribution rate will be allowed to float quarterly based on the cash flow or proceeds of sale available for distribution.

RESERVES FOR OPERATING EXPENSES

     Our managers expect that about 1% of the offering proceeds will initially be reserved to meet costs and expenses. To the extent that such reserves and any income are insufficient to defray our costs and other obligations, it may be necessary to sell properties, possibly on unfavorable terms. During the holding period of a property, we may increase reserves to meet anticipated costs and expenses or other economic contingencies. If our managers determine that reserves are not necessary for operations, the excess may be distributed to investors.

MANAGEMENT OF PROPERTIES

     Our managers or their affiliates will manage each property, and enforce the lease obligations of the tenants. The managers will:

     negotiate disputes with tenants;

     relet and remodel properties;

     receive and deposit monthly lease payments;

     periodically verify payment of real estate taxes and insurance coverage; and

     periodically inspect properties and tenant sales records, where applicable.

     Because our properties will be net leased, the tenants will be responsible for most of the day-to-day on-site management, taxes, insurance and maintenance expenses of the properties.

CHANGES IN INVESTMENT OBJECTIVES AND POLICIES

     As an investor, you will have no voting rights with respect to the establishment, implementation or alteration of our investment objectives and policies, all of which are the responsibility of our managers. Nevertheless, our managers will not make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of investors owning in the aggregate more than 50% of outstanding units.

                                14

                         THE PROPERTIES

     We had not acquired any properties when this prospectus was printed. Our managers are continually evaluating properties for acquisition and engaging in negotiations with sellers, tenants and developers regarding the potential purchase of properties. Depending upon the amount of proceeds available from this offering, our managers intend to diversify the type and location of properties we acquire. We have not placed any limitations on the amount or percentage of assets that may be invested in any one property. Although we currently intend to purchase two or more properties with the net proceeds of this offering, we may purchase only a single property if, in our manager's judgment, that would be in the best interest of AEI Fund 24.

      Our leases will provide that risks such as fitness for use or purpose, design or condition, quality of material or workmanship, latent or patent defects, compliance with specifications, location, use, condition, quality, description or durability will be borne by the lessee. It is customary in commercial property transactions that leases provide for early termination upon the occurrence of certain events (e.g., casualty or substantial condemnation). Some commercial leases, particularly those for properties used in the sale of retail goods or services, require that the landlord bear the costs of maintaining the structural integrity of the building, including the roof and foundation.

ACQUISITION CANDIDATES

      Many of our properties will be leased to tenants in the chain or franchise restaurant industry, although there is no prohibition on the acquisition of properties in other industries. Currently, we expect that we may also acquire a limited number of properties in the childcare or single tenant retail industries. Our managers intend to monitor industry trends and invest in properties that serve to provide the most favorable return balanced with risk.

     The restaurant industry is a large and growing segment of the economy. Annual sales of the top 100 restaurant chains exceeded $118 billion in 1999. With a steady increase in the number of two-income families and a rapidly expanding senior citizen population, demographic trends are particularly favorable for the casual dining segment of the restaurant industry. Because this industry is highly property-dependent, our managers believe it offers some of the best sale leaseback investment opportunities. Our managers believe that this industry includes a number of companies and franchisees with established track records that are attractive. Prior programs sponsored by our managers or their affiliates have invested in properties leased to entities, or franchisees of entities, such as the following:

     Applebees       Champps         Arby's    Marie Calender's
    TGI Fridays    Taco Cabana      Perkins        Denny's


ACQUISITION CRITERIA

     In   determining  whether  a  property  may  be  a  suitable
acquisition, our managers will consider the following factors, among others:

     The creditworthiness of the lessee and the lease guarantor, if any, and their ability to meet the lease obligations;

     The terms of the proposed lease and guaranty, if any, including any provisions relating to rent increases and the passing on of operating expenses to tenants;

     The location, condition, use and design of the property and its suitability for a long-term net lease;

                                15

     The demographics of the community in which a property is located;

     The prospects for long-term appreciation of the property;
     and

     The prospects for long-range liquidity of the investment.

     Acquisitions may vary from these standards if justified to our managers.

PROPERTY UPDATES

     During the offering period, if there is a reasonable probability that a property will be acquired, we will supplement this prospectus to disclose important information about the property. Based upon the experience and acquisition methods of our managers, this will normally occur when a legally binding purchase agreement is signed for a property, but may occur sooner or later depending upon the circumstances involved.

     Supplements to this prospectus will describe the property to be acquired, the proposed terms of purchase, the financial results of any prior operations of the property, and other information considered appropriate for an understanding of the transaction. Upon termination of this offering, no further supplements to this prospectus will be distributed, but we will continue to provide investors with acquisition reports containing substantially the same information regarding the properties acquired. You should understand that you should not rely on the initial disclosure of a proposed acquisition as our assurance that we will ultimately consummate the acquisition or that the information provided concerning an acquisition will not change between the date of this prospectus (or supplement) and the actual purchase date.


                            MANAGERS

FIDUCIARY RESPONSIBILITY

     Our managers are accountable to us as fiduciaries and must exercise good faith in handling our affairs. Our managers have fiduciary responsibility for the safekeeping and use of all our capital and assets, whether or not in the managers' possession or control. Our managers are prohibited from employing, or allowing any other person or entity to employ, our capital or assets in any manner except for the exclusive benefit of our investors.

     The managers will not be liable us or our investors for acts or omissions which may occur in the exercise of their judgment, as long as their actions were made in the good faith belief that the actions were in the interest of AEI Fund 24 and not the result of negligence or misconduct. We will indemnify the managers for any claim or liability arising out of their activities on its behalf, unless the claim or liability was the result of negligence or misconduct.

     In the opinion of the SEC, and the securities administrators of most states, indemnification for liabilities arising under securities laws is against public policy and therefore unenforceable. If a claim for indemnification for liabilities under securities laws is asserted by our managers in connection with registration of the units, we will submit to a court of appropriate jurisdiction, after apprising such court of the position of the SEC and state securities administrators, the question of whether indemnification by it is against public policy and will be governed by the final adjudication of such issue.

MANAGEMENT

     Our managers will have the sole and exclusive right, power and responsibility to manage our business, including, under certain limited circumstances not involving the acquisition of

                                16

properties, the right and power to have it obtain loans secured by its property. Our managers will make all of the investment decisions, including:

      decisions relating to the properties to be acquired,

      the method and timing of any refinancing of such properties,

      the selection of tenants,

      the terms of leases on such properties, and

      the method and timing of the sale of our interest in properties.

     Our managers will coordinate and manage all of our activities, maintain our records and accounts, and arrange for the preparation and filing of all our tax returns. Certain of the administrative and management functions to be performed by our managers may be delegated to their affiliates, provided that any compensation to affiliates of our managers is at cost.

BACKGROUND AND EXPERIENCE OF MANAGEMENT

     AEI FUND MANAGEMENT XXI, INC. AEI Fund Management XXI, Inc., our manager, is a Minnesota corporation formed in 1994 to serve as a general partner of AEI Income & Growth Fund XXI Limited Partnership, an affiliated limited partnership with investment objectives and structure similar to AEI Fund 24. The sole shareholder and director of our manager is Robert P. Johnson, who also serves as its President. Each of the officers of our manager also holds a position as an officer in the corporations formed to serve as general partners of prior funds sponsored by the managers and their affiliates. The officers and sole director of the manager are as follows:

     Name                     Age            Position
     Robert P. Johnson        56      Sole Director, Chief Executive
                                      Officer and President

     Mark E. Larson           48      Chief Financial Officer,
                                      Treasurer and  Secretary

[Graphic: Picture of Robert P. Johnson]

     ROBERT P. JOHNSON will also serve as our special managing member. Mr. Johnson is the President, Chief Executive Officer, sole shareholder and sole director of the manager. From 1970 to the present he has been employed exclusively in the investment industry, specializing in limited partnership investments. In that capacity, he has been involved in the development, analysis, marketing and management of public and private investment programs investing in net lease properties as well as public and private investment programs investing in energy development.

     Since 1971, Mr. Johnson has been the President, a director and a registered principal of AEI Securities, Inc., which is registered with the Securities and Exchange Commission as a securities broker-dealer, is a member of the National Association of Securities Dealers, Inc. (NASD) and is a member of the Security Investors Protection Corporation (SIPC). Mr. Johnson has been President, a director and the principal shareholder of AEI Fund Management, Inc., a real estate management company founded by him, since 1978. Mr. Johnson is currently a general partner or principal of the general partner of each of the limited partnerships set forth under "Prior Performance." Although not currently subject to any material contingent liabilities, Mr. Johnson could become subject to the claims of creditors as a general partner of such limited partnerships or other Funds he manages.


[Graphic: Picture of Mark E. Larson]

     MARK E. LARSON, a Certified Public Accountant, is Chief Financial Officer, Secretary and Treasurer of the manager, and is a director of AEI Fund Management, Inc. and has been employed by AEI Fund Management, Inc. and affiliated entities since 1985. From 1979 to 1985, Mr. Larson was with Apache Corporation as manager of Program Accounting responsible for the accounting and reports for approximately 45 public partnerships. Mr. Larson will

                                17


be primarily responsible for supervising the accounting functions of the manager and AEI Fund 24, including coordination of reports to the SEC and investors.

AEI FUND MANAGEMENT, INC.

     Most of our management services will be provided on behalf of our manager by AEI Fund Management, Inc., a Minnesota corporation  having the same officers as the  manager.  AEI  Fund
Management, Inc. is a property and program management company that provides services to the 13 publicly syndicated, and 2 privately placed, real estate programs that are described under the caption "Prior Performance" below.

     The sponsors are using a separate company, (AEI Fund Management XXI, Inc.) as the corporate manager so that our operations are not affected by operations of the other real estate programs for which they provide services. AEI Fund Management employs approximately 25 persons, two of whom are engaged primarily in property acquisitions, two in property management, three in property sales, seven in accounting and financial reporting, seven in investor and dealer support services and two in general administrative services. AEI Fund Management, Inc. has the same officers as AEI Fund Management XXI, Inc. Management services from AEI Fund Management, Inc. will be billed to us directly.


                           PRIOR PERFORMANCE

     During the past 28 years, Mr. Johnson and affiliates have syndicated 13 public and 13 private net lease property investment partnerships in the United States.

     Since 1984, Mr. Johnson and affiliates have formed, syndicated and now manage 13 public real estate partnerships that have purchased, for cash, single tenant properties under long-term net leases. With the exception of size and the ability to use mortgage indebtedness for the acquisition of properties, all of such partnerships are similar to AEI Fund 24. The public partnerships sponsored by Mr. Johnson and affiliates include the following:


  Fund Name                          Month               Investment
                                  Offering was             Raised

Net Lease Income & Growth
 Fund 84-A Limited Partnership    December 84          $ 5,000,000

AEI Real Estate Fund 85-A
 Limited Partnership              June 85              $ 7,500,000

AEI Real Estate Fund 85-B
 Limited Partnership              February 86          $ 7,500,000

AEI Real Estate Fund 86-A
 Limited Partnership              July 86              $ 7,500,000

AEI Real Estate Fund XV
 Limited Partnership              December 86          $ 7,500,000

AEI Real Estate Fund XVI
 Limited Partnership              November 87          $15,000,000

AEI Real Estate Fund XVII
 Limited Partnership              November 88          $23,388,750

AEI Real Estate Fund XVIII
 Limited Partnership              December 90          $22,783,050

AEI Net Lease Income & Growth
 Fund XIX Limited Partnership     February 93          $21,157,928

AEI Net Lease Income & Growth
 Fund XX Limited Partnership      January 95           $24,000,000

AEI Income & Growth Fund XXI
 Limited Partnership              January 97           $24,000,000

AEI Income & Growth Fund XXII
 Limited Partnership              January 99           $16,917,222

AEI Income & Growth
 Fund 23 LLC                      March 01             $10,023,708*


* Represents proceeds raised throgh November 30, 2000


     A   total   of  approximately  15,000  investors   purchased
interests in these partnerships.

     The properties purchased by all of these partnerships were new, or recently constructed, net leased commercial properties. At October 31, 2000, approximately $215 ,000,000 of properties had been purchased or were under contract for purchase. The following table sets forth the geographic distribution of the 163 properties purchased, or under contract for purchase, by prior public partnerships:


Alabama    4  Illinois  4  Michigan   7  New Mexico    1  Tennessee     3
Arizona    5  Indiana   5  Minnesota 12  North Caro.   3  Texas        43
Arkansas   1  Iowa      2  Missouri   5  North Dakota  1  Virginia      5
California 4  Kansas    1  Montana    1  Ohio         14  Wisconsin     4
Colorado   6  Kentucky  1  Nebraska   4  Oregon        1
Florida    6  Louisiana 4  Nevada     3  Pennsylvania  1
Georgia    4  Maryland  1  New Hamp.  1  South Caro.   3


[Graphic: Map of United States showing states where AEI funds own properties]



     By cost, approximately 73% were restaurants and the balance were other retail properties. Upon request, and upon payment of a fee to cover costs of reproduction and mailing, the managers will provide any potential investor with a copy of the Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for any of these partnerships. These annual reports are also available at the SEC's web site at www.sec.gov.

                                18

     All but four of the private partnerships were specified property offerings. Of the remaining private partnerships, one acquired four properties on a "blind pool" basis, one is a private partnership that acquired seven properties on a blind pool basis, one is a private partnership that acquired four properties on a blind pool basis and one is a private partnership currently being offered to accredited investors on a blind pool basis. As with this offering, the primary objective of the earlier private partnerships was production of income (not tax shelter) by investment in single-tenant properties under leases requiring tenants to pay most of the operating costs of the properties. Many of the private partnerships acquired properties with indebtedness.

     Like most entities engaged in real estate operations, the partnerships sponsored by the managers and their affiliates have owned some properties leased to tenants that failed to fully perform under the terms of their leases, including timely payment of rent. When a tenant defaults, the affiliates managing the properties take such action as they deem prudent in commercial lease transactions. Such actions may include termination of leases, in which the property may be relet to a new tenant or sold. When tenants fail to meet their lease obligations, rental payments will likely be interrupted. Although this interruption may cause a decrease in distributions of cash flow for a period of time, the public partnerships have diversified their acquisitions. Because of this, no default, or series of defaults, has caused a public partnership sponsored by the managers to miss a quarterly cash distribution or to have inadequate cash to fund operations. It is a continuing objective of the managers to minimize tenant defaults through careful property evaluation of the creditworthiness of lessees and by renegotiating leases or locating new tenants with the intent of minimizing any interruption of rents.


                COMPENSATION TO MANAGERS AND AFFILIATES

     AEI Fund Management XXI and AEI Fund Management will provide nearly all of the operational services we require and will be compensated accordingly. AEI Securities will coordinate the sale of units and will receive commissions and expense allowances, most of which will be paid or "reallowed" to other broker-dealers that solicit subscriptions for the program. AEI Fund Management will provide administrative services and we will reimburse it for all of its expenses in furnishing services at its "cost," including a portion of its general expenses directly related to the furnishing of such services. In addition, AEI Fund Management XXI and Robert P. Johnson, as our managing members, will receive an interest in net cash flow and net proceeds from sale of properties. Robert P. Johnson, the individual manager, is the sole shareholder and the chief executive officer of AEI Fund Management XXI, AEI Fund Management and AEI Securities.

     The following table describes the forms of compensation, distributions and cost reimbursements that we will, or may, pay to AEI Fund Management XXI, AEI Fund Management and AEI Securities for their services in connection with our organization, operation and liquidation, assuming the minimum 1,500 units and the maximum 24,000 units are sold. The following arrangements were formulated by our managers and are not the result of arm's-length negotiations.




   Person or               Form and Method              Estimated
     Entity                of Compensation                Dollar
   Receiving                                              Amount
  Compensation

                           Offering  Stage

AEI                  Selling commissions and         $2,520,000 maximum and
Securities, Inc.     nonaccountable expense          $157,500 minimum, all
                     allowance equal to 10%          but approximately
                     of proceeds, all or  a          $480,000 (maximum) and
                     portion of which may be         and $30,000 (minimum) of
                     reallowed   to   other          which is expected to be
                     investment firms, and a         reallowed.
                     1/2%    due   diligence
                     allowance, a portion of
                     which will be reallowed
                     to other investment firms.

Managers and         Reimbursement  at  cost         Estimated $840,000
Affiliates           for other organization          maximum and $67,500
                     and offering expenses. (1)      minimum, but subject
                                                     to limitation (2). Most
                                                     organization and offering
                                                     expenses are  paid to
                                                     nonaffiliates.




                           Property Acquisition Stage

Managers and         Reimbursement at cost for       Estimated $720,000
Affiliates           all acquisition expenses (3).   maximum and $45,000
                                                     minimum, but subject to
                                                     the limitation (3).

                               -22-

                           Operating Stage

Managers             Three percent (3%) of net       Not presently
                     cash flow.                      determinable

Managers and         Reimbursement at cost for all   Estimated $75,000 to
Affiliates           administrative expenses,        $250,000 for the first 12
                     including all expenses related  months of operations and
                     to management and disposition   and $20,000 to $280,000
                     of AEI Fund 24's properties     each year after that.
                     and all other transfer agency,  The cumulative amount
                     reporting, investor relations   of such expense
                     and other administrative        reimbursements for
                     functions (4).                  general overhead of the
                                                     the managers and
                                                     affiliates,  and for
                                                     controlling person
                                                     expenses,  together
                                                     with front- end fees and
                                                     sales expenses, are
                                                     subject to limitation(4).



                           Property Sale or Financing Stage

Managers             1% of distributions of net      Not presently
                     proceeds of sale until          determinable
                     investors have received an
                     amount equal to (a) their
                     "adjusted capital
                     contributions," plus (b) an
                     amount equal to 7% of their
                     adjusted capital
                     contributions per annum,
                     cumulative but not compounded,
                     to the extent not previously
                     distributed. 10% of
                     distributions of net proceeds
                     of sale thereafter.

1. Includes federal and state securities registration fees, fees of counsel, accountant's fees, printing expenses, and other out-of-pocket expenses paid to nonaffiliates.

2. To the extent organization and offering expenses, including payments to AEI Securities and third parties, when added to Acquisition Expenses exceed 20% of the capital contributions, they will be borne by the managers.

3. Acquisition expenses include amounts paid for legal fees, travel and communication, appraisal costs, accounting fees, title expenses and other expenses in acquiring properties. These expenses will be paid at "cost," which includes the time spent by the manager's employees in performing these services.

4. Subject to the limitations set forth in Section 6.2b of the Operating Agreement, we will reimburse our managers and their affiliates at cost for administrative expenses in managing all our operations. These expenses include costs they incur providing services for the acquisition, leasing and operation of our properties, including:

     the salaries, fees and expenses paid to employees and consultants of our managers and their affiliates for work they perform on our behalf;

     office rent, telephone, travel, employee benefit expenses and other expenses attributable to providing such services.

Our managers allocate and charge us for a majority of these expenses based on the number of hours devoted by their employees to our affairs, as recorded on employee daily time records. They allocate some expenses at the end of each month based upon the number of our investors and our capitalization as compared to other programs that they manage. Our managers have committed that they will not obtain expense reimbursements for general overhead and for controlling person expense to the extent the reimbursements exceed, together with Front-End Fees and sales expenses, the sum of 20% of capital contributions, 5% of revenues from properties, a 3% sales commission, and 7% of net cash flow.

     We will not pay real estate commissions to our managers or their affiliates for the purchase or sale of any of our properties. We will, however, compensate our managers and their affiliates at their cost, subject to the limitations set forth in the preceding table and in Section 6.2 of our operating agreement, for all expenses they incur in connection with the purchase and sale of properties which may include bonus compensation to non-controlling employees. We will not pay acquisition fees to our managers. Further, we will not compensate our managers or their affiliates for services not described in the table above.


                        CONFLICTS OF INTEREST

     We will be subject to actual and potential conflicts of interest arising out of relationships with our managers and their affiliates. These conflicts include:

LACK OF ARM'S-LENGTH NEGOTIATIONS WITH MANAGEMENT

     Our managers may realize income from AEI Fund 24 during our operations and upon our liquidation. Our agreements and arrangements with the managers, including those relating to compensation, were not negotiated at arm's-length. The interests of our managers and our investors with respect to the timing and price of any sale may also conflict because a significant portion of our managers' compensation will not be payable until the sale of properties.

OTHER REAL ESTATE ACTIVITIES OF MANAGERS

     Our managers and their affiliates are actively engaged in the commercial real estate business as general partners in other programs. Mr. Johnson also intends to have his company offer additional real estate programs in the future. We will not have independent management but will rely on our managers and their affiliates for our operations. Our managers will devote only so much of their time to our business as, in their judgment, is reasonably required. We anticipate that, although Mr. Johnson may devote approximately 30% of his time to our business while we are offering units and acquiring property, he may devote less than 10% of his overall work time after properties are acquired. The allocation by our managers of their time, services and functions among current programs and future programs they might sponsor, as well as other business ventures in which they may be involved, may create conflicts of interest. Our managers believe that they have, or can retain directly or through affiliates, sufficient staff to be fully capable of discharging their responsibilities to all programs with which they are affiliated.

COMPETITION  WITH  MANAGERS  AND OTHER  AFFILIATED  PROGRAMS  FOR
PURCHASE AND SALE OF PROPERTIES

     Our managers and their affiliates may engage in other business ventures, including forming and sponsoring other public or private programs, and neither AEI Fund 24 nor any of our investors will be entitled to any interest in those programs.

     It is possible that we will periodically have money available to acquire additional properties at the same time as other programs sponsored by our managers or their affiliates. If this happens, conflicts of interest will arise as to which program should acquire a particular property. Our managers will review the investment portfolio of each program and will make a decision as to which program will acquire the property on the basis of several factors, including:

       the cash flow requirements of each program;

       the degree of diversification of each program;

       the estimated income tax effects of the purchase on each program;

       the amount of funds available to each program; and

       the length of time such funds have been available for investment.

     If funds are available in two or more programs to purchase the same property, and the factors enumerated above have been evaluated and deemed equally applicable to each program, the property will be acquired by the program that first reached its minimum investment level. Any other conflicts will be resolved by our managers in their sole discretion.

     Conflicts of interest may arise when we attempt to sell or rent our properties. Our managers may sell less than a 100% interest in a property and we may then own a fractional interest in that property. Our managers may be forced to choose between selling a property we hold and a property held by the manager or by an affiliated program. Such conflicts will be resolved by our managers, in their discretion, after consideration of the investment objectives of the program holding the property and the length of time until the planned final disposition of properties. Our managers may allow the sale of a fractional interest they hold or that is held by an affiliated program prior to the sale of an interest we hold. We cannot assure you that the terms of sale of all fractional interest in a property sold at different times will be the same.

POSSIBLE JOINT INVESTMENT WITH AFFILIATED PROGRAMS

     We  may  invest  in  property jointly with  another  program
sponsored   by  our  managers  or  their  affiliates  under   the
conditions described in "Investment Objectives and Policies-Joint

Venture Investments." In such a situation, conflicts of interest could arise between the joint venture partners.

MANAGER'S REPRESENTATION OF FUND IN AUDIT PROCEEDINGS

     Our managing member will act as the "tax matters partner" pursuant to Section 6231 of the Internal Revenue Code. This grants our manager discretion and authority regarding extensions of time for assessment of additional tax against the investors related to our income, deductions or credits and for settlement or litigation of controversies involving such items. The positions taken by the manager on tax matters may have differing effects on the managers and our investors. Any decisions made by our managers with respect to these matters will be made in good faith consistent with its fiduciary duties to us and our investors. Our managers, to the extent its actions as tax matters partner are in good faith and reasonably intended to be in our best interests and subject to the indemnification and exculpation language contained in our Operating Agreement, may be entitled to indemnity for liability incurred as a result of their actions on tax matters. See Exhibit A, Section 6.5 at Page A-14.

LACK OF SEPARATE REPRESENTATION

     Our managers and our investors are not represented by separate counsel and our managers' counsel has formed and will provide services to the managers relating to AEI Fund 24. The attorneys and accountants who will perform services on behalf of the managers also perform services for AEI Securities, Inc. and other affiliates of the managers. Without independent legal representation, you might not receive legal advice regarding matters that might be in your interest but contrary to the interest of our managers and their affiliates. Should a dispute arise between AEI Fund 24 and our managers or their affiliates - or should negotiations or agreements between AEI Fund 24 and our managers, other than those existing or contemplated on the effective date of this prospectus, be necessary - our managers will cause AEI Fund 24 to retain separate counsel. Any future agreement between AEI Fund 24 and the managers or their affiliates will provide that it may be terminated at the option of AEI Fund 24 upon 60 days' notice without penalty to AEI Fund 24.

AFFILIATION OF SELLING AGENT

     AEI Securities, an affiliate of our managers, is serving as "Dealer-Manager" for the offering of units. Accordingly, the "due diligence" investigation customarily performed by an underwriter is being performed by an affiliate of the managers. AEI believes, however, that such due diligence has, in fact, been exercised. Moreover, under Rule 2810(b)(2) of the NASD Conduct Rules, each investment firm that sells units has an obligation to make an appropriate independent inquiry about the offering.

EXPENSE REIMBURSEMENTS

     Our managers and their affiliates are reimbursed at their cost for the services they perform on our behalf. The aggregate cost of such reimbursements can be as much as the fees and increased interest in net cash flow interest the managers are allowed to be paid under applicable state regulation.

                 CASH DISTRIBUTIONS AND TAX ALLOCATIONS

CASH DISTRIBUTIONS

     Our managers intend to make distributions of available net cash flow, if any, within 30 days after the end of each fiscal quarter. Our objective is to acquire net leased properties which will generate partially "tax deferred" cash distributions to you. Any net cash flow from operations for each fiscal year will be distributed 97% to investors such as you and 3% to our managers.

     When we refinance, sell or otherwise dispose of any of our properties, we are allowed to reinvest the net proceeds from the sale or refinancing in other properties. If we do not reinvest, we will distribute the net proceeds from the sale or refinance as follows:

     First, 99% to the investors and 1% to the managers until the investors have received an amount from net sales proceeds equal to the total of their capital contributions (adjusted for previous distributions from sale) plus an amount equal to a 7% per annum return on their adjusted capital contributions, cumulative but not compounded, to the extent the 7% return has not been previously distributed to them from sales proceeds or cash flow.

     Any remaining balance will be distributed 90% to the investors and 10% to the managers.

     The 1% unsubordinated interest in net proceeds of sale received by our managers for a $1,000 capital contribution is not proportionate to the interest that would be received by an investor with the same capital contribution.

TAX ALLOCATIONS
     For  income  tax  purposes,  we will  allocate  all  income, profits,  gains and losses for each fiscal year, other  than  any
gain   or  loss  realized  upon  the  sale,  exchange  or   other
disposition of any property, as follows:

     net loss will be allocated 99% to the investors and 1% to the managers so long as the investors have positive balances in their capital accounts. If their capital accounts are reduced to zero, all losses will be allocated to the managers; and

     net income will be allocated 97% to the investors and 3% to the managers.

For income tax purposes, the gain realized upon the sale, exchange or other disposition of any property will be allocated as follows:

     first, to and among the investors in an amount equal to the negative balances in their respective capital accounts (pro rata based on the relative amounts of such negative balances);

     then, 99% to the investors and 1% to the managers until the balance in each investor's capital account equals the sum of such investor's Adjusted Capital Contribution plus an amount equal to a 7% per annum return on such investor's Adjusted Capital Contribution, cumulative but not compounded, to the extent not previously distributed; and

     the balance of any remaining gain will then be allocated 90% to the investors and 10% to the managers.

For income tax purposes, any loss on the sale, exchange or other disposition of any property shall be allocated 99% to the investors and 1% to the managers.

                       INCOME TAX ASPECTS

     Federal income tax laws and regulations as they apply to us are complicated and are only summarized below. As a potential investor, you are urged to consult with your own counsel and accountants about the state and federal income tax consequences of ownership of units. You should realize that periodic consultations about your individual tax situation may be necessary because of future changes in statutes and regulations or in interpretations by courts or state and federal tax authorities.

OPINION OF COUNSEL

     Dorsey & Whitney LLP, counsel to our managers, has rendered an opinion on the material federal tax issues relating to an investment in our units that involve a reasonable possibility of challenge by the Internal Revenue Service. Where such an opinion cannot be rendered with respect to a material tax issue, Dorsey & Whitney LLP has described the reasons for its inability to opine. As described below, counsel has not rendered an opinion on federal tax issues whose outcome depends upon facts and circumstances that will be determinable or will arise only in the future. In particular, counsel has rendered no opinion with respect to the probable outcome of:

     the allocation of basis among buildings (the cost of which is depreciable), personal property (the cost of which is depreciable over a shorter period), and the underlying land (the cost of which is not depreciable);

     whether we will be characterized as a "dealer" in real estate at the time of sale or disposition of our properties;

     whether our properties will be considered to be "held for investment";

     whether the leases we enter into will be "true leases" or will be "stepped payment leases" for purposes of determining whether we will be considered an "owner" of properties entitled to take depreciation and other deductions and for purposes of the timing of recognition of rental income; and

     whether our allocation of start-up, organization, syndication and acquisition expenses for purposes of the deduction or capitalization of such expenses will be upheld.

     Where counsel has not issued an opinion because the factors relevant to the issue involved cannot be determined at this time, depend on an investor's tax situation, or turn on aspects of law that are at present uncertain, no inferences should be drawn as to any possible legal outcome. Furthermore, as explained below in more detail under "Allocation," because of the uncertainty in the law regarding whether allocations made to members of a limited liability company treated as a partnership for tax purposes such as AEI Fund 24 will have "substantial economic effect," counsel has rendered a qualified opinion as to whether allocations made to investors under the operating agreement will be respected for tax purposes.

     Subject to the information contained in this prospectus and in counsel's opinion (a copy of which is filed as Exhibit 8 to the registration statement that has been filed with the SEC), counsel has advised AEI Fund 24 that in the aggregate the significant tax benefits, as described herein, potentially available to an investor will probably be realized. An opinion of counsel represents only such counsel's best legal judgment and has no binding effect or official status of any kind. No assurance can be given that the conclusions reached in an opinion would be sustained by a court if challenged by the IRS. Therefore, investors will assume the risks of a challenge by the IRS of the tax interpretations set forth herein or otherwise made by AEI Fund 24 or the managers and the risks of changes in tax laws, rules, regulations and interpretations.

                                24
GENERAL

     We  have  not  been formed to serve as a "tax shelter."   We
provide a tax advantaged form of investment primarily because:

      we avoid two levels of taxation by using a "pass-through" organizational structure;

      we "defer" some taxes because some of the cash we generate in early years can be offset for tax purposes by non-cash depreciation and amortization charges; and

      most of the income (from rents) that we might generate is "passive income" that can be offset by passive losses from other sources.

There are, however, a number factors that can affect our ability to achieve these benefits, the timing of the benefits and the taxes you might have to pay. These are described below.

PARTNERSHIP STATUS

     We have been formed as a limited liability company to allow our investors to obtain a direct pass-through of their pro rata share of our operating results. Under the Internal Revenue Code, no federal income tax is payable by a limited liability company that is not a "publicly traded partnership." Each investor and manager is required to report on his or her federal income tax return his or her share of our profits, losses, gains, income, deductions and credits. Subject to limitations, including limitations on passive activity losses, each investor and manager may deduct his or her share of our losses, if any, for any fiscal year on his or her individual return to the extent of the adjusted basis of his or her interest in AEI Fund 24 as of the end of such year. Likewise, each investor and manager must include his or her distributive share of any of our taxable income for each year with his or her other taxable income whether or not he or she has received cash distributions from us during the year.

     We have received an opinion from our managers' legal counsel that we will be treated as a partnership for federal income tax purposes and will not be treated as an "association" taxable as a corporation. In rendering this opinion, counsel has relied on the existing tax regulations and our representation that we will not, for any period, elect to be treated as an association taxable as a corporation.

     Under the Internal Revenue Code, if more than 90% of our income is from "passive-type investments," we can be treated as a "publicly traded partnership" and taxed as if we were a corporation. If this were to happen, most of our income would be treated as "portfolio income" and could not be offset by passive losses.

     IRS Regulations provide several "safe harbors" from publicly traded partnership status for partnerships interests that are not traded on an established securities market or readily tradable on a secondary market or the substantial equivalent. On the basis of these safe harbors, and based on the provisions of our operating agreement, and provided transfers of interests are made only in accordance with those provisions, counsel to our managers is of the opinion that we will not be considered a publicly traded partnership.

FACTORS  THAT  CAN  AFFECT THE AMOUNT, TIMING AND  ALLOCATION  OF
INCOME AND LOSSES.

     ALLOCATIONs. Our operating agreement allocates to each investor and manager his or her distributive share of income, gain, loss, deduction, or credit. Whether these allocations will be respected for federal income tax purposes depends upon whether they have "substantial economic effect" under applicable IRS regulations. If the allocations do not have substantial economic effect, the distributive share of income, gain, loss, deduction, or credit of each investor and manager will be determined in accordance with the interest in AEI Fund 24 they hold rather than in accordance with the contractual allocation.

     Because the application of the law concerning substantial economic effect to the allocations that may be made under our operating agreement is uncertain, counsel has not rendered an unqualified opinion concerning whether the allocations made to investors will be respected. Nevertheless, assuming that all investors and managers have positive balances in their capital accounts (determined after adjusting capital accounts as provided in our operating agreement) throughout our existence and that the after-tax economic consequences of the allocations made in our operating agreement do not violate the "substantiality" requirement imposed by IRS regulations, counsel is of the opinion that it is more likely than not that allocations made under the operating agreement will have substantial economic effect. Counsel is unable to render an opinion on the allocation of losses or deductions where the investors have negative balances in their capital accounts, because the operating agreement does not contain an unconditional obligation to restore such deficit balance.

     DEPRECIATION DEDUCTIONS. The Internal Revenue Code allows a taxpayer to claim depreciation deductions on property used in a trade or business or held for the production of income. As a general rule, the cost of acquiring or constructing property, including incidental costs, may be included in its tax basis for purposes of computing these deductions. We will claim depreciation, cost recovery and amortization deductions on the properties we acquire. Although these deductions will reduce our taxable income, they will also reduce our adjusted basis in the properties, and increase the potential gain (or decrease the potential loss) when the properties are sold.

     Because they will consist solely of commercial properties, we will depreciate most of our real property over 39 years using the straight-line method (although some of our property may be tax-exempt use property that must be depreciated over a 40-year period). A small portion of the properties we purchase is expected to be fifteen-year or five-year recovery property.

     Allocation of the purchase price of a property among the various depreciable and non-depreciable assets is a factual question, and we cannot assure you that the allocations made by our managers will be accepted by the IRS. Because none of our properties have been acquired and the issue depends on facts that are not yet determined, counsel has not rendered an opinion on this issue. Adjustment of the allocation of the purchase price of a property could decrease depreciation deductions thereby increasing taxable income or decreasing losses we recognize and pass on to our investors.

     THE FORM OF OUR LEASES. Although we anticipate that we will be treated as the "owner" of our properties, the IRS has taken the position in some situations that lease transactions should be treated as financing transactions. If one of our leases were to be considered a financing transaction for federal income tax purposes, we would not be treated as the owner and would not entitled to take depreciation and other deductions on our investment. Although we intend to use leases that will result in our being treated as the owner of the leased property because we have not yet entered into any leases, counsel has not expressed an opinion on our status as owner and lessor of properties.

     Further, a lessor may be required to accrue rental income for income tax purposes during a taxable period in amounts that differ from the actual rental payments received. This can occur if (1) rental payments are made after the close of the calendar year following the calendar year in which the use of the property occurs, or (2) rental payments increase over the term of the lease. Prior programs sponsored by our managers have entered into leases of this type. In certain instances, these agreements may require accrual of a constant amount of rental income despite changes in rental rates or may require recapture on the disposition of the property subject to the lease. Because we have not yet entered into any leases, we cannot tell you whether this treatment will apply. If we enter into a lease that requires accrual of a constant amount, such an accrual could result in recognition of a greater amount of income than we receive in some years.

     ORGANIZATION AND SYNDICATION COSTS AND OTHER PAYMENTS TO OUR MANAGERS. Our managers and their affiliates will be reimbursed for costs they incur on our behalf. These reimbursements will include the costs of forming, managing and selling units in AEI Fund 24, and related general and administrative costs. Our managers will categorize these reimbursements as start-up, syndication, organization, management or acquisition costs. Although the Internal Revenue Code allows deduction of amounts paid to organize AEI Fund 24 ("organization expenses"), or to create an active trade or business ("start-up expenses") over a period of not less than 60 months, it does not allow deduction of amounts paid to issue or market the units ("syndication expenses"). There can be no assurance that the IRS will accept our managers' determination of the classification of costs, and because the issue is factual in nature, has not issued an opinion on this issue.

     Expenses to acquire properties will generally be added to the purchase price and deducted over their useful lives. All other reimbursements will be deducted as management expenses. Although our managers believe that the management expenses for which they will be reimbursed will be deductible and will be paid for necessary and ordinary services rendered, the IRS could allege that some of those expenses are not currently deductible. Counsel has not issued an opinion on the deductibility of these expenses because their deductibility is a factual issue.

     BASIS OF FUND INTEREST. Subject to the "at risk rules" and the "passive activity loss limitations" that are described in greater detail below, an investor will generally be allowed to deduct his or her share of our losses to the extent of the adjusted basis in the investor's units. Each investor's adjusted basis of the units initially will include the investor's investment plus the investor's pro rata share of indebtedness as to which neither AEI Fund 24 nor any investor is personally liable ("nonrecourse liabilities"). Under the "at risk" rules, a taxpayer cannot deduct losses arising from an activity, including the activity of holding real property, to the extent the losses exceed the aggregate amount with respect to which the taxpayer is financially "at risk" in such activity. Generally, a taxpayer is "at risk" in the amount of the investor's investment plus the investor's share of recourse liabilities and "qualified nonrecourse liabilities." The managers will attempt to ensure that financing, if any, that may be placed on properties will be qualified nonrecourse financing. Because that determination depends on facts not yet in existence, no assurances can be given that any loans actually obtained by AEI Fund 24 will qualify as amounts "at risk."

     An investor's adjusted basis of his or her units will increase by the investor's share of our income for each year and decrease by his or her share of our losses and by distributions of cash and other property we make to the investor. The investor's share of any reduction in principal of our indebtedness will be treated as a distribution of cash to the investor. The adjusted basis of an investor's units may not be reduced below zero. In the event that the amount of losses allocated to an investor for any fiscal year exceeds the investor's available basis of his or her units, the excess losses may be carried forward to the time, if ever, that the basis is sufficient to absorb such excess losses.

     Distributions of cash to an investor that are not made when we are liquidating will, in most cases, be treated as a return of capital for tax purposes to the extent of a investor's adjusted basis of his or her units and serve to reduce basis by an amount equal to the cash distributed. If the cash distributed exceeds the investor's adjusted basis of her or his units prior to distribution, the investor will recognize taxable gain in the amount of the excess.

     SALES OF FUND PROPERTY AND FORECLOSURE. If we sell a property, gain will be recognized to the extent that the amount realized from the sale exceeds our adjusted basis in the property and loss will be recognized to the extent that the adjusted basis of the property exceeds the amount realized. The amount realized from the sale of a property includes all cash received, all liabilities assumed and the fair market value of all property received other than cash. In general, investors will also recognize taxable gain on foreclosure of a mortgage securing a property to the extent the foreclosed liability exceeds the adjusted basis of the property.

     If property is sold within one year after it is acquired, gain, if any, will be recaptured as ordinary income to the extent that depreciation deductions were taken. If the depreciated property is sold in an installment sale, all depreciation will be recaptured in the year of sale.

     Under certain circumstances, the sale of property may not generate net cash proceeds in amounts sufficient to cover the tax liabilities created for the investors. These circumstances might include:

     the sale of a property on adverse terms, i.e., for gross proceeds that exceed the depreciated book value of the property by an amount significantly greater than the net proceeds after payment of the remaining principal amount of the related mortgage or deed of trust;

     the sale or transfer of a property pursuant to foreclosure;
     or

     the sale of a property for proceeds that include illiquid assets, such as promissory notes of the purchaser.

     Any gain or loss on the sale or other disposition of (a) property that is held by AEI Fund 24 as a "dealer" or (b) property that is neither a capital asset nor a Section 1231 asset will be taxed as ordinary income or loss.

     LIQUIDATION. When we are liquidated, you will recognize taxable gain to the extent that any money distributed to you exceeds the adjusted basis of your units. You will recognize a loss only if you receive liquidation distributions consisting solely of money, unrealized receivables or inventory items and then only to the extent that the adjusted basis of you units exceeds your basis in the items we distribute.

THE AFFECT OF YOUR TAX STATUS ON INCOME AND GAIN WE GENERATE

     The provisions of the Code discussed below may have tax consequences to investors beyond their investment in AEI Fund 24, and the applicability of such provisions to an investment in AEI Fund 24 must be considered with regard to the total individual tax situation of the investor, which is beyond the scope of the tax discussion contained in this Prospectus.

     SALE OF YOUR UNITS. Unless you are a "dealer" in securities, gain or loss on sale or disposition (including transfer by gift) of your units will be treated as capital gain or loss. You might have to report ordinary income, however, to the extent that:

      we have "unrealized receivables and inventory items" at the time you sell your units, including depreciation recapture property or items that are not a capital asset or because we are considered a "dealer" in such property;

      we have nonrecourse partnership liabilities on properties at the time of your sale that would create additional gain or ordinary income for you. Your gain on the sale or exchange of units can exceed the cash proceeds from the sale, and the income taxes payable with respect to such gain also may exceed the cash proceeds.

      you make a gift of your units at a time when your share of our nonrecourse liabilities exceeds your basis of the units.

Because of the complexities and added expense of the tax accounting required to implement special elections to adjust the basis of a transferee in units, we do not intend to make "Section 754" elections when an investor sells units. You may have greater difficulty selling your units or may realize a lower sales price because the purchaser will obtain no current tax benefits from his investment to the extent that his cost of the investment exceeds his allocable share of AEI Fund 24's basis in its assets.

     LOSSES AND CREDITS FROM PASSIVE ACTIVITIES. Our manager intends to conduct our operations in a manner that will cause most of the income you derive from our real estate rental activities to constitute "passive activity income." Our managers' counsel has rendered an opinion that it is more likely than not that our income from rental activities will constitute passive activity income. Under the Internal Revenue Code, losses and credits from a "passive activity" are deductible only against the income and gain from passive activities. Passive activity losses that are not deductible are carried forward and become deductible against future passive activity income or when the taxpayer liquidates his or her interest in the activity. When you dispose of our units or we are liquidated, any passive activity losses that you have not deducted, together with any losses caused by the disposition or liquidation, will deductible: (1) first against passive income or gain from AEI Fund 24, (2) next against income or gain from other passive activities and (3) lastly against any other income or gain.

     The interest income we earn on the investment of the proceeds of this offering before we purchase properties and the interest income we earn on other working capital investments will be treated as portfolio income. You will not be able to deduct losses from passive activities (for example, our rental activities) from your share of income we derive from these portfolio income items.

     MINIMUM TAX. Passive losses, such as operating losses we might generate, are not allowed as a deduction from alternative minimum taxable income to the extent they exceed alternative minimum taxable income from passive activities. The amount of any passive loss that is disallowed is determined after computing all preferences and making all other adjustments to income that apply for minimum tax purposes. Thus, the amount of suspended losses attributable to passive activities may differ for minimum and regular tax purposes. You should consult you tax advisor about the effect of the alternative minimum tax on your tax position.

TAX AUDIT, RETURNS AND PENALTIES

     Our managers will arrange for the preparation and filing of all our tax returns. The managers also will serve as the "tax matters partner" under the Internal Revenue Code. As tax matters partner, our manager will have discretion and authority regarding extensions of time for assessment of additional tax against you caused by AEI Fund 24 and regarding settlement or litigation of controversies involving federal tax. This is significant because controversies regarding determination of taxable income will be resolved, under regulations, through settlement or litigation at the AEI Fund 24 level. You will be required to report any item of income, gain or loss consistently with the way we report the item, unless you include a specific explanation of the inconsistency in your income tax return.

     If you have an interest of 1% or more in our revenues you will receive notice of any tax controversy from the IRS. You will have the right to participate in settlement or litigation of any tax controversy if such right is exercised timely. If you do not reserve your right to reject settlements accepted by our manager, you will be bound by the settlement. All investors will be bound by the outcome of any litigation that may result. The IRS may assess penalties against you for understatement of tax if there was not "substantial basis" for the treatment claimed by AEI Fund 24.

FOREIGN INVESTORS

     Although this discussion is not intended to describe foreign or federal tax consequences of an investment in AEI Fund 24 by foreign investors, you should understand that the Foreign Investment in Real Property Tax Act of 1980 taxes nonresident aliens and foreign corporations on gains from the disposition of United States real property interests as if the taxpayers were engaged in a trade or business in the United States. If we dispose of properties or if a foreign investor disposes of units in AEI Fund 24, the foreign investor may be subject to tax and withholding as a result of the disposition.

     We are required to withhold federal income tax on income allocable to foreign investors (rather than amounts actually distributed to them). The rates of withholding are 35% of the amount of income allocable to a foreign investor that is a corporation and 39.6% of the amount of income allocable to any other foreign investor. We are obliged to make estimated quarterly withholding payments based on annualized taxable income.

STATE INCOME TAXES

     This prospectus does not summarize the state income tax consequences of owning a unit in the various states in which investors may reside or of owning property in the various states in which we may acquire properties. You should consult with your own tax counsel about the state income tax consequences in your state of residence.


                     RESTRICTIONS ON TRANSFER

     We do not expect a public market for the units to develop. You should not expect to be able to easily sell your units or use them as collateral for a loan. If you wish to transfer units, you might not be able to find a buyer due to market conditions or the general illiquidity of the units. Moreover, if you are able to sell units, depending upon the price negotiated, you might receive less than your original investment. We cannot assure you that the units can be resold for their original purchase price.

     Our   operating  agreement  allows  transfers,  other   than
"permitted transfers," only if they comply with certain safe harbors created by the IRS from treatment as a "publicly traded partnership" for tax purposes.

     Our operating agreement also prohibits us from transferring units that you sell unless you confirm, directly and not through a power of attorney, that you knew the repurchase price that we were offering when you agreed to sell the units. The operating agreement provides that your agreement to sell your units without this information is void. Our operating agreement requires this information because our managers believe that investors in affiliated funds have been defrauded into selling units at well below their value by persons who withheld this information.

     You must also provide us with 15 days notice before you can complete a sale of your units. We have the right to purchase your units on the same terms you propose to sell them to a third party by notifying you during this 15 day period. This may render it more difficult for you to sell your units.

     Under our operating agreement, we will require any substituted investor to agree in the instrument of assignment to become an investor and to pay reasonable legal fees and filing costs in connection with his substitution as an investor. We will recognize transfers of units only as of the last day of the month in which we receive written evidence regarding the assignment in form satisfactory to our managers.

                    SUMMARY OF OPERATING AGREEMENT

     Your rights as a member in AEI Fund 24 are established and governed by the operating agreement that is enclosed with this prospectus as Exhibit A. The subscription agreement that you must sign to invest includes a power of attorney that gives our managers the power to sign the operating agreement on your behalf.

     This section of the prospectus summaries some of the provisions of the operating agreement. It is not, however, as complete or as detailed as the Operating Agreement itself. You should carefully review the operating agreement with your advisors.

     Some provisions of the Operating Agreement are described in other sections of this prospectus:

     For a discussion of compensation and payments to our managers and their affiliates, see "Compensation to Managers and Affiliates."

     For a discussion of the distribution of cash and the allocation of profits and losses for tax purposes, see
     "Cash Distributions and Tax Allocations."

     For a discussion of investment objectives and policies, see
     "Investment Objectives and Policies."

     For a discussion of the liability of our managers for their acts or omissions and the indemnification of the managers, see "Managers-Fiduciary Responsibility."

     For a discussion of the reports to be received by the investors, see "Reports to Investors."

TERM AND DISSOLUTION

     Our operating agreement provides that we will be dissolved and liquidated at any of the following times or events:

     December 31, 2051;

     The decision of investors holding a majority of the units;

     The final sale or disposition of our assets;

     The final decree of a court that dissolution is required under law; or

     If our managers withdraw without a successor either being appointed.

RETURN OF CAPITAL

     Prior to dissolution and liquidation, you will not have the right to demand the return of your investment unless we are unable to fully utilize the offering proceeds, either by purchasing properties or through joint ventures with other similar programs.

VOTING RIGHTS

     As a limited member, you will have the right to vote on and approve the following matters:

     Amendments to our operating agreement;

     Removal of either or both of our managers;

     Election of a new manager;

     The sale of all or substantially all of our assets; or

     Dissolution by our members.

Investors may vote at a meeting or by written consent. In either case, the vote of the holders of the majority of the units outstanding will decide each matter, except that any amendment to the operating agreement that adversely effects our managers may not be approved without their consent.

MEETINGS

     Periodic meetings of our investors are not required and we currently do not intend to hold meetings. Our managers may, however, call a meeting at any time and are required to call a meeting if investors holding at least 10% of the units properly request a meeting. After receipt of a request for a meeting, our managers are required to send notice to all investors of the meeting within 10 days and hold the meeting at the time requested (which must be more than 15 days and less than 60 days after the request).

REPURCHASE OF UNITS

     Starting 36 months after the date of this prospectus, and subject to certain conditions discussed in the operating agreement, we will repurchase an investor's unit(s) upon a proper written request. The repurchase price will be equal to 80% of the net value per unit, as estimated by our manager. For these purposes, our manager will base the net value per unit on the discounted present value of the rental income from properties, on the most recent price at which units have been purchased by third parties, or such other method as it believes is reasonable.

     Our managers will calculate and make available to you on as soon as possible after first business day of January and July of each year the price at which units may be presented for repurchase. Our obligation to repurchase units is limited in any year to 2% of the number of units outstanding at the beginning of the year of repurchase.

     You will be allowed to present your units for repurchase during two different periods in each year. If you want your units repurchased, you must submit notification of the number of units you want repurchased on a form provided by our manager. You must mail the notice after January 1 but before January 31, or after July 1 but before July 31 of the year of repurchase. If investors tender units totaling more than 2% of the units outstanding at the beginning of the purchase period, we will honor repurchase requests with the earliest postmarks first. We will repurchase units on March 31 and September 30 of each year based on the value at the beginning of the repurchase period. You will not be entitled to distributions from the beginning of the repurchase period to the date of repurchase and any distributions you receive will be deducted from the repurchase price that is paid to you. Any investor who tenders units that are not repurchased must re-tender the units in succeeding periods if he or she wants the request reconsidered.

     We are not obligated to repurchase any unit(s) if doing so would, in the discretion of our managers, impair our operations. We will fund repurchases out of either revenues otherwise distributable to investors or borrowings. We cannot assure you that revenues or borrowings will be available for repurchases, that we will be able to repurchase any or all of the units tendered, or that our managers will not suspend repurchases. A repurchase will result in smaller distributions to remaining investors in the year of repurchase, but will not result in a reduction of taxable income or gains to such investors. In addition, a repurchase may result in certain adverse tax consequences to the tendering investor.

DISTRIBUTION REINVESTMENT PLAN

     We have established a distribution reinvestment plan for investors who elect in writing to have their distributions of our cash reinvested in additional units during the period of this offering. Our managers, in their discretion, may decide at any time to terminate the reinvestment plan. Our reinvestment plan allows participating investors to directly purchase units at the public offering price of $1,000 per unit.

     No distributions accruing to an investor who participates in the reinvestment plan prior to release of funds from escrow and execution of the operating agreement will be reinvested. All other distributions to participants in the reinvestment plan will be reinvested within 30 days after the date of the distribution, provided that:

     the sale of units continues to be registered or qualified for sale under federal and applicable state securities laws;

     each participant has received a current copy of this prospectus, including any supplements, and has executed a confirmation within one year of such reinvestment indicating his or her intention to purchase units and that he or she continues to satisfy the investor suitability requirements; and

     there has been no distribution of sales or refinancing proceeds to investors.

The reinvestment plan will terminate upon completion of this offering. If one of the requirements described above is not satisfied, distributions will be paid in cash to participants rather than used in the reinvestment plan.

     If you participate in the reinvestment plan you must agree that, if you at any time fail to meet our suitability standards or cannot make the other investor representations contained in our current prospectus, the subscription agreement, or the operating agreement, you will promptly notify us in writing.

     You should understand that affirmative action is required to change or withdraw from the reinvestment plan. Change in or withdrawal from participation in the reinvestment plan will be effective only with respect to distributions made 30 days following receipt by our managers of written notice of change or withdrawal. In the event you transfers your units, the transfer will terminate the your participation in the reinvestment plan as of the first day of the quarter in which the transfer is effective.

     We will pay selling commissions of up to 10% on units purchased with reinvested distributions. If you participate in the reinvestment plan you will be permitted to identify, change or eliminate the name of your account executive at a participating dealer for any distribution. If you do not identify an account executive, or if your account executive is not employed by a broker-dealer with which we have a dealer agreement, no selling commission will be paid on your reinvested distribution, and we will retain for additional investment in real estate any amounts otherwise payable as commissions. All holders of units, based on the number of units outstanding, will receive the benefit of the savings we realize from investors who do not identify account executives.

     We will not charge or offset any reinvestment fee against any reinvested distributions under the reinvestment plan. The cost of administering the reinvestment plan will be considered an organization and offering cost and the actual cost of administering the reinvestment plan may be reimbursed to our managers in accordance with the limitations on reimbursements for organization and offering expenses.

     Following each reinvestment, each participant in the plan will be sent a statement showing the distributions received and the number and price of units issued to the participant. Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested in the purchase of units.

     We reserve the right to amend any aspect of the reinvestment plan, or to terminate the reinvestment plan, with respect to any distribution of cash flow subsequent to notice of such amendment or termination, provided that notice is sent to all participants in the plan at least 10 days prior to the record date for the distribution. Our managers also reserve the right to assign the administrative duties of the reinvestment plan to a reinvestment agent who may hold units on behalf of participants, provide
reports   to  participants,  and  satisfy  other  record  keeping
requirements.

     Investors may also be given the opportunity to reinvest distributions from AEI Fund 24 in interests of a program having substantially identical investment objectives as AEI Fund 24, if affiliates of our managers publicly offer the program interests after the termination of the offering of units under this prospectus. Investors would be allowed to reinvest distributions from AEI Fund 24 in a subsequent program only if each of the following conditions are satisfied:

     the subsequent program is registered under federal and applicable state securities laws;

     the subsequent program has substantially identical investment objectives;

     reinvesting investors are afforded the revocation rights described above with respect to such reinvestments and the payment of commissions on such reinvestments; and

     each participating investor receives the prospectus relating to such subsequent program and satisfies the investment qualifications, including minimum investment requirements, for such subsequent offering.

Our managers are not obligated to continue the offering of units or to offer units in any subsequent real estate programs or permit reinvestment therein.

LIABILITIES OF INVESTORS

     You will not be liable for any of our obligations in excess of the capital you agree to contribute by signing a subscription agreement, plus your share of undistributed net income. If, however, you receive a return of your capital contribution you will be liable, for a period of one year if the capital contribution was returned, for any obligations to creditors who extended credit, or whose claims arose, before your capital contribution was returned, but not in excess of the returned capital contribution with interest, necessary to discharge the liabilities. You will not have the right to a return of your capital contributions except in accordance with the distribution and repurchase provisions of our operating agreement.

RIGHTS, POWER AND DUTIES OF THE MANAGERS

     Our managers will have the exclusive right to manage our business. Our managers will be responsible for the selection, acquisition, sale, refinancing and leasing of all our properties. The rights, powers and duties of our managers may be delegated or contracted to an affiliate of the managers at cost. AEI Fund Management XXI, Inc. will initially serve as our manager.

WITHDRAWAL OR REMOVAL OF A MANAGER

     AEI Fund Management XXI (the manager), and during the first twenty four months of our operations Robert P. Johnson (the special managing member) may not, withdraw from AEI Fund 24 without providing a substitute manager. Any substitute manager must be accepted by the vote of a majority, by interest, of the investors at a special meeting called by the manager for such purpose. A manager shall be expelled or replaced upon its bankruptcy or insolvency or upon a finding of fraud or breach of its management duties or upon the vote of a majority, by interest, of the investors at a special meeting called for the purpose of replacing such manager.

SUBSTITUTED INVESTORS; ASSIGNEES

     You will not have the right to substitute an investor in your place unless you have represented to us that you have received information necessary to make a decision to assign your units, including information about the most recent repurchase price units, and unless the substituted investor has agreed in the instrument of assignment to become an investor, has paid all expenses in connection with admission as a substituted investor. An assignee who does not become a substitute investor will only have the right to receive the distributions from AEI Fund 24 to which the assigning investor would have been entitled if no such assignment had been made. The assignee will have no right to require any information or account from us or to inspect our books.

APPOINTMENT OF MANAGERS AS ATTORNEYS-IN-FACT

     By signing the subscription agreement, you will irrevocably constitute and appoint our managers as your attorney-in-fact, with power to execute documents necessary to carry out the provisions of our operating agreement.

"ROLL-UPS"

     Our operating agreement prohibits transactions in which units are required to be exchanged for securities of another entity (as defined in the operating agreement as a "roll-up") unless certain rights of the investors are maintained in the resulting entity and unless a vote of the majority of our investors is obtained. The operating agreement defines a roll-up to include certain transactions involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of AEI Fund 24 and the issuance of securities from another entity. This definition comports with requirements under certain state securities laws but differs slightly from definitions used by the SEC and may differ from definitions contained in rules or legislation promulgated in the future. The determination of whether a transaction constitutes a roll-up will, in the first instance, be made by our managers.

     Our operating agreement provides, in material part, that we may not participate in any roll-up that would:

     reduce the democracy rights of our investors;

     impede the ability of the equity owners of the resulting entity to purchase the securities of that entity;

     limit the voting rights of our investors as equity owners of the resulting entity;

     limit rights to access to records of the resulting entity;
     or

     provide, without the consent of investors, that the costs of the roll-up are to be borne by AEI Fund 24.

     Further, our operating agreement requires that we obtain an appraisal by a competent independent expert of our assets, based on all available information and assuming an orderly liquidation of our assets, in connection with any roll-up that we summarize for investors. If the appraisal is included in a roll-up prospectus, it must be filed with securities authorities and we will have liability for misrepresentations or omissions that it contains.

     A roll-up requires the vote of holders of not less than a majority of the units. Our operating agreement provides that an investor who votes against the roll-up must be given the option of accepting securities in the resulting entity or accepting either cash for the investor's units at the pro rata appraised value of our assets or the ability to retain the investor's interest in AEI Fund 24 on the same terms and conditions as existed previously.


                     REPORTS TO INVESTORS

     Our books and records will be maintained at our principal offices and will be open for examination and inspection by our investors during reasonable business hours. We will furnish a list of names and addresses and number of units held by investors to any investor who requests the list in writing for a proper purpose, with costs of photocopying and postage to be borne by the requesting investor. The assignee of an investor does not have a right to receive any reports unless the assignee is admitted as a substitute member in accordance with our operating agreement.

     Within 75 days after the close of each taxable year, we will distribute all information relating to AEI Fund 24 that is necessary for the preparation of your federal income tax returns. We will issue a separate valuation report solely for purposes of asset evaluation by tax-qualified plans.

     Within 120 days after the end of each fiscal year, we will also distribute to you an annual report containing a balance sheet and statements of operations, changes in members' equity and cash flows (which will be prepared on a GAAP basis of accounting and will be examined and reported upon by an independent public accountant) and a report of our activities during the period reported upon. The annual report will describe all reimbursements to our managers and their affiliates and all distributions to investors, including the source of the payments.

     Within 60 days after the end of each quarter, we will also distribute to you a report containing a condensed balance sheet, condensed statements of operation, and a related cash flow statement, together with a detailed statement describing all real properties acquired (including the geographic locale and the plan of operation, the appraised value and purchase price and all other material information), setting forth all fees, if any, received by our managers or their affiliates and describing the services rendered for these fees.

     Our managers intend to make all of the foregoing reports available electronically, and to allow delivery to an e-mail address or through access at one of the manager's web sites. Because electronic delivery is expected to save considerable printing and mailing costs, all investors who have the ability to accept electronic delivery are urged to complete the portion of the subscription agreement that provides written consent to this form of delivery.

     Finally, when and if required by applicable SEC rules, we will make available to investors, upon request, the information set forth in SEC Form 10-QSB within 45 days after the close of each quarter and SEC Form 10-KSB within 90 days after the close of each fiscal year. Our managers are permitted to combine such reports so long as they are distributed in a timely manner.


                       PLAN OF DISTRIBUTION

     We are offering, through AEI Securities, as the manager of a syndicate of broker-dealers that will solicit purchase of units, $24,000,000 of our limited liability company interests in the form of 24,000 units of $1,000 each. You must purchase a minimum of two and one-half units ($2,500) to invest, except that IRAs and other tax-qualified plans will be permitted to purchase two units ($2,000). The offering period will commence on the date of this prospectus. We will not sell any units unless we receive subscriptions for at least 1,500 within one year after the date of this prospectus.

     To invest, you will be required to accept and adopt the provisions of the operating agreement attached to this prospectus as Exhibit A and to complete and sign the subscription agreement attached as Exhibit D. At the time you submit a subscription agreement, you must submit a check for $1,000 for each Unit you are purchasing. Checks should be made payable to "Fidelity Bank-AEI Fund 24 Escrow." We will sell units to you only if you represent in writing that, at the time you sign the subscription agreement, you meet the suitability requirements described under "How to Invest" above.

     We will deposit all funds received from investors in an escrow account with the Fidelity Bank, Edina, Minnesota until $1,500,000 has been deposited. Purchases by our managers and their affiliates will not be counted for purposes of meeting this minimum. If the required $1,500,000 has not been deposited within one year after the date of this prospectus, all subscriptions will be canceled and all funds will be promptly returned to investors with interest and without any deduction. An investor may not withdraw his funds from the escrow account. When we have received subscriptions for the minimum number of units, our managers may remove funds from escrow and instruct the escrow agent to pay accrued selling commissions. After this initial release from escrow, the escrow account will convert to a convenience clearing account for our use.

     Upon admission to AEI Fund 24, you will receive your pro rata share of any interest earned on escrowed funds based on the date of deposit of your subscription payment. Escrow funds will be invested in insured deposits with a financial institution and will earn interest at short-term deposit rates. Following first admission, we will admit additional investors as limited members on or before the first business day of each month until the termination of the offering. Only subscribers whose subscriptions have been received and accepted at least five business days prior to each admittance date will be admitted as limited members on such date.

     Our managers have complete discretion to reject any subscription agreement within 30 days of its submission. Funds from a rejected subscriber will be returned within 10 days after rejection. Subscriptions may be rejected for an investor's failure to meet the suitability requirements, an over-subscription of the offering, or for other reasons determined to be in the best interest of AEI Fund 24. Our managers and their affiliates may purchase units, without limitation, on the same terms as other investors. Any purchase by the managers or affiliates will be for investment and not for redistribution.

     AEI Securities, and other broker-dealers that are members of the NASD as "participating dealers," have agreed to use their "best efforts" to sell the units. None of these broker-dealers are obligated to purchase units and resell them or to sell any or all of the units. Participating dealers in the offering will offer and sell units on the same terms and conditions as AEI Securities. We will pay AEI Securities selling commissions and a non-accountable expense allowance totaling 10% of the gross proceeds from the sale of units, all or a portion of which it will repay to participating dealers. AEI Securities may also receive up to one-half of 1% of the gross offering proceeds for the reimbursement of due diligence expenses of the participating dealers, all of which will be repaid by AEI Securities to the participating dealers.

     We will indemnify the broker-dealers that act as participating dealers and their controlling persons, against certain liabilities, including liabilities under the Securities Act of 1933. As of the date of this prospectus, no broker-dealers have entered into a Participating Dealer Agreement. We will also reimburse our managers for certain expenses incurred by them in connection with the supervision and monitoring of the organizational and pre-sale activities of AEI Fund 24.

                          SALES MATERIALS

     Sales material may be used in connection with this offering only when accompanied or preceded by the delivery of this prospectus. The sales materials that may be disseminated to prospective investors include a brochure, video, slide presentation and transmittal letter prepared by our managers describing AEI Fund 24 and our proposed operations. In certain states, all sales materials may not be available. Except for these materials, sales materials have not been authorized for use by our managers and should be disregarded.

     This offering is made only by means of this prospectus. Although the information contained in the supplemental sales material does not conflict with the information contained in this prospectus, such sales material does not purport to be complete and should not be considered part of this prospectus or as forming the basis of the offering of the units.

                          LEGAL PROCEEDINGS

     Neither AEI Fund 24 nor the managers are parties to any pending legal proceedings that are material to AEI Fund 24. Neither AEI Fund Management XXI, Inc. nor Robert P. Johnson, who is the general partner of other investment programs, is an adverse party in any legal proceedings with limited partners in such other limited partnerships.

 EXPERTS

     The  balance sheets of AEI Income & Growth Fund 24  LLC  and
AEI   Fund  Management  XXI,  Inc.  as  of                    and
                 and                , respectively,  included  in
this Prospectus have been examined by Boulay, Heutmaker, Zibell & Co., P.L.L.P., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance on the authority of said firm as experts in giving such report.

     The statements concerning federal taxes under the headings "Income Tax Aspects" and "Risks and Other Important Factors-Federal Income Tax Risks" have been reviewed by Dorsey & Whitney LLP, counsel for our managers, and have been included herein, to the extent they constitute matters of law, in reliance upon the authority of said firm as experts thereon. Counsel believes that such material constitutes a full and fair general disclosure of the material tax risks associated with an investment in the units.

                            LEGAL OPINION

     The  legality of the units will be passed upon for AEI  Fund
24 by counsel our managers, Dorsey & Whitney LLP.




                  INDEPENDENT AUDITOR'S REPORT




To the Partners
AEI Income & Growth Fund 24 LLC
St. Paul, Minnesota



     We have audited the accompanying balance sheet of AEI Income & Growth Fund 24 LLC as of December 7, 2000. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents
fairly, in all material respects, the financial position   of AEI
Income & Growth Fund 24 LLC as of December 7, 2000 in conformity with generally accepted accounting principles.



                           /s/BOULAY, HEUTMAKER, ZIBELL & CO. P.L.L.P.
                              Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                              Certified Public Accountants



Minneapolis, Minnesota
December 7, 2000





                 AEI INCOME & GROWTH FUND 24 LLC

                          BALANCE SHEET

                        December 7, 2000


                             ASSETS



  Cash                                           $ 1,000
                                                  =======




                LIABILITIES AND MEMBERS' EQUITY


MEMBERS' EQUITY:
  Managing Members' Equity                         1,000
                                                  -------
        Total Liabilities and Members' Equity    $ 1,000
                                                  =======





The accompanying Notes to the Balance Sheet are an integral part of this statement.



                 AEI INCOME & GROWTH FUND 24 LLC

                   NOTES TO THE BALANCE SHEET

                       DECEMBER 7, 2000


(1)Summary of Organization and Significant Accounting Policies -

   Organization

     AEI Income & Growth Fund 24 LLC (the LLC), a Limited Liability Company, commenced operations on December 7, 2000 to acquire and lease commercial properties to operating tenants. The LLC's operations are managed by AEI Fund Management XXI, Inc. (AFM), the Manager of the LLC. Robert P. Johnson, the President and sole shareholder of AFM, serves as the Special Managing Member of the LLC. The LLC has elected December 31 for its fiscal year end. The Membership Agreement provides that the entity is to expire in the year 2051.

     The terms of the offering call for a subscription price of $1,000 per LLC Unit, payable on acceptance of the offer. The LLC has not yet sold any Units.

     Under the terms of the Operating Agreement, 24,000 LLC Units are available for subscription which, if fully subscribed, will result in contributed Limited Members' capital of $24,000,000. The agreement sets forth the methods for allocation of Net Cash Flow, Net Proceeds of Sale and profits, losses and other items.

   Operations

     In the interim period since inception, the LLC did not engage in any operations or incur any expenses except for banking fees and a minor management fee. Accordingly, a Statement of Income, Statement of Cash Flows and Statement of Changes in Members' Capital are not presented.

   Accounting Estimates

     Management uses estimates and assumptions in preparing the balance sheet in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities and equity. Actual results could differ from those estimates.

 (2) Income Taxes -

   The income or loss of the LLC for federal income tax reporting purposes is includable in the income tax returns of the members. Accordingly, no recognition has been given to income taxes in the accompanying balance sheet.

   The tax return, the qualification of the LLC as such for tax purposes, and the amount of distributable LLC income or loss are subject to examination by federal and state taxing authorities. If such an examination results in changes with respect to the LLC qualification or in changes to distributable LLC income or loss, the taxable income of the members would be adjusted accordingly.

(3)  Fair Value of Financial Instruments -

   The carrying value of certain assets and liabilities approximate fair value.


                 REPORT OF INDEPENDENT AUDITORS



Board of Directors
AEI Fund Management XXI, Inc.
Saint Paul, Minnesota



      We have audited the accompanying balance sheet of AEI Fund Management XXI, Inc. as of December 31, 1999 and December 31, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI Fund Management XXI, Inc. as of December 31, 1999 and December 31, 1998, in conformity with generally accepted accounting principles.


                         /s/BOULAY, HEUTMAKER, ZIBELL & CO., P.L.L.P.
                            Boulay, Heutmaker, Zibell & Co., P.L.L.P.
                            Certified Public Accountants



Minneapolis, Minnesota
April 4, 2000
                                 30


                  AEI FUND MANAGEMENT XXI, INC.

                          BALANCE SHEET






                             ASSETS

                                                 December 31,   December 31,
                                                    1999            1998

CURRENT ASSETS:
   Cash and Cash Equivalents                      $  31,851       $   2,339
   Partnership Distributions Receivable               8,115           7,806
   Receivable from AEI Fund Management, Inc.            239             159
                                                   ---------       ---------
        Total Current Assets                      $  40,205       $  10,304
                                                   =========       =========



                     LIABILITIES AND STOCKHOLDER'S EQUITY


NONCURRENT LIABILITIES:
   Deficit in Real Estate Partnership Investments $  27,119       $  13,053

STOCKHOLDER'S EQUITY:
   Common Stock, Par Value $.01 Per Share,
       1,000 Shares Issued                               10              10
   Additional Paid-in Capital                           990             990
   Retained Earnings (Deficit)                       12,086          (3,749)
                                                   ---------       ---------
       Total Stockholder's Equity (Deficit)          13,086          (2,749)
                                                   ---------       ---------

             Total Liabilities and
                 Stockholder's Equity             $  40,205       $  10,304
                                                   =========       =========




 The accompanying notes to Balance Sheet are an integral part of this statement.
                                31


                  AEI FUND MANAGEMENT XXI, INC.

                     NOTES TO BALANCE SHEET

                   DECEMBER 31, 1999 AND 1998

(1)  Summary of Organization and Significant Accounting Policies -

     Organization

     AEI Fund Management XXI, Inc. (Company) is the Managing General Partner of AEI Income & Growth Fund XXI Limited Partnership (Fund XXI), and AEI Income & Growth Fund XXII Limited Partnership (Fund XXII). The Company is the Managing Member of AEI Income & Growth Fund 23 LLC (Fund
     23), which was formed in October, 1998. At December 31, 1999 and 1998, the Company owned 22 Limited Partnership
     Units of Fund XXII, which were purchased in the fourth quarter of 1998. Investors in Fund XXI, Fund XXII and Fund 23 have no interest in the assets or operations of the Company.

   Financial Statement Presentation

     The Company accounts for its investments in Partnerships under the equity method of accounting. The Company's major source of revenue is its share of distributions allocated under the terms of the Partnerships' Limited Partnership Agreements. The combined assets, revenues and net income for the above referenced entities was $33,977,791,
     $2,901,829   and   $2,171,371  for  1999  and   $31,626,515,
     $2,400,462 and $1,581,042 for 1998.  The Company's share  of income (loss) ranges from 1% to 2%. At December 31, 1999 and December 31, 1998, the Company has accumulated deficits of $27,119 and $13,053, respectively, in excess of its basis in Fund XXI, Fund XXII and Fund 23. The Company would be responsible to fund a deficiency in its capital account if the Partnership terminates.

   Accounting Estimates

     Management uses estimates and assumptions in preparing this balance sheet in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities and stockholder's equity. Actual results could differ from those estimates.

   Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

(2)  Receivable from AEI Fund Management, Inc. -

     AEI Fund Management, Inc. performs the administrative and operating functions of the Company. The receivable from AEI Fund Management, Inc. represents the balance due for those services. The balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

(3)  Income Taxes -

     The Company elected S-Corporation status. As a result, the income of the Company for Federal and State income tax reporting purposes is includable in the income tax return of the sole stockholder. Accordingly, there is no provision for income taxes.



                             EXHIBIT A

                        OPERATING AGREEMENT
                                OF
                  AEI INCOME & GROWTH FUND 24 LLC


                         TABLE OF CONTENTS

    Article                                               Page

      I.   Formation of Limited Liability Company          A-1

      II.  Definitions                                     A-1

      III. Purpose and Character of Business               A-6

      IV.  Capital                                         A-6

      V.   Allocation of Profits, Gains and
           Losses; Distributions to Members                A-9

      VI.  Rights, Powers and Duties of Managing Members   A-12

      VII. Provisions Applicable to Limited Members        A-19

      VIII.Books of Account; Reports and Fiscal Matters    A-21

      IX.  Assignment of Limited Member's Interest         A-24

      X.   Death Withdrawal, Expulsion and Replacement
           of the Managing Members                         A-26

      XI.  Amendment of Agreement and Meetings             A-27

      XII. Dissolution and Liquidation                     A-28

      XIII.Miscellaneous Provisions                        A-29



                     OPERATING AGREEMENT
                             OF
               AEI INCOME & GROWTH FUND 24 LLC

        THIS  OPERATING  AGREEMENT  is  entered  into  as  of  this
day  of               , 2001 by and among AEI Fund Management  XXI,
Inc. (the "Managing Member"), a Minnesota corporation, Robert P. Johnson (the "Special Managing Member"), and all other parties comprising the Limited Members, who shall execute this agreement and whose addresses appear at the end of this agreement.

         I.  FORMATION OF THE LIMITED LIABILITY COMPANY

       The parties hereto do hereby confirm the formation of a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act (the "Act") by the filing of a Certificate of Formation on and agree that the Company shall be governed by the terms of this agreement. The parties agree that they shall promptly file any amended certificates of formation that may be required in the appropriate office in the State of Delaware and in such other offices as may be required, and that the parties shall comply with the other provisions and requirements of the Limited Liability Company Act as in effect in Delaware, which Act shall govern the rights and liabilities of the Members, except as herein or otherwise expressly stated.

       1.1 NAME. The business of the Company is conducted under the firm name and style of: AEI INCOME & GROWTH FUND 24 LLC.

       1.2 AGENT FOR SERVICE. The agent for service of process is The Corporation Trust Company. The location of the agent for service of process of the Company shall be at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

       1.3 PRINCIPAL PLACE OF BUSINESS /NAMES AND ADDRESSES. The location of the principal place of business, principal office and agent for service of process of the Company shall be at the offices of the Managing Member, 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The Company may also maintain offices at such other place of business as the Managing Member may from time to time determine. The name and address of the Managing Member is AEI Fund Management XXI, Inc., 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The name and address of the Special Managing Member is Robert P. Johnson, 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The names and addresses of the Limited Members are set forth on Schedule A at the end of this agreement.

       1.4 TERM. The Company shall commence business on the date hereof, and shall continue until December 31, 2051, unless dissolved, terminated and liquidated prior thereto under the provisions of Article XIII.

                         II.  DEFINITIONS

      As used in this agreement, the following terms shall have the following meanings:

      2.1 "Acquisition Expenses" means expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on properties not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

                                A-1


       2.2 "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with making or investing in mortgage loans or the purchase, development or construction of Properties, whether designated as a real estate commission relating to the purchase of Properties, Selection Fee, Development Fee, Construction Fee, nonrecurring management fee, loan fees or points paid by borrowers to the Managing Member if the Company invests in mortgage loans, or any fee of a similar nature, however designated or however treated for tax or accounting purposes. Acquisition Fees shall not include Development Fees and Construction Fees paid to any person or entity not Affiliates of the Managing Members in connection with the actual development and construction of a project.

       2.3 "Adjusted Capital Contributions" means the aggregate original capital contribution of a Limited Member reduced, from time to time, by (i) any return of capital contributions pursuant to Section 4.5, and (ii) to the extent the Company has paid a cumulative (but not compounded) 6% per annum return on Adjusted Capital Contributions, by total cash distributed from Net Proceeds of Sale with respect to the Units; and increased from time to time by the product of (i) the Adjusted Capital Contribution of any Limited Member whose Units are repurchased and (ii) the ratio of each remaining Limited Member's Units to the total Units outstanding after such repurchase. Adjusted Capital Contributions shall not be reduced by distributions of Net Cash Flow.

       2.4 "Administrative Expenses" means expenses incurred by the Managing Members and their Affiliates during the operation of the Company directly attributable to rendering the following services to the Company: (i) administering the Company (including agency type services, member relations and communications, financial and tax reporting, accounting and payment of accounts, payment of distributions, payment of unit redemptions, staffing and processing other investor requests); (ii) property management (including collecting, depositing and monitoring rental payments and penalties, monitoring compliance with leases, monitoring the maintenance of property and liability insurance and the payment of taxes, maintenance of lease insurance (if applicable), monitoring and negotiating other forms of tenant security and financial condition, ongoing site inspections and property reviews and reviewing tenant reports); (iii) property and lease workout (including enforcing lease provisions in default, filing lease insurance claims, enforcing guarantees, collecting letters of credit or foreclosing other collateral, if applicable, eviction of tenants in default, re-leasing of properties, and monitoring tenant disputes and foreclosures); (iv) property financing and refinancing; and (v) Company dissolution and liquidation (accounting, final payment to creditors, administrative filings and other costs).

       2.5 "Affiliate" means (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person, (iii) any officer, director or partner of such person and (iv) if such other person is an officer, director or partner, any such company for which such person acts in such capacity.

       2.6 "Competitive Real Estate Commissions" means real estate or brokerage commissions paid for the purchase or sale of a Property that are reasonable, customary and competitive in light of the size, type and location of such Property and which do not, in any event, exceed 6% of the contract price for the sale of such Property.

       2.7 "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide Major Repairs or Rehabilitation of Company Property.

       2.8 "Cost" means, when used with respect to services furnished by the Managing Members or their Affiliates to, or on behalf of, the Company, the lesser of (i) the actual expenses incurred by such Managing Members and Affiliates in providing services necessary to the prudent operation of the Company,

                                A-2

including salaries and expenses paid to officers, directors, employees and consultants, depreciation and amortization, office rent, travel and communication expenses, employee benefit expenses, supplies and other overhead expenses directly attributable to the furnishing of such services; or (ii) the price that would be charged by unaffiliated parties rendering similar services in the same geographic location. Overhead expenses shall be charged only if directly attributable to such services and shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's independent public accountant.

       2.9 "Development Fee" means a fee for packaging the Company's Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

       2.10 "Front-End Fees" means fees and expenses paid by any party for services rendered during the Company's Organizational or acquisition phase, including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses, interest on deferred fees and expenses and other similar fees, however designated by the Managing Member.

       2.11 "Managing Members" means the Managing Member, the Special Managing Member and any substitute Managing Member as provided in Article X.

       2.12 "Special Managing Member" means Robert P. Johnson, and any substitute as provided in Article X.

       2.13 "Investment in Properties" means the amount of capital contributions actually paid or allocated to the purchase of Properties, including working capital reserves allocable thereto (except that working capital reserves in excess of 5% will not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

       2.14 "Limited Members" means all parties who shall execute, either personally or by an authorized attorney-in-fact, this agreement as Limited Members and comply with the conditions in
Section 4.2, and any and all assignees of the Limited Members, whether or not such assignees are admitted to the Company as substitute Limited Members; provided, however, that an assignee of the interest of any Limited Member shall not be considered a "Limited Member" for purposes of Articles X and XI hereof unless such assignee is admitted as a substitute Limited Member as provided in Article IX.

       2.15 "Limited Liability Company Act" means the Delaware Limited Liability Company Act, as the same may be amended.

       2.16 "Limited Liability Company Unit" or "Unit" means the Company interest and appurtenant rights, powers and privileges of a Limited Member and represents the stated capital contributions with respect thereto, all as set forth elsewhere in this agreement.

       2.17 "Major Repairs or Rehabilitation" means the repair, rehabilitation or reconstruction of a Property where the aggregate costs exceed 10% of the fair market value of the Property at the time of such services.

       2.18 "Managing Member" means AEI Fund Management XXI, Inc., and any substitute as provided in Article X.

       2.19 "Net Value Per Unit" means the aggregate value of the Company's assets less the Company's liabilities, and less the value attributable to the interest of the Managing Members, divided by the number of Units outstanding. Such aggregate value shall be as

                                A-3

determined by the Managing Members, after taking into account (i) the present value of future net cash flow from rental income on the Fund's properties, (ii) the price at which Units of the Company have last been purchased, and (ii) such other factors as the Managing Members deem relevant.

       2.20 "Net Cash Flow" means Company cash funds provided from operations, including lease payments from builders and sellers without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements and less the amount set aside for restoration or creation of reserves.

       2.21 "Net Proceeds of Sale" means the excess of gross proceeds from any sale, refinancing (including the financing of a Property that was initially purchased debt-free) or other disposition of a Property over all costs and expenses related to the transaction, including fees payable in connection therewith, and over the payments made or required to be made on any prior encumbrances against such Property in connection with such transaction.

       2.22 "Members" means the Managing Member, the Special Managing Member and the Limited Members.

       2.23 "Organization and Offering Expenses" means those expenses incurred in connection with and in preparing the Company for registration and subsequently offering and distributing it to the public, including any sales commissions, nonaccountable expense allowances or reimbursement of due diligence expenses paid to broker-dealers in connection with the distribution of the Company and all advertising expenses.

      2.24 "Company" means the limited liability company formed by this agreement.

       2.25 "Permitted Transfer" means, with respect to the transfer of Units in any fiscal year of the Company (i) transfers in which the basis of the Unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor, or is determined under Section 732 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) transfers of Units upon the death of a Limited Member, (iii) transfers of Units between members of a family (as defined in Section 267(c)(4) of the Code), (iv) transfers of Units at original issuance and sale, (v) transfers of Units pursuant to distribution under a Qualified Plan, and (vi) block transfers of Units by a single Member in one or more transactions during any thirty calendar day period representing in the aggregate more than five percent (5%) of the total interest of all Members in Company capital and profits.

      2.26 "Properties" or "Property" means real properties or any interest therein acquired directly or indirectly by the Company and all improvements thereon and all repairs, replacements or renewals thereof, together with all personal property acquired by the Company that from time to time is located thereon or specifically used in connection therewith.

       2.27   "Prospectus"  means that certain  prospectus  of  the
Company dated           , 2001.

       2.28 "Qualified Matching Service" means a listing system operation, provided either through the Managing Members or through any unrelated third party (including any dealer in the Units), in which Limited Members contact the operator to list Units they desire to transfer and through which the operator attempts to match the listing Limited Member with a customer desiring to buy Units without (i) regularly quoting prices at which the operator stands ready to buy or sell interests, (ii) making such quotes available to the public, or (iii) buying or selling interests for its own account.

       2.29 "Qualified Matching Service Transfer" means a transfer of Units through a Qualified Matching Service in which (i) at least a fifteen (15) calendar day delay occurs between the day (the

                                A-4

"Contact Date") a Limited Member provides written confirmation to the Qualified Matching Service that his or her Units are available for sale and the earlier of (A) the day information is made available to potential buyers that such Units are available for sale, or (B) the day information is made available to the selling Limited Member regarding the existence of outstanding bids to purchase Units, (ii) the closing of the transfer does not occur until at least forty five (45) days after the Contact Date, (iii) the Limited Member's offer to sell is removed from the Qualified Matching Service within one hundred and twenty (120) days of the Contact Date, and (iv) no Units of such Limited Member are entered for listing by the Qualified Matching Service for at least sixty
(60) days after the removal of the Limited Member's information from such Qualified Matching Service; provided, however, that no transfer shall be a Qualified Matching Service Transfer if, after giving effect to such transfer, the aggregate of (a) Qualified Matching Service Transfers, (b) transfers pursuant to the repurchase provisions contained in section 7.7 of this agreement of Limited Member interests and (c) all other transfers of Limited Member interests except Permitted Transfers since the beginning of the fiscal year in which such transfer is made would exceed ten percent (10%) of the Company interests outstanding.

      2.30 "Qualified Plans" means Keogh Plans and pension/profit-sharing plans that are qualified under Section 401 of the Internal Revenue Code.

      2.31 "Roll-Up" means a transaction involving the acquisition,
merger,   conversion,   or  consolidation,   either   directly   or
indirectly, of the Company and the issuance of securities of a Roll-Up Entity; provided, however, that a Roll-Up shall not include a
transaction  involving  the  conversion  to  corporate,  trust   or
association form of only the Company if, as a consequence of such transaction, there will be no significant adverse change in any of the following:

      (i)   voting rights of Limited Members;

      (ii) the term of existence of the surviving entity beyond that of the Company;

      (iii) compensation  to  the  Managing  Members  or   their
            Affiliates;

      (iv) the investment objectives of the Company or the surviving entity.

      2.32 "Roll-Up Entity" means a company, real estate investment trust, corporation, trust or other entity that would be created or would survive after successful completion of a proposed Roll-Up Transaction.

       2.33 "Sponsor" means any person, company, corporation, association or other entity which is directly or indirectly instrumental in organizing, wholly or in part, the Company or any person, company, corporation, association or other entity which will manage or participate in the management of the Company, and any Affiliate of such person, company, corporation, association or other entity, but does not include a person, company, corporation, association or other entity whose only relation with the Company is as that of an independent property manager, whose only compensation is as such. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Company interests. A person, company, corporation, association or other entity may also be a Sponsor of the Company by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other persons, companies, corporations, associations or other entities;
(ii) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property; (iii) having a substantial number of relationships and contacts with the Company; (iv) possessing significant rights to control Company Properties; (v) receiving fees for providing services to the Company which are paid on a basis that is not

                                A-5

customary in the industry; (vi) providing goods or services to the Company on a basis which was not negotiated at arm's length with the Company.

              III.  PURPOSE AND CHARACTER OF THE BUSINESS

       The purpose and character of the business of the Company shall be to acquire an interest in the Properties upon such terms and conditions as the Managing Member, in its absolute discretion, shall determine, including, without limitation, taking title to the Properties; to own, lease, operate and manage the Properties for income-producing purposes; to furnish services and goods in connection with the operation and management of the Properties; to enter into agreements pertaining to the operation and management of the Properties; to borrow funds for such purposes and to mortgage or otherwise encumber any or all of the Company's assets or Properties to secure such borrowings; to sell or otherwise dispose of the Properties and the assets of the Company; and to undertake and carry on all activities necessary or advisable in connection with the acquisition, ownership, leasing, operation, management and sale of the Properties.

                               IV.  CAPITAL

       4.1 MANAGING MEMBERS. The Managing Member and the Special Managing Member shall be obligated to make capital contributions to the Company, to the extent not previously made, in the amounts of $600 and $400, respectively. The Managing Members shall not be obligated to make any other contributions to the capital of the Company, except that, in the event that the Managing Members have negative balances in their capital accounts after dissolution and winding up of, or withdrawal from, the Company, the Managing Members will contribute to the Company an amount equal to the lesser of (a) the deficit balances in their capital accounts or (b) 1.01% of the total capital contributions of the Limited Members' over the amount previously contributed by the Managing Members hereunder.

      4.2  LIMITED MEMBER CAPITAL CONTRIBUTIONS.

       (a)    INITIAL  CONTRIBUTION.   There  shall  initially   be
   available for subscription by prospective Limited Members an aggregate of 24,000 Limited Liability Company Units. The purchase price of each Unit shall be $1,000, except that the AEI Securities, Inc. may purchase Units for $920. Except as provided in section 4.10, each subscriber must subscribe for a minimum purchase of two and one-half Units, with the exception of Qualified Plans and Individual Retirement Accounts, which must subscribe for a minimum purchase of two Units and subscribers may purchase fractional Units above such minimums.

      (b) REQUIREMENTS FOR LIMITED MEMBER STATUS. Upon the initial closing of the sale of Units, the purchasers will be admitted as Limited Members not later than 15 days after the release from impound of the purchasers' funds. Thereafter, an investor will be admitted to the Company not later than the first day of each month provided that his or her subscription for Units has been received at least five business days prior to such date. All subscriptions for Units shall be accepted or rejected by the Company within 30 days of their receipt; if rejected, all funds shall be returned to the subscriber within ten business days. The Members shall not be obligated to make any additional contributions to the capital of the Company.

       4.3 CAPITAL ACCOUNTS. A separate capital account shall be maintained by the Company for each Member. It is intended that the capital account of each Member will be maintained in accordance with the capital accounting rules of Treas. Reg. Section 1.704-1(b)(2)(iv). In general this will mean that the capital account of each Member shall be initially credited with the amount of his or her cash contribution to the capital of the Company. The capital account of each Member shall further be credited by the amount of any additional contributions to the capital of the Company made by such Member from time to time, shall be debited by the amount of

                                A-6

any cash distributions made by the Company to such Member and shall be credited with the amount of income and gains and debited with the amount of losses of the Company allocated to such Member. In all instances the capital accounting rules in Treas. Reg. Section 1.704-1(b)(2)(iv) will determine the proper debits or credits to each Member's capital account. The Managing Member may, at its option, increase or decrease the capital accounts of the Members to reflect a revaluation of Company Property on the Company's books at the times when, pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv), such adjustments may occur. The adjustments, if made, will be made in accordance with such Regulation, including allocating taxable items, as computed for book purposes, to the capital accounts as prescribed in such Regulation. In the case of the transfer of all or a part of an interest in the Company, the capital account of the transferor Member attributable to the transferred interest will carry over to the transferee Member. In the case of termination of the Company pursuant to Section 708 of the Code, the rules of Treas. Reg. Section 1.704-1(b)(2)(iv) shall govern adjustments to the capital accounts. If there are any adjustments to Company property as a result of Sections 732, 734, or 743, the capital accounts of the Members shall be adjusted as provided in Treas. Reg. Section 1.701-1(b)(2)(iv)(m). Except as provided in Section
4.1 of this agreement, in the event that any Member has a negative capital account balance after dissolution and winding up of the Company, such Member will not be obligated to contribute capital in the amount of such deficit.

      4.4 NO RIGHT TO RETURN OF CONTRIBUTION. The Limited Members shall have no right to withdraw or to receive a return of their contributions to the capital of the Company, as reflected in their respective capital accounts from time to time, except upon presentment of Units in accordance with Section 7.7 or upon the dissolution and liquidation of the Company pursuant to Article XII.

       4.5 RETURN OF UNUSED NET OFFERING PROCEEDS. In the event that any portion of the Limited Members' capital contributions is not invested or committed for investment in real property before the later of two years after the date of the Prospectus or six months after the date of the offer and sale of Units pursuant to the Prospectus is terminated (except for amounts utilized to pay operating expenses of the Company and to establish reasonable working capital reserves as determined by the Managing Member), such portion of the capital contributions shall be distributed, without interest but with any Front-End Fees, including without limitation commissions or other Organization and Offering Costs, paid thereon, by the Company to the Limited Members as a return of capital. All of such capital contributions will be available for the general use of the Company during such period and may be expended in operating the Properties that have been acquired. For the purpose of the foregoing, funds will be deemed to have been committed to investment, and will not be returned to the Limited Members to the extent written contractual agreements have been executed prior to the expiration of the preceding period, regardless of whether any such investment is ultimately consummated pursuant to the written contractual agreement. To the extent any funds have been reserved to make contingent payments in connection with any Property pursuant to a written contractual agreement in connection with such Property or pursuant to a reasonable decision of the Managing Members that additional reserves are necessary in connection with any Property, regardless of whether any such payment is ultimately made, subscription funds will not be returned to the Limited Members.

       4.6 LOANS TO COMPANY; NO INTEREST ON CAPITAL. The Members may make loans to the Company from time to time, as authorized by the Managing Member, in excess of their contributions to the capital of the Company, and any such loans shall not be treated as a contribution to the capital of the Company for any purpose hereunder, nor shall any such loans entitle such Member to any increase in his or her share of the profits and losses and cash distributions of the Company, nor shall any such loans constitute a lien against the Properties. The amount of any such loans with interest thereon at a rate determined by the Managing Member, in its absolute discretion, but not to exceed the rate that otherwise would be charged by unaffiliated lending institutions on comparable loans for the same purpose, shall be an obligation of the Company to such Member. The Managing Members or their Affiliates may loan funds to the Company during the offering period for the purpose of acquiring a Property. Interest on such loans shall not be in excess of the rate that either would be charged by an unrelated lending

                                A-7

institution on comparable loans for the same purpose in the same locality of the Properties or represents the cost of funds of the Managing Members or their Affiliates. No interest shall be paid by the Company on the contributions to the capital of the Company by the Members.

       4.7 PURCHASE OF LIMITED LIABILITY COMPANY UNITS BY MANAGING MEMBERS. The Managing Members and their Affiliates may subscribe for and acquire Units for their own account; provided, however, that any Units acquired by the Managing Members or their Affiliates will be acquired for investment and not with a view to the distribution thereof and that the aggregate amount of Units so purchased by the Managing Members will not exceed five percent (5%) of the Units offered. With respect to such Units, the Managing Members and their Affiliates shall have all the rights afforded to Limited Members under this agreement, except as may be expressly provided in this agreement.

       4.8 NONRECOURSE LOANS. A creditor who makes a nonrecourse loan to the Company will not have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor.

      4.9 WORKING CAPITAL RESERVE. The Managing Members shall use their best efforts to maintain a working capital reserve of one percent (1%) of the aggregate Adjusted Capital Contributions and to restore such reserve if depleted.

      4.10 DISTRIBUTION REINVESTMENT PLAN.

      (a) A Limited Member may elect to participate in a program for the reinvestment of his or her distributions of Net Cash Flow (the "Distribution Reinvestment Plan") and have his or her distributions of Net Cash Flow from operations reinvested in Units of the Company. Limited Members participating in the Distribution Reinvestment Plan may purchase fractional Units and there shall be no minimum purchase amount with respect to such participants. Each Limited Member electing to participate in the Distribution Reinvestment Plan shall receive, at the time of each distribution of Net Cash Flow, a notice advising such Limited Member of the number of additional Units purchased with such distribution and advising such Limited Member of his or her ability to change his or her election to participate in the Distribution Reinvestment Plan.

      (b) If a Limited Member withdraws from the Distribution Reinvestment Plan, such withdrawal shall be effective only with respect to distributions made more than 30 days following receipt by the Company of written notice of such withdrawal. In the event of a transfer by a Limited Member of Units, such transfer shall terminate the Limited Member's participation in the plan as of the first day of the quarter in which the transfer is effective.

      (c) Distributions may be reinvested only if (i) the sale of Units continues to be registered or qualified for sale under federal and applicable state securities laws; (ii) each continuing Participant has received a current prospectus relating to the Company, including any supplements thereto, and executed a confirmation within one year of such reinvestment indicating such Participant's intention to purchase units in the Company through the Plan and confirming that the Participant continues to satisfy the investor suitability requirements;
   (iii) there has been no distribution of Net Proceeds of Sale or Refinancing. If (A) any of the foregoing conditions are not satisfied at the time of any distribution, or (B) no interests are available to be purchased, such distributions shall be paid in cash.

      (d) Each Limited Member electing to participate in the Distribution Reinvestment Plan hereby agrees that his or her investment in this Company constitute his or her agreement to be a Limited Member of the Company and to be bound by the terms and conditions of this agreement and, if at any time he or she fails to meet applicable investor suitability guidelines or cannot make the other investor representations required or set forth in

                                A-8

   the then current Company agreement prospectus or subscription agreement, he or she will promptly notify the Managing Members in writing.

      (e) The Company shall pay a commission in connection with any reinvestment pursuant to the plan to any broker-dealer designated by the Participant in the plan. If no broker-dealer is designated or the Limited Member has advised the Company that he or she desires that such commissions not be paid, or if the designated broker-dealer has not signed a dealer agreement with respect to the Company, or if the broker-dealer is no longer qualified under applicable law to engage in the solicitation of the sale of such Company interests, then no commission shall be paid and all Limited Members in the Company shall be credited with a pro rata portion of the commission not so paid. No fees shall be paid to the Company or the Managing Members at the time of any such reinvestment, but the Managing Members of the Company may be reimbursed for the Cost incurred in making such reinvestment, in accordance with the provisions of this agreement.

      (f) The Managing Members may, at their option, elect to terminate the Distribution Reinvestment Plan at any time without notice to Limited Members.


V. ALLOCATION OF PROFITS, GAINS AND LOSSES; DISTRIBUTIONS TO MEMBERS

       The Members agree that the income, profits, gains and losses of the Company shall be allocated and that cash distributions of the Company shall be made as follows:

       5.1   ALLOCATION OF INCOME, PROFITS, GAINS AND LOSSES.   For
income tax purposes, income, profits, gains and losses of the Company for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any Property, using such methods of accounting for depreciation and other items as the Managing Member determines to use for federal income tax purposes, shall be allocated as of the end of each fiscal year to each Member based on his or her varying interest in the Company during such fiscal year. The Company shall determine, in the discretion of the Managing Member and as recommended by the Company auditors, whether to prorate items of income and deduction according to the portion of the year for which a Member was a member of the Company or whether to close the books on an interim basis and divide such fiscal year into segments. Subject to Section 5.6, for income tax purposes, income, profits, gains and losses, other than any gain or loss realized upon the sale, exchange or other disposition of any Property, shall be allocated as follows:

      (a) Net loss shall be allocated 99% to the Limited Members, .6% to the Managing Member and .4% to the Special Managing Member; and

      (b) Net income, profits and gains shall be allocated 97% to the Limited Members, 1.8% to the Managing Member and 1.2% to the Special Managing Member.

       5.2 DISTRIBUTIONS OF NET CASH FLOW. Net Cash Flow from operations, if any, with respect to a fiscal year will first be distributed 97% to the Limited Members and 3% to the Managing Members. Any amounts distributed to the Limited Members in accordance with this Section 5.2 shall be allocated among the Limited Members pro rata based on the number of Units held by each Limited Member and the number of days such Units were held during such fiscal year.

     5.3  ALLOCATION OF GAIN OR LOSS UPON SALE, EXCHANGE OR OTHER
          DISPOSITION OF A PROPERTY.

      (a) Subject to Section 5.6, for income tax purposes, the gain realized upon the sale, exchange or other disposition of any Property shall be allocated as follows:

                                A-9


           (i) First, to and among the Members in an amount equal to the negative balances in their respective capital accounts (pro rata based on the respective amounts of such negative balances).

           (ii) Next, 99% to the Limited Members and 1% to the Managing Members until the balance in each Limited Member's capital account equals the sum of such Limited Member's Adjusted Capital Contribution plus an amount equal to a 7% per annum return on such Limited Member's Adjusted Capital Contribution, cumulative but not compounded, to the extent not previously distributed pursuant to Section 5.2 and
      Section 5.4(a).

           (iii) The balance of any remaining gain will then be allocated 90% to the Limited Members and 10% to the Managing Members.

      (b) Subject to Section 5.6, any loss on the sale, exchange or other disposition of any Property will be allocated 99% to the Limited Members and 1% to the Managing Members.

      5.4 DISTRIBUTION OF NET PROCEEDS OF SALE. Upon refinancing, sale or other disposition of any of the Properties, Net Proceeds of Sale may be reinvested in additional properties; provided, however, that sufficient cash is distributed to the Limited Members to pay state and federal income taxes (assuming Limited Members are taxable at a marginal rate of 7% above the federal capital gains rate applicable to individuals) created as a result of such transaction. Except for distributions upon liquidation of the Company (which are governed by Section 12.3 of this agreement), Net Proceeds of Sale that are not reinvested in additional properties will be distributed as follows:

      (a) First, 99% to the Limited Members and 1% to the Managing Members until the Limited Members have received an amount from Net Proceeds of Sale equal to the sum of (i) an amount equal to a 7% per annum return on their Adjusted Capital Contributions, cumulative but not compounded, to the extent such 7% return has not been previously distributed to them pursuant to Section 5.2 and this Section 5.4(a), plus (ii) their Adjusted Capital Contributions.

      (b) Any remaining balance will be distributed 90% to the Limited Members and 10% to the Managing Members.

In no event will the Managing Members receive more than 10% of Net Proceeds of Sale.

       5.5 CUMULATIVE RETURN. The Company shall pay a cumulative, but not compounded, 6% per annum return on Adjusted Capital Contributions before applying Net Proceeds of Sale to a reduction of Adjusted Capital Contributions. The cumulative (but not compounded) return on Adjusted Capital Contributions with respect to each Unit shall commence on the first day of the calendar quarter following the date on which such Unit is initially held by a Limited Member.

        5.6   REGULATORY  ALLOCATIONS.   The  following  Regulatory
Allocations shall be made in the following order:

      (a) MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of these Regulatory Allocations, if there is a net decrease in Company minimum gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in Company minimum gain (within the meaning of Treas. Reg. 1.704-2(b)(2) and 1.704-2(d)) determined in accordance with Treas. Reg. 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. 1.704-2(f)(6)

                                A-10


   and 1.704-2(j)(2). This paragraph (a) is intended to comply with
   the  minimum gain chargeback requirement in Treas. Reg.   1.704-
   2(f) and shall be interpreted consistently therewith.

      (b) MEMBER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Treas. Reg. 1.704-2(i)(4), notwithstanding any other provision of these Regulatory Allocations, if there is a net decrease in Member nonrecourse debt minimum gain, as defined in Treas. Reg. 1.704-2(i)(2) and determined pursuant to Treas. Reg. 1.704-2(i)(3), attributable to a Member nonrecourse debt, as defined in Treas. Reg. 1.704-2(b)(4), during any Company fiscal year, each Member who has a share of the Member nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Treas. Reg. 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Treas. Reg. 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Regulations 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement in Treas. Reg. 1.704-2(i)(4) and shall be interpreted consistently therewith.

      (c) QUALIFIED INCOME OFFSET. If a Member unexpectedly receives an adjustment, allocation or distribution described in Treas. Reg. s 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such unexpected adjustment, allocation or distribution puts such Member's capital account into a deficit balance or increases such deficit balance determined after such account is credited by any amounts which the Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Treas. Reg. 1.704-2(g)(1) and 1.704-2(i)(5) and debited by the items described in Treas. Reg. 1.704-1(b)(2)(ii)(d)(4), (5) and (6) and for all other allocations tentatively made pursuant to these Regulatory Allocations as if this paragraph (c) were not in this agreement, such Member shall be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit or increase as quickly as possible. It is intended that this paragraph (c) shall meet the requirement that this agreement contain a "qualified income offset" as defined in Treas. Reg. 1.704-1(b)(2)(ii)(d) and this Section shall be interpreted and applied consistently therewith.

      (d) GROSS INCOME ALLOCATION. In the event any Member has a deficit capital account at the end of any fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this paragraph (d) shall be made only if and to the extent that such Member would have a deficit capital account in excess of such sum after all other allocations provided for in these Regulatory Allocations have been made as if paragraph (c) and this paragraph (d) were not in the Agreement.

      (e) NONRECOURSE DEDUCTIONS. Nonrecourse deductions, within the meaning of Treas. Reg. 1.704-2(b)(1), for any fiscal year or other period shall be specially allocated to the Members in proportion to their Units.

      (f) MEMBER NONRECOURSE DEDUCTIONS. Any Member nonrecourse deductions, within the meaning of Treas. Reg. 1.704-2(i)(1) and 1.704-2(i)(2), for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of

                                A-11


   loss with respect to the Member nonrecourse debt to which such Member nonrecourse deductions are attributable in accordance
   with Treas. Regulations   Section 1.704-2(i).

      (g) SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732, 734(b) or 743(b) is required, pursuant to Treas. Reg. 1.704-1(b)(2)(iv)(m)(2) or (4), to be taken into account in determining capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to such Sections of the Treasury Regulations.

       The Regulatory Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this paragraph. Therefore, notwithstanding any other provision of these Regulatory Allocations (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's capital account balance is, to the extent possible, equal to the capital account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 12.1 and Section
12.2. In exercising its discretion under this paragraph, the Managing Member shall take into account future Regulatory Allocations under Sections paragraphs (a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under paragraphs (e) and (f).

         5.7 LIMITATION ON LOSS ALLOCATION. Notwithstanding anything in Sections 5.1 above, losses allocated pursuant to
Section 5.1 shall not exceed the maximum amount of losses that can be so allocated without causing a Member to have an adjusted capital account deficit at the end of any fiscal year. In the event one of the Members would have an adjusted capital account deficit as a consequence of an allocation of losses pursuant to Section 5.1, the limitation set forth herein shall be applied on a Member by Member basis so as to allocate the maximum permissible losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations. All losses in excess of the foregoing limitation shall be allocated to the Members in proportion to their Units.

       5.8 ALLOCATION AMONG MANAGING MEMBERS. Any allocations or distributions to the Managing Members shall be made in the following ratio: 60% to the Managing Member and 40% to the Special Managing Member.


            VI.  RIGHTS, POWERS AND DUTIES OF MANAGING MEMBERS

       The Members agree that the Managing Members, acting through the Managing Member, shall have the following rights, powers and, where provided, duties in connection with the conduct of the business of the Company.

       The Managing Member shall manage the affairs of the Company in a prudent and business-like fashion and shall use its best efforts to carry out the purposes and character of the business of the Company. The Managing Member shall devote such of its time as it deems necessary to the management of the business of the Company and may enter into agreements with an Affiliate to provide services for the Company, provided that such services are furnished at Cost.

        6.1   APPOINTMENT  OF  MANAGING  MEMBER.   Subject  to  the
limitations herein, and to the express rights afforded Limited Members herein, including, without limitation, the rights set forth

                                A-12


in Articles VII and XI herein, the Special Managing Member and the Limited Members delegate to the Managing Member the sole and exclusive authority for all aspects of the conduct, operation and management of the business of the Company, including making any decision regarding the sale, exchange, lease or other disposition of the Properties; PROVIDED, HOWEVER, that the Managing Member shall be required to obtain the prior consent of a majority of the Limited Members, by interest, to the sale of all or substantially all of the assets of the Company. In the event the Managing Member proposes to cause the Company to enter into a transaction requiring the consent of the Special Managing Member, the Managing Member shall forthwith notify the Special Managing Member of its intentions in writing. The Special Managing Member shall be considered to have consented to such proposal if he fails to notify the Managing Member of his objection thereto within 20 days of the date of notice of such proposal, such notification to include a brief statement of each reason for the Special Managing Member's opposition to such proposal. With the exceptions stated above, the Managing Member shall have the exclusive authority to make all decisions affecting the Company and to exercise all rights and powers granted to the Managing Members.

      6.2  REIMBURSEMENT OF EXPENSES.

      (a) Subject to the limitations set forth in Section 6.2(b), the Company shall reimburse the Managing Members and their affiliates at their Cost: (i) for any expenditures of their own funds for purposes of organizing the Company and arranging for the offer and sale of Units (including commissions); (ii) for all Acquisition Expenses incurred by them, (iii) for the services they provide in the sales effort of the Properties, and
   (iv) for the expenses of controlling persons and overhead expenses directly attributable to the forgoing services or attributable to Administrative Services (which overhead expenses shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's independent public accountant). In addition, the Company shall reimburse the
   Managing Members and their affiliates at their Cost for Administrative Expenses necessary for the prudent operation of the Company, provided that any expenses of controlling persons and overhead expenses included in such Administrative Expense reimbursements shall be subject to the limitations set forth in
   Section 6.2(b).

      (b)   The  aggregate  cumulative reimbursements  pursuant  to
   Section 6.2(a)(i) to (iv) to the Managing Members and their Affiliates, will not exceed, at the end of any fiscal year, the sum of (i) the Front-End Fees of up to 20% of capital contributions, (ii) property management fees of up to 1% of Net Cash Flow, except for a one time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original term of the lease, (iii) real estate commission of 3% of Net Proceeds of Sale of properties on which the Managing Members or Affiliates furnish a substantial amount of sales efforts, and (iv) 10% of Net Cash Flow less the Net Cash Flow actually distributed to the Managing Members. The Managing Members will review the reimbursements that they and their Affiliates receive at the end of each fiscal year of the Company. If the Managing Members and their Affiliates receive reimbursement for items set forth in Section 6.2(a)(i) to (iv) in excess of the limitations set forth in this section, they will refund the difference to the Company within 30 days of discovery of such excess. Such review shall not take into account any of the fees that might be paid in years after the fiscal year for which the calculation is made.

      (c) The Company's annual report to Limited Members will contain information concerning reimbursements made to the
   Managing Member and its Affiliates. Within the scope of the annual audit, an independent certified public accountant shall verify the allocation of costs to the Company. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures that the Managing Member's independent certified public accountants consider appropriate in the circumstances. Such methods of verification shall at a minimum provide: (i) a review of the time records of employees and control persons, the costs of

                                A-13

   whose services were reimbursed and (ii) a review of the specific nature of the work performed by each such employee and control person. The additional cost of such verification will be itemized by such accountant on a program-for-program basis, and the Managing Members will be reimbursed for such additional cost only to the extent that the cost of such verification, when added to all reimbursements to the Managing Members for services rendered to the Company, does not exceed the competitive price for such services which would be charged by non-affiliated persons rendering similar services in the same or comparable geographic location.

      (d) The Managing Members and their Affiliates will not be reimbursed or otherwise paid for any services except as set forth in Section 6.2(a).

       6.3 OTHER ACTIVITIES OF MANAGING MEMBERS. The Managing Members, during the term of this Company, may engage in and possess an interest for their own account in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, investment in and development of real estate; and neither the Company nor any Member, by virtue of this agreement, shall have any right in and to said independent ventures or any income or profits derived therefrom. Nothing in this section shall be deemed to diminish the Managing Member's overriding fiduciary obligation to the Company, or to constitute a waiver of any right or remedy the Company or Limited Members may have in the event of a breach by a Managing Member of such obligation.

      6.4  INDEMNIFICATION AND LIABILITY OF MANAGING MEMBERS.

      (a) The Company shall indemnify each of the Managing Members and their Affiliates (other than an Affiliate that is acting in the capacity of a Broker-Dealer selling Units) against any claim or liability incurred or imposed upon such Managing Member or such Affiliates provided such Managing Member or Affiliate was acting on behalf of or performing services for the Company and the Managing Member has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and such conduct of the Managing Member or Affiliate did not constitute misconduct or negligence. The Managing Members or Affiliates shall not be liable to the Company or any Member by reason of any act or omission of such Managing Member or Affiliate provided the Managing Member has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and such conduct of the Managing Member or Affiliate did not constitute misconduct or negligence. Solely for purposes of this Section 6.4, but for all such purposes, the term "Affiliate" shall mean only those Affiliates, as defined in
   Section 2.5, that furnish services to the Company within the scope of the Managing Members' authority.

      (b) No Managing Member or Affiliate or any Broker-Dealer selling Units shall be indemnified for any liability imposed by judgment, or costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws. The Managing Members and such Affiliates, and such Broker-Dealers, shall be indemnified for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that the party seeking indemnification places before the court the position of the Massachusetts Securities Division, of the Missouri Securities Division, of the Pennsylvania Securities Commission, of the administrator of other relevant state securities laws and of the Securities and Exchange Commission on indemnification for securities law violations, and the court thereafter either:

            (i)    approves   the   settlement   and   finds   that
      indemnification of the settlement and related costs should be made, or

           (ii) approves indemnification of litigation costs if a successful defense is made.


                                A-14

   Any indemnification pursuant to this Section 6.4, or otherwise, shall be recoverable only from the assets of the Company and not from any of the Limited Members. No Managing Member or Affiliate shall be entitled to advances for legal expenses and other costs incurred as a result of legal action initiated against the Managing Members or Affiliate unless (1) the action relates to the performance of the duties of such Managing Member or Affiliate on behalf of the Company, (2) the action is not initiated by a Limited Member, and (iii) the Managing Member or Affiliate undertakes to repay such advances in cases in which it is determined they are not entitled to indemnification.

      (c) The Managing Member shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession or control, and the Managing Member shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Managing Members and the Company may not permit the Limited Members to contract away the fiduciary duty owed to the Limited Members by the Managing Members under the common law.

       6.5 PROHIBITED TRANSACTIONS. Notwithstanding anything to the contrary contained herein, the Managing Members and Affiliates of the Managing Members (i) may not receive interest and other financing charges or fees on loans made to the Company in excess of the amounts that would otherwise be charged by unaffiliated lending institutions on comparable loans for the same purpose and in the same locality of the Property if the loan is made in connection with a particular Property, (ii) may not require a prepayment charge or penalty on any loan from the Managing Members to the Company, (iii) may not provide financing to the Company that is payable over a period exceeding 48 months or for which more than 50% of the principal is due in more than 24 months, (iv) may not grant to themselves an exclusive listing for the sale of any
Property, (v) may not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such adviser to advise the purchaser of the Units, provided, however, that this provision shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Units, (vi) may not commingle Company funds with the funds of any other person, (vii) may not sell property to, purchase property from, or lease property to or from the Company, provided that the Company may purchase real property from the Managing Members or their Affiliates (but not from affiliated programs unless the interest purchased by the Company from the affiliated program is equal to or smaller than the interest retained by the affiliated program and the joint venture so created complies with section 6.6 of this agreement) if the Managing Members or their Affiliates purchased the property in their own name and temporarily held title thereto for a period not in excess of twelve months for the purpose of facilitating the acquisition of the property, the borrowing of money, the obtaining of financing for the Company or any other purpose related to the business of the Company, and the property is purchased by the Company for a price no greater than the price paid by the Managing Members or their Affiliates plus Acquisition Expenses in accordance with the provisions of this agreement, and any profit or loss on such property during such period is paid to or charged against the Company, and there is no other benefit arising out of such transaction to the Managing Members or their Affiliates apart from compensation otherwise permitted by this agreement (the prohibitions of this Section 6.5(vii) shall also apply to any program in which the Managing Members have an interest), (viii) may not receive a commission or fee in connection with the reinvestment or distribution of the proceeds of the resale, exchange or refinancing of the Properties (ix) may not cause the Company to incur indebtedness directly or indirectly related to the purchase of properties, from any source, (x) may not cause the Company to invest in other limited partnerships or limited liability companies, provided that joint venture arrangements set forth in
Section 6.6 shall not be prohibited, (xi) may not cause the Company to acquire property in exchange for Units, (xii) may not cause the Company to pay a fee to the Managing Members or their Affiliates for insurance coverage or brokerage services, (xiii) may not cause the Company to make loans or investments in real property mortgages other than in connection with the purchase or sale of the Company's

                                A-15

properties, (xiv) may not cause the Company to operate in a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, (xv) may not cause the Company to underwrite or invest in the securities of other issuers, except as specifically discussed in Section 6.6 and in the Prospectus, (xvi) may not cause the Company to incur the cost of that portion of liability insurance that insures the Managing Members or their Affiliates for any liability as to which such Managing Members or their Affiliates are prohibited from being indemnified under
Section 6.4., (xvii) may not receive a real estate commission in connection with the purchase, sale or financing of a Property and will not permit aggregate compensation to others in connection with the sale of any Property to exceed a Competitive Real Estate Commission, (xviii) may not receive an Acquisition Fee (including, without limitation, Development Fee or Construction Fee) or permit such Acquisition Fees, together with Acquisition Expenses paid to any party, by the Company to exceed 18% of the total capital contributions of Limited Members pursuant to Section 4.2 of this agreement, (xix) may not cause the Company to incur Front-End Fees to the extent that such fees would cause the Company's Investment in Properties to be less than 80% of capital contributions, (xx) may not receive any rebate or give-up nor participate in any reciprocal business arrangement in circumvention of the NASAA Guidelines, nor shall any Managing Member participate in any reciprocal business arrangement that would circumvent the restrictions of such NASAA Guidelines against dealing with affiliates or promoters, and (xxi) may not cause the Company to make any loans or advances at any time to the Managing Members or their Affiliates.

       6.6 INVESTMENTS IN OTHER PROGRAMS. The Company may not purchase limited partnership or limited liability company interests of another program. The Company may, however, invest (a) in general partnerships or ventures that own and operate a particular property provided the Company, either alone or together with any publicly-registered Affiliate, acquires a controlling interest in such other ventures or general partnerships, and such general partnerships or joint venture does not result in duplicate fees, (b) in joint venture arrangements with another publicly-registered program sponsored by the Managing Members or their Affiliates, or (c) in joint venture arrangements with the Managing Members or their Affiliates other than another publicly registered program. For purposes of Section 6.6(a), "controlling interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the Company or joint venture, including the authority to:

           (i) review all contracts entered into by the general Company or joint venture that will have a material effect on its business or property;

           (ii) cause a sale or refinancing of the property or the Company's interest therein subject in certain cases where required by the Company or joint venture agreement, to limits as to time, minimum amounts and/or a right of first refusal by the joint venture Member or consent of the joint venture Member;

           (iii) approve budgets and major capital expenditures, subject to a stated minimum amount;

           (iv) veto any sale or refinancing of the property, or, alternatively, to receive a specified preference on sale or refinancing proceeds; and,

           (v) exercise a right of first refusal on any desired sale or refinancing by the joint venture Member of its interest in the property except for transfer to an Affiliate of the joint venture Member.

       For purposes of 6.6(b), the Company shall be permitted to invest in joint venture arrangements with another publicly-registered program or programs sponsored by the Managing Members or their Affiliates for the purpose of acquiring a property from unaffiliated parties only if all the following conditions are met:

                                A-16

      (a) The two programs have substantially identical investment objectives;

      (b) There are no duplicate property management or other fees;

      (c) The Managing Members' compensation is substantially similar in each program;

      (d) In the event of a proposed sale of property held in the joint venture by the other joint venture member, the Company will have a right of first refusal to purchase the other party's interest; and

      (e) The investment by each of the programs in the joint venture must be on substantially the same terms and conditions.

       For purposes of 6.6(c), the Company shall be permitted to invest in joint venture arrangements with the Managing Members or their Affiliates other than a publicly-registered program for the purpose of acquiring a property from unaffiliated parties only if all the following conditions are met:

      (a) The investment is necessary to relieve the Managing Member from any commitment to purchase the property entered into in compliance with Section 6.5(vii) prior to the closing of the offering period of the Company;

      (b) There are no duplicate property management or other fees;

      (c) The investment by each of the programs in the joint venture must be on substantially the same terms and conditions;

      (d) In the event of a proposed sale of property held in the joint venture by the other joint venture member, the Company will have a right of first refusal to purchase the other party's interest.

      6.7  UNIMPROVED OR NON-INCOME PRODUCING PROPERTY/PROPERTY
           UNDER CONSTRUCTION.

      (a) The Company may not acquire unimproved or non-income producing property except in amounts and upon terms which can be financed by the Limited Members' capital contributions or from funds provided from operations. In no event shall the Company acquire unimproved or non-income producing property exceeding
   10% of the total capital contributions of Limited Members pursuant to Section 4.2 of this agreement. For purposes of this
   Section 6.7, properties that are expected to produce income within two years shall not be considered unimproved or non-income producing properties. Neither the Managing Members nor any Affiliate will develop, construct or provide Major Repairs or Rehabilitation for properties, or render services in connection with such activities; provided that nothing in this section shall prohibit an unaffiliated third party from engaging in such activities on behalf of the Company.

      (b) The Company may not acquire property which is under construction unless completion is guaranteed at the purchase price contracted for by (i) a completion bond, (ii) a written guarantee of completion by a person who, or entity that, has provided financial statements demonstrating sufficient net worth and collateral, or (iii) retention of a reasonable portion of the purchase price as an offset in the event the seller does not perform.

       6.8 INVESTMENTS IN JUNIOR TRUST DEEDS. The Company may not invest in junior trust deeds and other similar obligations except to the extent such investments arise upon sale of Properties. In no event shall such investments exceed 10% of the gross assets of the Company.

                                A-17

       6.9 REQUIREMENT FOR REAL PROPERTY APPRAISAL. All Property acquisitions by the Company will be supported by an appraisal prepared by a competent, independent appraiser. The appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any Limited Member.

      6.10  BALLOON PAYMENTS.

      (a)  Any  Indebtedness of the Company (which  shall,  in  any event, be subject to the limitations contained in Section 6.5(ix) of this agreement) which is not fully amortized in equal payments over a period of not more than 30 years, shall have a maturity date (due date) which is not earlier than ten years after the date of purchase of the underlying property or two years after the anticipated holding period of the property (provided such holding period is at least seven years); provided, however, that this Section 6.10(a) shall not limit the ability of the Company to finance Properties using adjustable rate mortgages.

      (b) The Company may not incur indebtedness of any kind, including all-inclusive and wrap-around loans and interest-only loans, in connection with the purchase of a Property.

      (c) The provisions of this Section 6.10 shall not apply (but the provisions of section 6.5(ix) shall apply) to indebtedness representing, in the aggregate, 25% or less of the total purchase price of all Properties acquired, or to interim financing, including construction financing, with a full take-out commitment.

      6.11  SELLING COMMISSIONS.

      (a) Except as otherwise provided in this Section 6.11, the Company shall pay any and all Selling Commissions and expense allowances in the amount of $100 per Unit sold in accordance with the Dealer Manager Agreement with AEI Securities, Inc. The Company shall also reimburse the Dealer Manager for the bona fide due diligence expenses of dealers selling Units to the extent the aggregate of such reimbursements do not exceed $5.00 per Unit sold.

       (b)   A  registered  principal  or  representative  of   AEI
   Securities, Inc. or any other broker-dealer may purchase Units net of commissions, at a per Unit purchase price of $920.

      6.12  ROLL-UP TRANSACTIONS

      (a) The Company shall not participate in any Roll-Up (i) which would result in Limited Members having democracy rights in the Roll-Up Entity which are less than those provided in this Company Agreement (provided that, if the form of the Roll-Up entity is other than a Company, the democracy rights shall conform to those provided in this Company Agreement to the greatest extent possible); (ii) which includes provisions that would act to materially impede or frustrate the accumulation of shares of any purchaser of the securities of the Roll-Up entity (except to the extent required to preserve the tax status of the Roll-Up Entity); (iii) which would limit the rights of Limited Members to exercise voting rights in the securities of the Roll-Up entity on the basis of the number of equity interests held by such Limited Members; (iv) which would result in a Roll-Up Entity which would have rights to access of records less than those of the Company; or (v) which provides for the costs of the Roll-Up to be borne by the Company and which is not approved by Limited Members.

      (b) No Roll-Up shall be conducted unless an appraisal of all material Company assets has been obtained from a competent person or entity that has no material current or prior business or personal relationship with the Managing Members or their Affiliates and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of

                                A-18

   the type held by the Company and is qualified to perform such appraisal. The appraisal shall be based on an evaluation of all relevant information, assuming an orderly liquidation of the Company's assets over a 12-month period, and shall indicate the value of the Company's material assets as of a date immediately preceding announcement of the proposed Roll-Up. The appraiser expert performing the appraisal shall be engaged for the benefit of the Company and its Members. A summary of the appraisal shall be included in a report to the Limited Members in connection with the Proposed Roll-Up and if such report is a part of a prospectus used to offer securities in the Roll-Up Entity, the appraisal shall be filed with the SEC and the states in connection with the registration statement for the offering.

      (c) Any Limited Member who votes against a Roll-Up that is completed, shall be given the option to (i) accept the securities in the Roll-Up Entity in the Roll-Up, or (ii) either one of (x) remaining a Limited Member in the Company or (y) receiving cash in the amount of the appraised value of the assets of the Company.


            VII.  PROVISIONS APPLICABLE TO LIMITED MEMBERS

       The following provisions shall apply to the Limited Members, and the Limited Members hereby agree thereto.

       7.1 LIABILITY. The Limited Members shall be liable with respect to the Company only to the extent of the amount of the contribution to capital made by such Limited Members as provided in
Section 4.2. The Units are nonassessable.

      7.2 NO PARTICIPATION IN MANAGEMENT. No Limited Member shall take any part or participate in the conduct of, or have any control over, the business of the Company, and no Limited Member shall have any right or authority to act for or to bind the Company; provided, however, that the Company may not sell all or substantially all of the assets of the Company without the prior written consent of a majority of the Limited Members, by interest.

      7.3 NO WITHDRAWAL OR DISSOLUTION. No Limited Member shall at any time withdraw from the Company except as provided in this agreement. No Limited Member shall have the right to have the Company dissolved or to have his or her contribution to the capital of the Company returned except as provided in this agreement. The death or bankruptcy of a Limited Member shall not dissolve or terminate the Company.

       7.4 CONSENT. To the fullest extent permitted by law, each of the Limited Members hereby consents to the exercise by the Managing Member of all the rights and powers conferred on the Managing Member by this agreement.

       7.5 POWER OF ATTORNEY. Each of the Limited Members and the Special Managing Member hereby irrevocably constitute and appoint the Managing Member his or her or its true and lawful attorney, in his or her or its name, place and stead to make, swear to, execute, acknowledge and file:

      (a) this Operating Agreement and any and all certificates of formation of the Company, and any amendments thereto that may be required by the Limited Liability Company Act, including amendments required for the reflection of return of capital to any Member or the contribution of any additional capital, and the continuation of the business of the Company by a substitute and/or additional Managing Member;

      (b) any certificate or other instrument and any amendments thereto that may be required to be filed by the Company in order to accomplish the business and the purposes of the Company,

                                A-19

   including any business certificate, fictitious name certificate or assumed name certificate;

      (c) any cancellation of such certificates of formation, this Operating Agreement and any and all other documents and instruments that may be required upon the dissolution and liquidation of the Company;

      (d) new certificates of formation and any and all documents and instruments that may be required to effect a continuation of the business of the Company as provided in this agreement; and

      (e) any amended operating agreement or certificate of formation that has been duly adopted hereunder or authorized hereby.

      It is expressly intended that the foregoing power of attorney is (1) coupled with an interest and shall survive the bankruptcy, death, incompetence or dissolution of any person hereby giving such power and (2) does not affect the Limited Members' rights to approve or disapprove any amendments to this agreement or other matters as provided elsewhere herein.

       If a Limited Member assigns his or her interest in the Company, as provided in Article IX, the foregoing power of attorney shall survive the delivery of the instruments effecting such assignment for the purpose of enabling the Managing Member to sign, swear to, execute and acknowledge and file any and all amendments to the certificates of formation of the Company and other instruments and documents necessary to effectuate the substitution of the assignee as a Limited Member.

       7.6 LIMITATION OF ACQUISITION OF EQUITY SECURITIES OF THE MANAGING MEMBERS. The Limited Members (excluding the Managing Members or their Affiliates who purchase Limited Liability Company Units) shall not own, directly or indirectly, individually or in the aggregate, more than 20% of the outstanding equity securities of either of any Managing Member or its Affiliates.

       The phrase "own, directly or indirectly" used herein shall have the meaning set forth in Section 318 of the Internal Revenue Code of 1954, as currently in effect or as hereafter amended. As of the date hereof, such term includes ownership by a Limited Member, his or her spouse, children, grandchildren, parents, any Company of which the Limited Member or any of the foregoing is a member, any estate or trust of which the Limited Member or any of the foregoing is the beneficiary and any corporation at least 50% owned in the aggregate by said Limited Member or any of the foregoing.

                                A-20


      7.7  RIGHT TO PRESENT UNITS FOR PURCHASE.

      (a) Beginning 36 months from the date of the Prospectus, each Limited Member shall have the right, subject to the provisions of this Section 7.7, to present his or her Units to the Company for purchase by submitting notice on a form supplied by the Company to the Managing Member specifying the number of Units he or she wishes repurchased. Such notice must be postmarked after January 1 but before January 31, and after July 1 but before July 31 of each year. On March 31 and September 30 of each year (hereafter, a "Repurchase Date"), and subject to the limitations set forth below, the Managing Member shall cause the Company to purchase the Units of Limited Members who have tendered their Units to the Company. The purchase price shall be equal to eighty percent (80%) of the Net Value Per Unit as of the preceding December 31 (in the case of purchases as of March
   31) or June 30 (in the case of purchases as of September 30) (such dates being hereafter referred to as a "Determination Date"), and less any distributions to the tendering Limited Member after the Determination Date and prior to the Repurchase Date. The Managing Members shall publish the repurchase price offered for Units based on its determination of the Net Value Per Unit as soon as possible after each Determination Date. The Company will not be obligated to purchase in any year any number of Units such that such Units, when aggregated with all other transfers of Units that have occurred since the beginning of the same calendar year (excluding Permitted Transfers) would exceed two percent (2%) of the total number of Units outstanding on January 1 of such year. In the event requests for purchase of Units received in any given year exceed the two percent (2%) limitation, the Units to be purchased will be determined based on the postmark date of the written notice of Limited Members tendering Units. Any Units tendered but not selected for purchase in any given year will be considered for purchase in subsequent years only if the Limited Member retenders his or her Units. In no event shall the Company be obligated to purchase Units if, in the sole discretion of the Managing Member, such purchase would impair the capital or operation of the Company nor shall the Company purchase any Units in violation of applicable legal requirements.

      (b) For purposes of all calculations pursuant to Article V of this agreement, any Net Cash Flow or Net Proceeds of Sale used to repurchase Units or to repay borrowings that were used to repurchase Units shall be deemed distributed to the remaining Limited Members pro rata based on the ratio of the number of Units owned to all Units outstanding after such repurchase.

       7.8 VOTING RIGHTS. To the extent permitted under the Limited Liability Company Act, as amended, the Limited Members may, by vote of a majority of the outstanding Units (excluding Units held by the Managing Members for their own accounts), and without the concurrence of the Managing Members:

           (1) amend this Operating Agreement in accordance with the provisions of Article XI;

           (2) remove the Managing Member and elect a new Managing Member in accordance with Section 10.4 of this agreement;

           (3)   approve  or  disapprove  the  sale  of   all   or
           substantially all of the assets of the Company;

           (4)   dissolve  the Company in accordance  with  Section
           12.1(g).


           VIII.  BOOKS OF ACCOUNT; REPORTS AND FISCAL MATTERS

       8.1 BOOKS; PLACE; ACCESS. The Managing Member shall maintain accurate books of account and each and every transaction shall be entered therein. The Company records shall contain the names and addresses of all Members and shall maintain, for a period

                                A-21

of six years after completion of the offering of Units, copies of all subscriptions and other materials used to determine that the purchase of the Units was suitable for each Limited Member. The books of account and the records shall be kept at the office of the Company in St. Paul, Minnesota, and any Member or his or her legal counsel may inspect and copy the Company books and records at any time during ordinary business hours. The Managing Member shall have no obligation to deliver or mail to Limited Members copies of certificates of formation or amendments thereto.

       8.2   METHOD.   The  books  of  account  shall  be  kept  in
accordance with generally accepted accounting principles.

       8.3 FISCAL YEAR. The fiscal year of the Company shall end on December 31 of each year.

       8.4 ANNUAL REPORT. At the Company's expense, the books of account shall be audited at the close of each fiscal year by a firm of independent public accountants selected by the Managing Member, and a copy of its report shall be transmitted within 120 days after the close of such fiscal year to the Members and to such state securities commissioners as may be required by the rules and regulations of the various states.

       The annual report shall contain (a) a balance sheet as of year end, a statement of operations for the year then ended, a statement of Members' equity, and statement of cash flows, all of which shall be audited with a report containing an unqualified opinion expressed thereon, or an opinion containing no material qualification of an independent public accountant, (b) a report of the activities of the Company during the period covered by the report and (c) the amount of any fees or other reimbursements to the Managing Members or any Affiliates of the Managing Members during the fiscal year to which such annual report relates, including information required by Section 6.2. Such report shall set forth distributions to Limited Members for the period covered thereby and shall separately identify distributions from (i) cash flow from operations during the period, (ii) cash flow from operations during a prior period that had been held as reserves,
(iii) proceeds from the disposition of property and investments and
(iv) reserves from the gross proceeds of the offering originally obtained from the Limited Members. The financial information contained in the annual report will be prepared on the GAAP basis. The Managing Member also shall make available to each Limited Member, upon request, a copy of any annual reports that the Company may be required to file with the Securities and Exchange Commission within 90 days after the close of the period to which such reports relate.

       8.5 QUARTERLY REPORTS. During the life of the Company, the Managing Member shall prepare and distribute to all Members within 60 days after the end of each quarter and to such state securities commissioners as may be required by the rules and regulations of the various states, a quarterly summary of Company financial results. Such quarterly reports shall contain (a) a current condensed balance sheet, which may be unaudited, (b) a condensed operating statement for the quarter then ended, which may be unaudited, (c) a condensed cash flow statement for the quarter then ended, which may be unaudited, and (d) other pertinent information regarding the Company and its activities during the quarter covered by the report. Such quarterly reports shall also contain a detailed statement setting forth the services rendered, or to be rendered, by the Managing Members or their Affiliates and the amount of the fees received. The Managing Member also shall make available to each Limited Member, upon request, a copy of any reports that the Company may be required to file with the Securities and Exchange Commission within 45 days after the close of the period to which such reports relate.

       8.6 SPECIAL REPORTS. The Managing Member shall have prepared, as of the end of each quarter in which a Property is acquired, a special report of real property acquisitions within the quarter. Such special reports shall be distributed to the Limited Members for each quarter in which a Property is acquired until all proceeds available from the offering of Units are invested or returned to the Limited Members as provided in Section 4.5. Such

                                A-22

special reports shall describe the Properties acquired and shall include a description of the geographic location and the market upon which the Managing Member is relying. The special report shall include all facts that reasonably appear to materially influence the value of the Property, including, but not limited to, the date and amount of the appraised value, the purchase price and terms of the purchase, the amount of proceeds in the Company that remain unexpended or uncommitted and any Acquisition Expenses paid by the Company to the Managing Members or their Affiliates in connection with real property acquisitions within the quarter.

       8.7 TAX RETURNS; TAX INFORMATION. Within 75 days after the close of each fiscal year, all necessary tax information shall be transmitted to all Members and to such state securities commissioners as may be required by the rules and regulations of the various states.

       8.8 BANK ACCOUNTS. Except as otherwise described in the Prospectus, the Managing Member shall select a bank account or accounts for the funds of the Company, and all funds of every kind and nature received by the Company shall be deposited in such account or accounts. The Managing Member shall designate from time to time the persons authorized to withdraw funds from such accounts. The funds of the Company will not be commingled with funds of any other person or entity.

       8.9 TAX ELECTIONS. In the event of a transfer of all or part of the Company interest of any Member, the Company, in the sole discretion of the Managing Member, may elect pursuant to
Section 754 of the Internal Revenue Code of 1986 (or any successor provisions) to adjust the basis of the assets of the Company. The Managing Member shall be the "tax matters Member" for the Company as that term is defined in Section 6231 of the Internal Revenue Code of 1986, as amended.

       8.10 INVESTOR LIST. In addition to the other records maintained by the Company, the Company shall maintain at all times, in alphabetical order and on white paper with printing in not less than 10 point type, a list of Limited Members, including the names, addresses and business telephone numbers of the Limited Members and the number of Units held by each, which shall be updated at least quarterly to reflect changes in the information contained therein. The list of Limited Members shall be available for inspection by any Limited Member or such Limited Member's designated agent at the office of the Company upon request of such Limited Member. In addition, a copy of the Limited Member list shall be mailed to any Limited Member requesting the same within ten (10) days of the receipt of a written request. The Company may charge a reasonable fee to such Limited Member to cover the costs of reproduction and postage. The purposes for which such list may be requested by the Limited Members shall include, without limitation, matters relating to voting rights of the Limited Members and the exercise of rights of the Limited Members under federal proxy laws. If the Managing Member neglects or refuses to exhibit, produce or mail a copy of the Limited Member list as requested, the Managing Member shall be liable for the costs, including attorneys' fees, incurred by the Limited Member in compelling the production of the list and for the actual damages suffered by the Limited Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Limited Member list is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Member relative to the affairs of the Company. The Managing Member may require the Limited Member requesting such list to represent that the list is not requested for a commercial purpose unrelated to the Limited Member's interest in the Company. For all such purposes, the acquisition of additional Units shall be considered a commercial purpose unrelated to the Limited Member's interest in the Company. The Managing Member may also require, as a condition to making such list available, (i) that the list be requested under the signature of the Limited Member of record rather than a person or entity holding a power of attorney for such Limited Member; and (ii) whenever the list will be used to solicit purchases of Units, that the requesting Limited Member agree to provide materials to the persons solicited, and to the Managing Member for review and comment prior to use, generally complying with the disclosure requirements of

                                A-23

Section 14(d) of the Securities Exchange Act of 1934 and Rule 14d-6 promulgated thereunder, including, without limitation, the price at which the Fund last agreed to repurchase Units and the price at which Units were last purchased in any secondary trading service that is published, prominently displayed in type size no less than 14 point; PROVIDED, HOWEVER, that the Managing Member may not refuse to provide the list if the materials contain the foregoing information because it is not otherwise satisfied with the materials to be sent. The remedies set forth in this section 8.10 shall be in addition to, and not by way of limitation of, remedies available to Limited Members under federal law, or the laws of any state.


              IX.  ASSIGNMENT OF LIMITED MEMBER'S INTEREST

      The Company interest of a Limited Member shall be represented by a Certificate of Participation. The form and content of the Certificate of Participation shall be determined by the Managing Member. The Company interest of a Limited Member may not be assigned, pledged, mortgaged, sold or otherwise disposed of, and no Limited Member shall have the right to substitute an assignee in his or her place, except as provided in this Article IX.

       9.1 LIMITATIONS ON TRANSFER RELATED TO TAX STATUS. Other than pursuant to a Permitted Transfer, no Limited Member shall transfer or assign any part of his or her interest in the Company, and no such transfer or assignment shall be recognized by the Company but shall be null and void, if such transfer or assignment, when added to all other transfers or assignments made during the same fiscal year, other than (A) Permitted Transfers, (B) Qualified Matching Service Transfers, or (C) transfers pursuant to the repurchase provisions of section 7.7 of this agreement, would constitute transfers of in excess of two percent (2%) of Company interests outstanding. The Managing Member may request such information from a transferring Limited Member as is necessary to determine whether a transfer is a Permitted Transfer or a Qualified Matching Service Transfer. The Managing Member may refuse to affect any transfer if the transferring Limited Member is unable, or refuses, to demonstrate that the transfer is a Permitted Transfer or Qualified Matching Service Transfer or if the Managing Member is not able to verify, to its satisfaction, that the transfer will qualify for a safe harbor under Treasury Regulation 1.7704-1(e) or
(g).

       9.2 PROTECTIVE PROVISIONS RELATING TO TRANSFER FRAUD. No Limited Member shall be obligated to sell, assign or transfer any Units or any other interest in the Company, prior to receipt of adequate disclosure relating to the Company. The Company shall provide to any Limited Member, upon request and without charge, prior to the date of any transfer, copies of the most recent reports (forms 10-Q, 10-K etc.) filed by the Company with the Securities and Exchange Commission, together with information relating to the Net Value Per Unit as of the most recent Determination Date. Other than pursuant to a Permitted Transfer, no Limited Member shall transfer any part of his or her interest in the Company, and no such transfer or assignment or any agreement executed by a Limited Member with respect to such transfer or assignment shall be recognized by the Company but shall be null and void, unless such Limited Member shall have confirmed in writing to the Managing Member that he or she received and reviewed such information relating to Net Value Per Unit at least 24 hours prior to execution of any such agreement of transfer, and has received copies of such reports as he or she may have requested. For purposes of the foregoing, confirmation on behalf of a Limited Member by power of attorney shall not be effective unless the attorney so appointed provides proof acceptable to the Managing Member of the Limited Member's incapacity to provide confirmation directly.

       9.3 RIGHT OF FIRST REFUSAL. Except with respect to (A) Permitted Transfers, (B) Qualified Matching Service Transfers, or
(C) transfers pursuant to the repurchase provisions of section 7.7 of this agreement, no Member (the "Offering Member") may assign, transfer, convey or otherwise dispose of all or any part of any Unit directly or indirectly unless such Member shall give have given notice ("Offer Notice") in writing to the Company, setting

                                A-24

forth the number of Units (the "Offered Units") to be Transferred, the consideration (the "Offer Price") for which such Units would be Transferred and the name of the proposed transferee. Subject to the terms and conditions hereinafter set forth, the Company shall have the right to purchase all but not less than all of the Offered Units at the Offer Price. The Company may exercise such right by delivering to the Offering Member its election to exercise within 15 days after the date on which the Company has received the Offer Notice. Subject to the limitations set forth in Section 9.1 (which shall be controlling), the closing of any such purchase by the Company shall occur within 60 days of such exercise by delivery of payment on the same terms as specified in the Offer Notice. Offered Units purchased by the Company shall be canceled. Unless all Units are purchased pursuant to the option granted in this
Section 9.3, the Offering Member shall be free, for a period of 90 days after the expiration of such fifteen day period, to sell the Offered Units to the proposed transferee on the same terms as were described in the Offer Notice. Unless the transfer is approved by the Managing Member in accordance with this Article IX and the transferee acknowledges in writing that he, she or it is bound by the terms of this Agreement as provided in Section 9.5, the transferee shall not become a Member of the Company but shall only be an assignee of the financial rights of his, her or its assignor. Any Member who transfers all of his, her or its financial rights shall cease to be a Member of the Company. All notices shall be in writing.

       9.4 TRANSFERS. Except as provided in Section 9.1, 9.2 and 9.3, each Limited Member may transfer or assign all or part of his or her interest in the Company as provided in the Limited Liability Company Act; provided, however, that no transfer or assignment shall be effective until written notice thereof is received by the Managing Member and the Managing Member approves such transfer or assignment. Such approval shall be granted unless the Managing Member determines that the transfer will cause a violation of the provisions of this agreement, including the percentage limitations referred to in Section 9.1 above and the provisions of section 9.2 or 9.3. In any case that a transfer is not permitted for any reason other than pursuant to the limitations set forth in section 9.1, 9.2 or 9.3, the decision to prohibit the transfer shall be supported by an opinion of counsel. All transfers or assignments of interests in the Company occurring during any month shall be deemed effective (i.e., the transferee shall become a Limited Member of record) on the last day of the calendar month in which written notice thereof is received by the Managing Member.

       9.5 ADMISSION OF ASSIGNEE AS MEMBER. No assignee of all or part of the Company interests of any Limited Member shall have the right to become a substitute Limited Member unless (i) his or her assignor has confirmed the matters set forth in Section 9.2, (ii) his or her assignor has stated such intention in the instrument of assignment, (iii) such assignee shall pay all expenses in connection with such admission as a substitute Limited Member, as described in Section 9.8 and (iv) the transfer to such assignee has been made in compliance with Section 9.1 and 9.3. By executing and adopting this agreement, each Limited Member hereby consents to the admission of additional or substitute Limited Members by the Managing Member and to any assignee of his or her Units becoming a substitute Limited Member.

      9.6 MINIMUM SIZE. No purported sale, assignment or transfer by a Limited Member of less than two and one-half Units (two Units for transfers by Qualified Plans and Individual Retirement Plans) will be permitted or recognized, except by gift, inheritance, intra-family transfers, family dissolutions, transfers to Affiliates or by operation of law.

       9.7 DEATH OF LIMITED MEMBER. If a Limited Member dies, his or her executor, administrator or trustee, or if he or she is adjudged incompetent or insane, his or her committee guardian or conservator, or if he or she becomes bankrupt, the receiver or trustee of his or her estate, shall have the rights of a Limited Member for the purpose of settling or managing his or her estate and such power as the decedent or incompetent possessed to assign all or any part of his or her Units and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a substitute Limited Member. The death, dissolution or adjudication of incompetency or bankruptcy of a Limited Member shall not dissolve the Company.

                                A-25

      9.8 DOCUMENTS AND EXPENSES. As a condition to admission as a substitute Limited Member, an assignee of all or part of the Company interest of any Limited Member or the legatee or distributee of all or any part of the Company interest of any Limited Member shall execute and acknowledge such instruments, in form and substance satisfactory to the Managing Member, as the Managing Member shall deem necessary or advisable to effectuate such admission and to confirm the agreement of the person being admitted as such substitute Limited Member to be bound by all of the terms and provisions of this agreement. Such assignee, legatee or distributee shall pay all reasonable expenses, not exceeding $100, in connection with such admission as a substitute Limited Member.

      9.9 ACQUIT COMPANY. In the absence of written notice to the Company of any assignment of a Company interest, any payment to the assigning Member or his or her executors, administrators or representatives shall acquit the Company of liability to the extent of such payment to any other person who may have an interest in such payment by reason of an assignment by the Member or by reason of such Member's death or otherwise.

      9.10 RESTRICTION ON TRANSFER. Notwithstanding the foregoing provisions of this Article IX, no sale or exchange of a Company interest may be made if the interest sought to be sold or exchanged, when added to the total of all other Company interests sold or exchanged within the period of 12 consecutive months prior thereto, would result in the termination of the Company under section 708 of the Internal Revenue Code of 1986 (or any successor section).

       9.11 ENDORSEMENT ON CERTIFICATE. The foregoing provisions governing the assignment of the Company interest of a Limited Member shall be indicated by an endorsement on the certificate evidencing such Limited Member's interest in the Company, in the form as determined from time to time by the Managing Member.


   X. DEATH, WITHDRAWAL, EXPULSION AND REPLACEMENT OF THE MANAGING
      MEMBERS

       10.1 DEATH. In the event of the death of the Special Managing Member, the estate of the Special Managing Member shall assume all of his obligations under this agreement and be responsible for their discharge. The estate may elect to withdraw from the Company only upon satisfaction of the conditions in
Section 10.2 applicable to the Special Managing Member.

       10.2 WITHDRAWAl. The Managing Member may not withdraw from the Company without first providing 90 days' written notice to the Limited Members of its intent to so withdraw and providing a substitute Managing Member to the Company that shall be accepted by a vote of not less than a majority, by interest, of the Limited Members (excluding any Limited Company Units held by any Managing Member for its own account); provided, however, that nothing in this agreement shall be deemed to prevent the merger, consolidation or reorganization of the Managing Member into or with a successor entity controlled by, or under common control with, a Managing
Member, and such successor entity shall be deemed to be the Managing Member of the Company for all purposes and effects and shall succeed to and enjoy all rights and benefits and bear all obligations and burdens conferred or imposed hereunder upon the Managing Member. The Limited Members shall vote to accept or reject the proposed substitute Managing Member in person or by proxy at a meeting called by the Managing Member for such purpose in accordance with Section 11.1 of this agreement.

      The Special Managing Member may not withdraw from the Company prior to December 31, 2002.

      10.3 EXPULSION. A Managing Member shall be expelled without further action for "cause," which means (1) final judicial determination or admission of its bankruptcy or insolvency, (2)

                                A-26


withdrawal from the Company without providing a substitute Managing Member in accordance with Section 10.2 or (3) final judicial determination that it (i) was grossly negligent in its failure to perform its obligations under this agreement, (ii) committed a fraud upon the Members or upon the Company, (iii) committed a felony in connection with the management of the Company or its business or (iv) was in material breach of its obligations under this agreement. This section does not limit the right of the Limited Members to remove the Managing Members upon a majority vote of the Limited Members.

       10.4 REMOVAL AND REPLACEMENT OF MANAGING MEMBERS. In the event of (i) the wrongful withdrawal of a Managing Member or the expulsion of a Managing Member under circumstances that the Company lacks a Managing Member or (ii) the written proposal of Limited Members holding 10% or more of the issued and outstanding Units, and upon providing not less than 10 nor more than 60 days' written notice by certified mail to all Members, the Limited Members may call a meeting of the Company for the purpose of removing or replacing any or all of the Managing Members. At such meetings, any of the Managing Members may be removed or replaced without cause by a vote (rendered in person or by proxy) of a majority, by interest, of the Limited Members (excluding Units held by the Managing Members for their own accounts).

       10.5 PAYMENT FOR REMOVED MANAGING MEMBER'S INTEREST. Upon the expulsion, withdrawal or removal of a Managing Member, the Company shall pay to the terminated Managing Member all amounts then accrued and owing to the terminated Managing Member and an amount equal to the then present fair market value of the terminated Managing Member's interest in the Company determined by agreement of the terminated Managing Member and the Company, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated Managing Member and the Company. The fair market value of the terminated Managing Member's interest shall be the amount the terminated Managing Member would receive upon dissolution and termination of the Company assuming that such dissolution or termination occurred on the date of the terminating event and the assets of the Company were sold for their then fair market value without any compulsion on the part of the Company to sell such assets. In the case of a voluntary withdrawal, the withdrawing Managing Member shall be paid the fair market value of its or his interest by the issuance by the Company of a non-interest bearing unsecured promissory note providing for payment of principal from distributions that the withdrawing Managing Member otherwise would have been entitled to receive under this agreement had such Managing Member not withdrawn. In the case of an involuntary termination, the terminated Managing Member shall be paid the fair market value of its or his interest by the issuance by the Company of a promissory note with a five year maturity payable in five equal installments of principal and interest at the prevailing market rate of interest.

       10.6 FAILURE TO ADMIT SUBSTITUTE MANAGING MEMBER. In the event that a substitute Managing Member has not been appointed and admitted as provided in Section 10.4 so that there is no Managing Member acting, the Company shall then be dissolved, terminated and liquidated.


                  XI.  AMENDMENT OF AGREEMENT AND MEETINGS

       11.1 GENERAL. Either Managing Member may, at any time, propose an amendment to this agreement and shall notify all Members thereof in writing, together with a statement of the purpose(s) of the amendment and such other matters as the Managing Member deems material to the consideration of such amendment. If such proposal does not adversely affect the rights of the Limited Members, such proposal shall be considered adopted and this agreement deemed amended. At any time, Limited Members holding not less than 10% of the issued and outstanding Units may propose an amendment to this agreement, or a meeting of Limited Members to consider any other proposal for which the Limited Members may vote hereunder,

                                A-27

including the sale of all or substantially all of the assets of the Company. Upon the request in writing to the Managing Member of any person entitled to call a meeting, or in the event a proposal of a Managing Member adversely effects the rights of Limited Members, or in the event of objection by 10% of Limited Members by interest to such a proposal, the Managing Member shall call a special meeting of all Members, in each case at a location convenient to Limited Members, to consider the proposal at the time requested by the person requesting the meeting which shall be not less than 15 nor more than 60 days after receipt of such request. Written notice of the meeting shall be given to all Members either personally or by certified mail not less than 10 nor more than 60 days before the meeting, but in any case where a meeting is duly called by request of Limited Members, not more than 10 days after receipt of such request. Included in the notice shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution or amendment proposed. The notice shall provide that Limited Members may vote in person or by proxy. The affirmative vote of a majority, by interest, of the Limited Members (excluding any Units held by the Managing Members for their own accounts) shall decide the matter, without the consent of the Managing Members. In any event, however, no such amendment shall affect the allocation of economic interests to the Members or alter the allocation of Company management responsibilities and control without the approval of each Managing Member and a majority by interest, of the Limited Members, except as otherwise provided in
Article X.

       11.2 ALTERNATIVE TO MEETINGS. As an alternative to voting at meetings of the Company pursuant to this and other Articles of this agreement, the Limited Members may consent to and approve by written action any matter that the Limited Members may consent to and approve by vote at a meeting. In order to consent to and approve the matter, the same percentage of Limited Members, by interest, must sign the written action as is required by vote at a meeting; provided, however, that written notice is given to all Members at least 15 days before solicitation of signatures is begun.


                    XII.  DISSOLUTION AND LIQUIDATION

       12.1 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved only upon the occurrence of one or more of the following events:

      (a)  the  expiration of the term set forth  in Section 1.4;

      (b) the occurrence of any event that, under the laws of the jurisdictions governing the Company shall dissolve the Company;

      (c)  the bankruptcy of the Company or any of the Managing
   Members;

      (d) the withdrawal or the expulsion of a Managing Member if a substitute Managing Member has not been timely admitted as provided in Article X, with the result that there is no Managing Member acting;

      (e) the decree of court that other circumstances render a dissolution of the Company equitable or required by law;

      (f) the sale or other disposition of all or substantially all of the assets of the Company; and

      (g) at any time by the affirmative vote of a majority, by interest, of the Limited Members (excluding Units held by the Managing Members for their own accounts) at a meeting called in accordance with Section 11.1 of this agreement.

                                A-28

       12.2   CONTINUATION  OF  BUSINESS.  Except  as  provided  in
Section 12.3, upon the dissolution of the Company for any reason, the business of the Company and title to the property of the Company shall be vested in the Company continuing the business. Upon any such dissolution no Member, nor his or her legal representatives, shall have the right to an account of his or her interest as against the Company continuing the business, and no Member, nor his or her legal representatives, as against the Company continuing the business, shall have the right to have the value of his or her interest as of the date of dissolution ascertained nor have any right as a creditor or otherwise with respect to the value of his or her interest.

       12.3 LIQUIDATION AND WINDING UP. If dissolution of the Company should be caused by reason of (a) an event that makes it unlawful for the business of the Company to be carried on or for the Members to carry it on in the Company, (b) the bankruptcy of the Company, (c) the withdrawal or expulsion of a Managing Member and no substitute Managing Member has been timely admitted as provided in Article X, with the result that there is no Managing Member acting, (d) a decree of court that other circumstances render a dissolution and winding up of the affairs of the Company equitable or required by law, (e) the sale of all or substantially all of the assets of the Company, (f) the express will of Limited Members as provided in Section 12.1(g) above, the Company shall be liquidated and the Managing Member (or the person or persons selected by a decree of court to carry out the winding up of the affairs of the Company) shall wind up the affairs of the Company.

       The Managing Member or the person winding up the affairs of the Company shall promptly proceed to liquidate the Company. No distribution upon liquidation in kind of property and assets shall be made to Limited Members. In settling the accounts of the Company, the assets and the property of the Company shall be distributed in the following order of priority:

      (a) To the payment of all debts and liabilities of the Company, including loans by Members that are secured by mortgages, but excluding any other loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

      (b) To the establishment of any reserves deemed necessary by the Managing Member or the person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

      (c) To the repayment of any unsecured loans or advances that may have been made by any Members to the Company in the order of priority as provided by law;

      (d) Any remaining balance will be distributed to the Members pro rata based on each Member's positive capital account balance, after giving effect to allocations pursuant to Sections
   5.1 and 5.3 and after taking into account all capital account adjustments for the Company taxable year during which liquidation occurs (other than those made pursuant to this Section 12.3(d)).


                      XIII.  MISCELLANEOUS PROVISIONS

       13.1 INTERPRETATION. The terms and provisions of this agreement shall be governed by and construed in accordance with the laws of the State of Delaware. All references herein to Articles and Sections refer to Articles and Sections of this agreement. All Article and Section headings are for reference purposes only and shall not affect the interpretation of this agreement. The use of the masculine gender, for all purposes of this agreement, shall be deemed to refer to both male and female Members.

       13.2 NOTICE. Any notice given in connection with the business of the Company shall be duly given if mailed, by certified or registered mail, postage prepaid: if to the Company, to the

                                A-29

principal office of the Company set forth in Section 1.3 or to such other address as the Company may hereafter designate by notice to the Members; if to the Managing Member or the Special Managing Member, to the address set forth in Section 1.3 or such other address as such Managing Members may hereafter designate by notice to the Company; if to the Limited Members, to the addresses set forth in the subscription agreement executed by each Limited Member or to such other address as such Limited Members may hereafter designate by notice to the Company.

       13.3 SUCCESSORS AND ASSIGNS. Except as herein otherwise provided to the contrary, this agreement shall be binding upon and inure to the benefit of the parties hereto and their personal representatives, assigns and successors.

       13.4 COUNTERPARTS. This agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

       13.5 SEVERABILITY. In the event that any provision of this agreement shall be held to be invalid, the same shall not affect the validity of the remainder of this agreement or the validity or the formation of the Company as a limited Company under the Limited Liability Company Act.

       IN  WITNESS WHEREOF, this agreement has been executed as  of
the      day of            ,    .


LIMITED MEMBERS                     MANAGING MEMBERS

By AEI Fund Management XXI, Inc.,   AEI Fund Management XXI, Inc.
   attorney-in-fact                 Managing Member


By                                  By
   Robert P. Johnson, President       Robert P. Johnson, President



                                      Robert P. Johnson,
                                      Special Managing Member


                                A-30


                               EXHIBIT B

                       PRIOR PERFORMANCE TABLES

     The information presented in the following tables represents the historical experience of all public real estate programs organized by the Manager or their Affiliates during the periods indicated. Limited Members in the Fund should not assume that they will experience returns if any, comparable to those experienced by investors in such prior real estate programs. Investors will have no interest in the assets or operations of the Managing Members.

    Additional information relating to the performance of prior programs is contained in Part II of the Registratioin Statement, of which this Prospectus is a part of, that has been filed with the Securities and Exchange Commission. Such information may be obtained by contacting Mr. Robert P. Johnson, President, AEI Fund Management XXI, Inc., 1300 Minnesota World Trade Center, 30 East Seventh Street, Seventh Street, Saint Paul, Minnesota 55101.

    The programs included in the following tables have investment objectives similiar to those of the Partnership, including protection of capital, distribution of partially "tax sheltered" cash flow from operations, and capital appreciation.


Table                      Index Description                     Page

   I             Experience in Raising and Investing Funds        B-2
  II             Compensation to Sponsors                         B-3
 III             Operating Results of Prior Partnerships          B-4
  IV             Results of Completed Programs                    B-7
   V             Sales or Disposals of Properties                 B-8





                                  TABLE I

                 EXPERIENCE IN RAISING AND INVESTING FUNDS
                                (Unaudited)

   The following table provides information at December 31, 1999, as to the experience of the General Partners and their Affiliates in raising and investing funds with respect to all prior public programs closed in the last five years.


                                    AEI           AEI           AEI
                                  Income &      Income &      Income &
                                  Growth        Growth         Growth
                                 Fund XXI      Fund XXII      Fund 23
Dollar Amount Offered          $24,000,000   $24,000,000    $24,000,000
Dollar Amount Raised           $24,000,000   $16,917,222    $ 2,993,818
Percentage of Amount
 Raised                              100.0%        100.0%         100.0%
Less Offering Expenses:
 Selling Commissions
  and Discount                         8.0           8.0           10.0
 Organizational
  Expenses                             5.6           6.5            5.0
 Other (a)                             4.3           6.4            1.4
 Less Reserves                         0.1           0.1            0.1
                                -----------   -----------    -----------
Percent Available
 for Investment                       82.0%         79.0%          83.5%
                                ===========   ===========    ===========
Acquisition Costs:
 Prepaid Items and
  Fees Related
  to Purchase of
  Property                             0.0%          0.0%           0.0%
 Investment in
  Properties (b)                      82.0          79.0            0.0(c)
 Acquisition Fees                      0.0           0.0            0.0
                                -----------   -----------    -----------
Total Acquisition Cost                82.0%         79.0%           0.0%
                                ===========   ===========    ===========

Percent Leverage                       0.0%          0.0%           0.0%
Date Offering Began                Feb. 95       Jan. 97        Mar. 99
Length of Offering
 (months)                               24            24             (d)
Months to Invest 90% of
 Amount Available for
 Investment (measured
 from beginning of
 offering)                              36            32             (c)



(a)Represents distributions in excess of net cash flow (return of capital).

(b)Includes cash down payments and capitalized costs and expenses related to the purchase of properties, including the cost of appraisals, attorney's fees, expenses of personnel in investigating properties, and overhead allocated to such activities.

(c)Acquisitions are in process.

(d)Represents  subscriptions accepted through December 31, 1999.   Offering
  had not closed as of December 31, 1999.






                                    B-2

                                 TABLE II

                         COMPENSATION TO SPONSORS
                                (Unaudited)

    The following table provides information as to the compensation paid to the General Partners and their Affiliates during the period from February, 1995 to December 31, 1999 for all prior public programs closed in the last five years.


                                    AEI             AEI            AEI
                                  Income &        Income &       Income &
                                   Growth          Growth         Growth
                                  Fund XXI       Fund XXII       Fund 23
Type of Compensation
Date Offering Commenced             Feb. 95        Jan. 97        Mar. 99
Dollar Amount Raised            $24,000,000    $16,917,222     $2,993,818
Amount Paid to Sponsors
 From Proceeds of Offering:
   Underwriting Fees (a)            466,013        339,667         63,961
   Acquisition Expenses
    - purchase option on
             property                     0              0              0
    - real estate
             commission                   0              0              0
    - expense
             reimbursement          559,739(c)     502,009(c)           0
   Organization Offering
    Expenses                        359,605        294,122         46,632
Dollar Amount of Cash
 Generated From
 Operations Before
 Deducting Payments
   to Sponsors                    6,524,759      1,605,829         24,967
Amount Paid to Sponsors
 From Operations:
   Property Management
    Fees (b)                              0              0              0
   Partnership
    Management Fees (b)                   0              0              0
   Reimbursements                 1,101,903        522,988         58,753
   Leasing Commissions                    0              0              0
   Participation  in  Cash
     Distributions                   64,593         66,220          1,235
Dollar Amount of Property
 Sales and Refinancing
 Before Deducting
 Payments to Sponsors:
   - cash                         3,819,057              0              0
   - notes                                0              0              0
Amount Paid to Sponsors
 From Property Sales
 and Refinancing:
   Real Estate
    Commissions                           0              0              0
   Incentive Fees                         0              0              0
   Participation in Cash
    Distributions                    10,302              0              0

(a) Does not include fees paid to AEI Securities, Incorporated which were reallowed to participating dealers.

(b) Although not paid a fixed fee for property management and partnership management, the General Partners and Affiliates were reimbursed at their Cost for the provision of such services. Such reimbursements are reflected under the line item "Amount Paid to Sponsors From Operations-Reimbursements."

(c) The Partnerships received reimbursements from the lessees in the form of financing fees, commitment fees and expense reimbursements to offset these costs. The reimbursements received by Fund XXI and Fund XXII totaled $419,713 and $394,389, respectively.


                                    B-3


                                 TABLE III

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)

The following tables provide information as to the results of all prior programs closed in the past five years for each year of the five years (or from inception if formed after January 1, 1995) ended December 31, 1999.

                                         AEI INCOME & GROWTH FUND XXI
                                           Years Ended December 31

                                     1995        1996          1997        1998        1999
Gross Revenues from Operations     $263,399   $1,341,753   $1,513,094   $1,854,751  $1,891,099
Profit on Sale of Properties              0            0      106,551      235,377     522,233
Less:
   Operating Expenses               144,180      278,563      348,934      356,890     309,758
   Depreciation                      11,687      150,958      251,272      448,810     505,566
 Real Estate Impairment                   0            0      580,200            0           0
                                    --------   ----------   ----------   ----------  ----------
Net  Income (Loss)-GAAP Basis      $107,532   $  912,232   $  439,239   $1,284,428  $1,598,008
                                    ========   ==========   ==========   ==========  ==========
Taxable Income (Loss):
  -from operations                 $245,581   $1,135,292   $  937,374   $1,104,024  $1,144,059
  -from  gain  on  sale                   0            0      102,599      229,440     488,319
                                    ========   ==========   ==========   ==========  ==========

Cash Generated (Deficiency)
   From Operations                 $171,812   $1,098,924   $  966,562   $1,642,315  $1,564,043
Cash Generated From Sales                 0            0      520,790      862,718   2,435,549
Cash Generated From Refinancing           0            0            0            0           0
                                    --------   ----------   ----------   ----------  ----------
Cash Generated From Operations,
   Sales and Refinancing            171,812    1,098,924    1,487,352    2,505,033   3,999,592
Less: Cash Distributions to Investors
  -from operating cash flow         171,812    1,098,924      966,562    1,371,531   1,564,043
  -from sales and refinancing             0            0      352,009      411,231     266,998
  -from cash reserves(a)             21,611       75,670      720,708            0      77,731
                                    --------   ----------   ----------   ----------  ----------
Cash Generated (Deficiency)
   After Cash Distributions         (21,611)     (75,670)    (551,927)     722,271   2,090,820
Less: Special Items (Not Including
 Sales and Refinancing)                   0            0            0            0           0
                                    --------   ----------   ----------   ----------  ----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special Items                    $(21,611)  $  (75,670)  $ (551,927)  $  722,271  $2,090,820
                                    ========   ==========   ==========   ==========  ==========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                    35           64           39           46          48
     -from recapture                      0            0            0            0           1
   Capital Gain (Loss)                    0            0            4            9          19
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                  15           52           18           53          66
     -Return of Capital                  13           14           66           21          13
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                               0            0           14           17          11
     -Refinancing                         0            0            0            0           0
     -Operations                         25           62           40           57          65
     -Cash Reserves (a)                   3            4           30            0           3
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
   Table                                  0            0            0            0          98%


(a) Represents initial capital or cash retained from prior years' cash flow.

(b) Based on an investment of a weighted average Unit outstanding.



                                    B-4
                           TABLE III (Continued)

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)
                                                      AEI INCOME & GROWTH FUND XXII
                                                July 31, 1996
                                           (Operations Commenced)    Years Ended December 31
                                            to December 31, 1996       1997         1998       1999
Gross  Revenues from Operations                 $       0           $ 116,807   $ 545,711   $ 984,858
Profit on Sale of Properties                            0                   0           0           0
Less:
   Operating Expenses                                 357             138,339     233,072     192,767
   Depreciation                                         0                 668      16,025     184,942
   Real Estate Impairment                               0                   0           0           0
                                                 ----------          ----------  ----------  ----------
Net  Income (Loss) - GAAP Basis                 $    (357)          $ (22,200)  $ 296,614   $ 607,149
                                                 ==========          ==========  ==========  ==========
Taxable Income (Loss):
  -from  operations                             $       0           $ 114,913   $ 500,917   $ 596,673
  -from gain on sale                                    0                   0           0           0
                                                 ==========          ==========  ==========  ==========

Cash  Generated (Deficiency) From Operations    $     (57)          $ 139,614   $ 249,364   $ 708,899
Cash Generated From Sales                               0                   0           0           0
Cash Generated From Refinancing                         0                   0           0           0
                                                 ----------          ----------  ----------  ----------
Cash Generated From Operations,
   Sales and Refinancing                              (57)            139,614     249,364     708,899
Less: Cash Distributions to Investors
   -from operating cash flow                            0              77,357     249,364     708,899
   -from sales and refinancing                          0                   0           0           0
   -from cash reserves (a)                              0                   0     430,475     484,397
                                                 ----------          ----------  ----------  ----------
Cash Generated (Deficiency)
  After  Cash  Distributions                          (57)             62,257    (430,475)   (484,397)
Less: Special Items (Not Including
  Sales and Refinancing)                                0                   0           0           0
                                                 ----------          ----------  ----------  ----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special Items                                 $     (57)          $  62,257   $(430,475)  $(484,397)
                                                 ==========          ==========  ==========  ==========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                   0                  30          42          35
     -from recapture                                    0                   0           0           0
   Capital Gain (Loss)                                  0                   0           0           0
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                                 0                   0          25          35
     -Return of Capital                                 0                  20          32          34
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                             0                   0           0           0
     -Refinancing                                       0                   0           0           0
     -Operations                                        0                  20          21          41
     -Cash Reserves (a)                                 0                   0          36          28
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                  0                   0           0        100%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                    B-5


                           TABLE III (Continued)

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)

                                          AEI INCOME & GROWTH FUND 23
                                                  Year Ended
                                               December 31, 1999
Gross Revenues from Operations                   $  25,872
Profit on Sale of Properties                             0
Less:
 Operating Expenses                                 59,658
 Depreciation                                            0
 Real Estate Impairment                                  0
                                                  ----------
Net Loss - GAAP Basis                            $ (33,786)
                                                  ==========
Taxable Income:
 -from operations                                $  25,872
 -from gain on sale                                      0
                                                  ==========

Cash Generated (Deficiency) From Operations      $  38,698
Cash Generated From Sales                                0
Cash Generated From Refinancing                          0
                                                  ----------
Cash Generated From Operations,
 Sales and Refinancing                              38,698
Less: Cash Distributions to Investors
 -from operating cash flow                             700
 -from sales and refinancing                             0
 -from cash reserves (a)                                 0
                                                  ----------
Cash Generated (Deficiency)
 After Cash Distributions                           37,998
Less: Special Items (Not Including
 Sales and Refinancing)                                  0
                                                  ----------
Cash Generated (Deficiency)
 After Cash Distributions and
 Special Items                                   $  37,998
                                                  ==========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                   11
     -from recapture                                     0
   Capital Gain (Loss)                                   0
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                                  0
     -Return of Capital                                  0
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                              0
     -Refinancing                                        0
     -Operations                                         0
     -Cash Reserves (a)                                  0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                  (c)


(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.
(c) As of December 31, 1999, no properties had been acquired by the program.


                                    B-6



                                 TABLE IV

                       RESULTS OF COMPLETED PROGRAMS


        None of the public programs sponsored by the General Partners or their Affiliates have completed operations.




                                    B-7





                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Taco Cabana
Fund XVIII      San Antonio,
                Texas(b)    July 91 Oct. 97   226,316      0           0       0     226,316   0       147,978    147,978   118,031

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia(b)  May  94 Oct. 97   169,721      0           0       0     169,721   0       136,955    136,955    51,473

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio(b)     July 94 Oct. 97   275,421      0           0       0     275,421   0       217,027    217,027    77,008

Net Lease       Rio Bravo
Income & Growth St. Paul,
Fund 84-A       Minnesota(b)Feb. 85 Oct. 97   177,504      0           0       0     177,504   0       202,961    202,961   267,864

AEI Real Estate Taco Cabana
Fund XVIII      San Antonio,
                Texas(b)    July 91 Oct. 97   226,315      0           0       0     226,315   0       147,977    147,977   118,888

Net Lease       Chi-Chi's
Income & Growth Appleton,
Fund 84-A       Wisconsin(b)Feb. 85 Nov. 97   276,279      0           0       0     276,279   0       246,174    246,174   398,842

AEI Real Estate Tractor Supply
Fund XVIII      Bristol,
                Virginia(b) Apr. 96 Nov. 97   296,961      0           0       0     296,961   0       237,846    237,846    38,903

AEI Income &    Champps
Growth Fund     Columbus,
XXI             Ohio(b)     Aug. 96 Nov. 97   295,168      0           0       0     295,168   0       239,850    239,850    29,608

                                       B-9
                               TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the past three years.

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Real Estate Tractor Supply
Fund XVIII      Bristol,
                Virginia(b) Apr. 96 Nov. 97   182,816      0           0       0     182,816   0       150,061    150,061    25,256

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio(b)     July 94 Dec. 97   227,960      0           0       0     227,960   0       177,891    177,891    66,211

Net Lease       Gingham's
Income & Growth St. Charles,
Fund 84-A       Missouri(b) July 85 Dec. 97   226,762      0           0       0     226,762   0       232,334    232,334   278,773

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio(b)     July 94 Dec. 97   225,225      0           0       0     225,225   0       175,756    175,756    66,207

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio(b)     July 94 Dec. 97   218,596      0           0       0     218,596   0       170,775    170,775    64,386

Net Lease       Rio Bravo
Income & Growth St. Paul,
Fund 84-A       Minnesota(b)Feb. 85 Dec. 97   271,675      0           0       0     271,675   0       302,919    302,919   404,755

AEI Real        J. T. McCord's
Estate Fund     Irving,
XVI             Texas       Dec. 87 Dec. 97   741,635      0           0       0     741,635   0     1,147,333  1,147,333    35,207

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio(b)     July 94 Jan. 98   239,893      0           0       0     239,893   0       177,891    177,891    68,324

                                      B-10
                               TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the past three years.

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Income &    Champps
Growth Fund     Columbus,
XXI             Ohio(b)     Aug. 96 Jan. 98   227,414      0           0       0     227,414   0       189,156    189,156    26,890

Net Lease       Chi-Chi's
Income & Growth Appleton,
Fund 84-A       Wisconsin(b)Feb. 85 Jan. 98   170,985      0           0       0     170,985   0       153,193    153,193   252,160

AEI Net Lease   Champps
Income & Growth Lyndhurst,
Fund XX         Ohio(b)     Apr. 96 Jan. 98   184,032      0           0       0     184,032   0       149,183    149,183    25,949

AEI Income      Champps
& Growth        Columbus,
Fund XXI        Ohio(b)     Aug. 96 Feb. 98   181,855      0           0       0     181,855   0       132,408    132,408    20,481

AEI Real Estate am/pm
Fund 86-A       Mini Market
                Carson City,
                Nevada      Aug. 87 Feb. 98   955,401      0           0       0     955,401   0       779,896    779,896 1,103,787

AEI Real Estate am/pm
Fund XVII       Mini Market
                Carson City,
                Nevada      Nov. 88 Feb. 98   850,996      0           0       0     850,996   0       703,871    703,871   872,915

AEI Income &    Champps
Growth Fund XXI Columbus,
                Ohio(b)     Aug. 96 Mar. 98   226,394      0           0       0     226,394   0       165,510    165,510    27,455

Net Lease       Rio Bravo
Income & Growth St. Paul,
Fund 84-A       Minnesota(b)Feb. 85 Apr. 98   198,039      0           0       0     198,039   0       222,627    222,627   302,865

                                      B-11
                               TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the past three years.

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)


AEI Net Lease   Red Line Burgers
Inome & Growth  Houston,
Fund XIX        Texas       Feb. 93 Apr. 98                0           0       0           0   0       303,629    303,629   103,564

Net Lease       Chi-Chi's
Income & Growth Appleton,
Fund 84-A       Wisconsin(b)Feb. 85 May 98    123,721      0           0       0     123,721   0       107,267    107,267   180,300

Net Lease       Chi-Chi's
Income & Growth Appleton,
Fund 84-A       Wisconsin(b)Feb. 85 June 98   174,596      0           0       0     174,596   0       149,883    149,883   253,585

AEI Real Estate Tractor Supply
Fund 85-A       Maryville,
                Tennessee(b)Feb. 96 July 98   133,251      0           0       0     133,251   0        95,494     95,494    24,905

AEI Income      Champps
& Growth        Columbus,
Fund XXI        Ohio(b)     Aug. 96 July 98   227,055      0           0       0     227,055   0       171,422    171,422    34,463

AEI Real Estate Sizzler
Fund 86-A       Springboro,
                Ohio(c)     Aug. 90 July 98    25,385      0           0       0      25,385   0        89,097     89,097     7,807

AEI Real Estate Sizzler
Fund XVIII      Springboro,
                Ohio(c)     Aug. 90 July 98   350,635      0           0       0     350,635   0     1,310,562  1,310,562   123,458

AEI Real Estate Fair Muffler
Fund 85-B       Park Forest,
                Illinois    Aug. 86 Aug. 98       704      0           0       0         704   0       284,903    284,903   199,526

                                      B-12
                               TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the past three years.

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

Net Lease       Rio Bravo
Income & Growth St. Paul,
Fund 84-A       Minnesota(b)Feb. 85 Sep. 98   218,158      0           0       0     218,158   0       244,662    244,662  341,599

AEI Real Estate Rio Bravo
Fund 85-A       St. Paul,
                Minnesota(b)Feb. 85 Sep. 98    35,196      0           0       0      35,196   0        39,465     39,465  54,675

AEI Real Estate Rio Bravo
Fund 85-A       St. Paul,
                Minnesota(b)Feb. 85 Sep. 98   253,092      0           0       0     253,092   0       284,015    284,015  393,475

Net Lease       Chi-Chi's
Income & Growth Appleton,
Fund 84-A       Wisconsin(b)Feb. 85 Sep. 98   260,327      0           0       0     260,327   0       230,825    230,825  399,281

AEI Real Estate Rio Bravo
Fund 85-A       St. Paul,
                Minnesota(b)Feb. 85 Oct. 98   181,897      0           0       0     181,897   0       204,542    204,542  285,371

AEI Real Estate Rio Bravo
Fund 85-A       St. Paul,
                Minnesota(b)Feb. 85 Nov. 98   115,604      0           0       0     115,604   0       132,575    132,575  185,783

Net Lease       Chi-Chi's
Income & Growth Appleton,
Fund 84-A       Wisconsin   Feb. 85 Dec. 98   226,402      0           0       0     226,402   0       201,781    201,781  353,632

AEI Real Estate Applebee's
Fund 85-A       Harlingen,
                Texas       Dec. 95 Dec. 98 1,858,837      0           0       0   1,858,837   0     1,393,470  1,393,470  471,138


                                      B-13
                               TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Real Estate HomeTown Buffet
Fund XVIII      Tucson,
                Arizona(b)  June 93 Feb. 99   131,430      0           0       0     131,430   0        94,554     94,554   68,634

AEI Real Estate HomeTown Buffet
Fund XVIII      Tucson,
                Arizona(b)  June 93 Feb. 99   131,441      0           0       0     131,441   0        94,553     94,553   68,634

AEI Real Estate HomeTown Buffet
Fund XVIII      Tucson,
                Arizona(b)  June 93 Mar. 99   160,729      0           0       0     160,729   0       114,626    114,626   83,555

AEI Net Lease   HomeTown Buffet
Income & Growth Tucson,
Fund XIX        Arizona(b)  June 93 Mar. 99    16,056      0           0       0      16,056   0        11,642     11,642    8,337

AEI Net Lease   HomeTown Buffet
Income & Growth Tucson,
Fund XIX        Arizona(b)  June 93 Mar. 99   208,196      0           0       0     208,196   0       151,972    151,972  110,138

AEI Net Lease   HomeTown Buffet
Income & Growth Tucson,
Fund XIX        Arizona(b)  June 93 Mar. 99   223,640      0           0       0     223,640   0       162,231    162,231  117,689

AEI Real Estate Zapata's
Fund XV         Waco,
                Texas(d)    Dec. 87 May 99    128,879      0           0       0     128,879   0       548,010    548,010   57,689

AEI Real Estate Zapata's
Fund XVI        Waco,
                Texas(d)    Dec. 87 May 99    158,131      0           0       0     158,131   0       674,285    674,285   75,923

                                      B-14
                               TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

Net Lease       Gingham's
Income & Growth St. Charles,
Fund 84-A       Missouri(b) July 85 May 99    218,667      0           0       0     218,667   0       204,181    204,181   282,091

AEI Real Estate Fuddruckers
Fund XV         St. Louis,
                Missouri(d) Mar. 88 June 99 1,145,424      0           0       0   1,145,424   0     1,138,296  1,138,296 1,830,096

AEI Real Estate Fuddruckers
Fund XVI        St. Louis,
                Missouri(d) Mar. 88 June 99   763,611      0           0       0     763,611   0       761,053    761,053 1,219,663

AEI Net Lease   HomeTown Buffet
Income & Growth Tucson,
Fund XIX        Arizona(b)  June 93 June 99   353,749      0           0       0     353,749   0       256,493    256,493   193,341

Net Lease       Chi-Chi's
Income & Growth Appleton,
Fund 84-A       Wisconsin(b)Feb. 85 June 99   191,835      0           0       0     191,835   0       176,761    176,761   322,373

AEI Net Lease   Red Line Burgers
Income & Growth Houston,
Fund XIX        Texas       Feb. 93 July 99         0      0           0       0           0   0       299,531    299,531    88,807

AEI Income &    Arby's
Growth Fund     Montgomery,
XXI             Alabama(b)  May 95  July 99   221,994      0           0       0     221,994   0       185,359    185,359    79,992

AEI Income &    Arby's
Growth Fund     Montgomery,
XXI             Alabama(b)  May 95  July 99   212,651      0           0       0     212,651   0       174,979    174,979    75,569


                                      B-15
                               TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Income &    Arby's
Growth Fund     Montgomery,
XXI             Alabama(b)  May 95  Aug. 99   222,987      0           0       0     222,987   0       185,359    185,359    80,544

AEI Real Estate Timber Lodge
Fund XV         St. Cloud,
                Minnesota(b)Nov. 97 Aug. 99   109,271      0           0       0     109,271   0        97,031     97,031    16,565

Net Lease       Chi-Chi's
Income & Growth Appleton,
Fund 84-A       Wisconsin(b)Feb. 85 Sept. 99  135,853      0           0       0     135,853   0       121,068    121,068   223,328

AEI Real Estate Timber Lodge
Fund XV         St. Cloud,
                Minnesota(b)Nov. 97 Oct. 99    96,357      0           0       0      96,357   0        87,191     87,191    16,371

AEI Real Estate Timber Lodge
Fund XV         St. Cloud,
                Minnesota(b)Nov. 97 Oct. 99   222,208      0           0       0     222,208   0       198,162    198,162    37,422

AEI Income &    Arby's
Growth Fund     Montgomery,
XXI             Alabama(b)  May 95  Oct. 99   224,050      0           0       0     224,050   0       185,359    185,359    84,767

AEI Income &    Caribou Coffee
Growth Fund     Charlotte,
XXI             North
                Carolina    July 97 Oct. 99 1,553,867      0           0       0   1,553,867   0     1,310,597  1,310,597   324,549

Net Lease       Gingham's
Income & Growth St. Charles,
Fund 84-A Miss  Missouri(b) July 85 Nov. 99   313,461      0           0       0     313,461   0       287,001    287,001   414,786

                                      B-16
                               TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Real Estate Timber Lodge
Fund XV         St. Cloud,
                Minnesota(b)Nov. 97 Nov. 99   138,275      0           0       0     138,275   0       128,251    128,251   25,563

AEI Real Estate Timber Lodge
Fund XVII       St. Cloud,
                Minnesota(b)Nov. 97 Nov. 99    32,724      0           0       0      32,724   0        29,373     29,373    6,052

AEI Real Estate Rally's
Fund XVIII      San Antonio,
                Texas       Dec. 92 Dec. 99         0      0           0       0           0   0       303,640    303,640  148,978

Net Lease       Gingham's
Income & Growth St. Charles,
Fund 84-A       Missouri(b) July 85 Dec. 99   226,745      0           0       0     226,745   0       205,001    205,001  297,884

AEI Real Estate Timber Lodge
Fund XVII       St. Cloud,
                Minnesota(b)Nov. 97 Dec. 99   225,900      0           0       0     225,900   0       187,891    187,891   39,700

AEI Real Estate Caribou Coffee
Fund XVI        Marietta,
                Georgia     Aug. 97 Feb. 00 1,468,504      0           0       0   1,468,504   0     1,247,571  1,247,571  347,849

AEI Income &    Children's World
Growth Fund     DePere,
XXII            Wisconsin(b)July 99 Feb. 00   236,003      0           0       0     236,003   0       204,365    204,365   11,197

AEI Income &    Marie Callender's
Growth Fund     Henderson,
XXII            Nevada(b)   Sept.99 Mar. 00   228,337      0           0       0     228,337   0       212,299    212,299    7,966

                                      B-17
                               TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Income &    Marie Callender's
Growth Fund     Henderson,
XXII            Nevada(b)   Sept.99 Mar. 00   287,570      0           0       0     287,570   0       250,650    250,650    9,467

AEI Income &    Children's World
Growth Fund     DePere,
XXII            Wisconsin(b)July 99 Mar. 00   224,224      0           0       0     224,224   0       198,688    198,688   11,960

AEI Income &    Children's World
Growth Fund     DePere,
XXII            Wisconsin(b)July 99 Mar. 00   204,452      0           0       0     204,452   0       175,786    175,786   10,792

AEI Income &    Marie Callender's
Growth Fund     Henderson,
XXII            Nevada(b)   Sept.99 Mar. 00   205,532      0           0       0     205,532   0       184,495    184,495    8,192

AEI Income &    Hollywood Video
Growth Fund     Saraland,
XXII            Alabama(b)  Jan. 99 Mar. 00   205,263      0           0       0     205,263   0       167,058    167,058   18,151

Net Lease       Arby's
Income & Growth Hudsonville,
Fund 84-A       Michigan(b) Sept.99 Apr. 00   278,155      0           0       0     278,155   0       264,379    264,379   14,457

AEI Income &    Marie Callender's
Growth Fund     Henderson,
XXII            Nevada(b)   Sept.99 Apr. 00   193,529      0           0       0     193,529   0       179,153    179,153    8,890

AEI Income &    Hollywood Video
Growth Fund     Saraland,
XXII            Alabama(b)  Jan. 99 Apr. 00   211,847      0           0       0     211,847   0       173,383    173,383   19,830

                                      B-18
                               TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

Net Lease       Arby's
Income & Growth Hudsonville,
Fund 84-A       Michigan(b) Sept.99 Apr. 00   190,662      0           0       0     190,662   0       176,991    176,991   10,157

AEI Real        Arby's
Estate          Hudsonville,
Fund 85-A       Michigan(b) Sept.99 Apr. 00    64,098      0           0       0      64,098   0        59,937     59,937    3,433

Net Lease       Gingham's
Income & Growth St. Charles,
Fund 84-A       Missouri(b) July 85 Apr. 00   209,806      0           0       0     209,806   0       191,060    191,060  287,613

AEI Real        Pasta Fair
Estate          Belleview,
Fund XVIII      Florida     Apr. 90 May 00    730,550      0           0       0     730,550   0       932,862    932,862  711,259

AEI Net Lease   Marie Callender's
Income & Growth Henderson,
Fund XIX        Nevada(b)   Sept.99 June 00   140,120      0           0       0     140,120   0       124,520    124,520    8,214

AEI Income &    Marie Callender's
Growth Fund     Henderson,
XXII            Nevada(b)   Sept.99 June 00   120,831      0           0       0     120,831   0       111,300    111,300    7,047

AEI Net Lease   Marie Callender's
Income & Growth Henderson,
Fund XIX        Nevada(b)   Sept.99 June 00   178,063      0           0       0     178,063   0       159,062    159,062   10,866

AEI Income &    Hollywood Video
Growth Fund     Saraland,
XXII            Alabama(b)  Jan. 99 June 00   178,740      0           0       0     178,740   0       148,826    148,826   19,704

                                      B-19
                               TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Real        Timber Lodge
Estate          Rochester,
Fund XVII       Minnesota(b)Sept.98 July 00   214,308      0           0       0     214,308   0       192,653    192,653   38,582

AEI Net Lease   Red Line Burgers
Income & Growth Corpus Christi,
Fund XIX        Texas       Apr. 93 July 00       949      0           0       0         949   0       280,378    280,378  119,686

AEI Net Lease   Marie Callender's
Income & Growth Henderson,
Fund XIX        Nevada(b)   Sept.99 July 00   132,876      0           0       0     132,876   0       119,296    119,296    9,076

AEI Real        Sports City Cafe
Estate          Mesquite,
Fund XVI        Texas(e)    Dec. 87 July 00   311,882      0           0       0     311,882   0       520,109    520,109  186,539

AEI Real        Sports City Cafe
Estate          Mesquite,
Fund XVII       Texas(e)    Dec. 87 July 00   579,215      0           0       0     579,215   0       956,343    956,343  291,564

AEI Net Lease   Media Play
Income & Growth Apple Valley,
Fund XIX        Minnesota(f)Dec. 95 Aug. 00   136,514      0     660,000       0     796,514   0     1,389,367  1,389,367  168,608

AEI Net Lease   Media Play
Income & Growth Apple Valley,
Fund XX         Minnesota(f)Dec. 95 Aug. 00   136,514      0     660,000       0     796,514   0     1,422,701  1,422,701  168,608

AEI Income &    Media Play
Growth Fund     Apple Valley,
XXI             Minnesota(f)Dec. 95 Aug. 00   140,651      0     680,000       0     820,651   0     1,414,060  1,414,060  173,753

                                      B-20
                               TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Net Lease   Marie Callender's
Income & Growth Henderson,
Fund XIX        Nevada(b)   Sept.99 Aug. 00   223,510      0           0       0     223,510   0       198,829    198,829   16,539

AEI Net Lease   Marie Callender's
Income & Growth Henderson,
Fund XIX        Nevada(b)   Sept.99 Aug. 00   179,183      0           0       0     179,183   0       159,062    159,062   13,231

Net Lease       Champps
Income & Growth Columbus,
Fund 84-A       Ohio(b)     Apr. 99 Aug. 00   286,420      0           0       0     286,420   0       247,960    247,960   38,373

Net Lease       Champps
Income & Growth Columbus,
Fund 84-A       Ohio(b)     Apr. 99 Sept.00   181,463      0           0       0     181,463   0       154,974    154,974   24,568

Net Lease       Champps
Income & Growth Schaumburg,
Fund 84-A       Illinois(b) Dec. 97 Sept.00   180,831      0           0       0     180,831   0       145,552    145,552   43,213

AEI Income &    Children's World
Growth          DePere,
Fund XXII       Wisconsin(b)July 99 Sept.00   180,668      0           0       0     180,668   0       156,602    156,602   15,912

Net Lease       Champps
Income & Growth Schaumburg,
Fund 84-A       Illinois(b) Dec. 97 Sept.00   223,306      0           0       0     223,306   0       181,937    181,937   54,381

Net Lease       Champps
Income & Growth Schaumburg,
Fund 84-A       Illinois(b) Dec. 97 Sept.00   261,912      0           0       0     261,912   0       209,593    209,593   62,647

                                      B-21
                               TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Real        Timber Lodge
Estate          Rochester,
Fund XVII       Minnesota(b)Sept.98 Sept.00   294,303      0           0       0     294,303   0       250,450    250,450   56,157

Net Lease       Champps
Income & Growth Schaumburg,
Fund 84-A       Illinois(b) Dec. 97 Sept.00   102,559      0           0       0     102,559   0        82,838     82,838   25,069

AEI Income &    Champps
Growth          Schaumburg,
Fund XXI        Illinois(b) Dec. 97 Sept.00   192, 011     0           0       0     192,011   0       151,124    151,124   46,711



(a) Does not include deduction for partnership general and administrative expenses not related to the properties.

(b) Sale of less than a majority interest in the property.

(c) This property was owned jointly by AEI Real Estate Funds 86-A and XVIII.

(d) This property was owned jointly by AEI Real Estate Funds XV and XVI.

(e) This property was owned jointly by AEI Real Estate Funds XVI and XVII.

(f) This property was owned jointly by AEI Income & Growth Fund XXI and AEI Net Lease Income & Growth Funds XIX and XX.



                                      B-22



                          EXHIBIT D
               AEI INCOME & GROWTH FUND 24 LLC
                   SUBSCRIPTION AGREEMENT

                (Including Power of Attorney)

 MAKE YOUR CHECK PAYABLE TO "FIDELITY BANK - AEI FUND 24 ESCROW"

  IMPORTANT REPRESENTATIONS ARE MADE ON THIS FORM. PLEASE
  READ CAREFULLY BEFORE SIGNING. PLEASE TYPE OR PRINT.

1. INVESTMENT [ ] Initial Investment [ ] Add-On to Existing Investment [ ] NAV
                  Number of Units        Amount of Investment          (for
                                         ($1,000 x No. of Units) $     Broker
                                                                       use
2. OWNERSHIP   [ ] Tenants in Common   [ ] IRA   [ ] Taxable Trust     only)
               [ ] Uniform Gift to Minors Act of the State of
[ ] Individual [ ] Community Property  [ ] Keogh [ ] Partnership
[ ] Joint Tenants                                [ ] Other (Explain)
[ ] Pension/Profit Sharing Plan        [ ] Non-Taxable Trust [ ] Corporation

3. REGISTERED OWNER  (Name of Trust, Partnership or Corporation, if
                      applicable.  Give both names if jointly held.)
               Last Name(s)             First Name(s)                Initial(s)

[ ] Mr.  [ ] Ms.
[ ] Mr.  [ ] Ms.

Mailing Address        Street        City         State      Zip Code    Phone

Residential Address    Street        City         State      Zip Code    Phone

REQUIRED FOR BLUE SKY REGISTRATION REQUIREMENTS FOR ALL ACCOUNT TYPES.

4. QUARTERLY DISTRIBUTIONS                    AUTHORIZATION FOR AUTOMATIC
Please send my distribution checks to the     DEPOSITS (ACH) _ Please
following address (Insert "same" if checks    include a copy of voided check
are to be sent to mailing address.  INSERT    or savings deposit slip.
NAME, ADDRESS, ACCOUNT NUMBER AND PHONE       I authorize AEI Fund Management,
NUMBER IS CHECKS ARE TO BE SENT TO A          Inc., and Fidelity Bank of Edina,
FINANCIAL INSTITUTION.)                       Minnesota, to initiate variable
                                              entries to my checking or savings
                                              account. This authority will
                                              remain in effect until I notify
                                              AEI in writing to cancel in such
Name and complete address:                    time as to afford AEI a
                                              reasonable opportunity to act on
                                              the cancellation.
Phone Number
                                              Financial Institution Name,
                                              Address and Phone Number
                                              (Please Print):



                                             Account Type (Circle One):
                                             [ ] Checking [ ] Savings [ ] Other

                                             Account Number:
                                             Office Use Only: Bank Routing No.
                                             Trans. Code

5. DISTRIBUTION REINVESTMENT PLAN (Expires after the offering period; Plan election must be re-confirmed annually.)

Do you elect to participate in the distribution reinvestment plan?[ ] Yes [ ] No

(If you elect to participate by checking "Yes," rental income and other Fund income included in "Net Cash Flow" will not be distributed to you but instead will be applied to the purchase of additional Units, or fractional Units, at $1,000 per Unit as long as such purchase continues to comply with applicable securities laws and the Fund has not distributed proceeds from sale or refinancing of properties.) UNLESS YOU DIRECT OTHERWISE, COMMISSIONS OF UP TO 8% AND EXPENSES WILL BE PAID TO THE BROKER DEALER DESIGNATED BELOW ON YOUR REINVESTED NET CASH FLOW.

6. INVESTOR REPRESENTATIONS (Each of the following MUST BE INITIALED BY INVESTOR for this Subscription Agreement to be accepted)

[ ]  I have received a copy of the Prospectus of the LLC,
     dated        (the "Prospectus")* and its Supplement
     (if any) dated (Investor must enter the date of the Supplement, if any, accompanying the Prospectus.
     IF  THE  DATE  IS  NOT  ENTERED,  THE  SUBSCRIPTION
     AGREEMENT WILL BE RETURNED FOR COMPLETION.)

[ ] I meet the suitability standards set forth in the Prospectus under the heading "Who May Invest" and as further specified in Exhibit C to the Prospectus and am purchasing Units for my own account.

[ ] I hereby make, constitute and appoint the Managing Member, or either of them, with full power of substitution, my true and lawful attorney for the purposes and in the manner provided in Section 7.5 of the Agreement, which section of the Agreement is incorporated herein by reference and hereby made a part hereof.

*Your broker is obligated to provide you with a copy of the Prospectus five business days before you subscribe. We are prohibited from selling the Units to you until five business days after you receive the Prospectus. If you did not receive the Prospectus five business days in advance, you have the right to withdraw your subscription.

NOTE:  SIGNATURES AUTHORIZING THIS INVESTMENT MUST APPEAR ON
       THE REVERSE SIDE OF THIS FORM.

                           Please turn over




7.  INVESTOR SIGNATURES AND CERTIFICATIONS
IMPORTANT  FORM W-9 CERTIFICATION INSTRUCTIONS:  YOU  MUST CROSS OUT ITEM
(2) BELOW IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN. However, if after being notified by the IRS that you
were subject   to   backup  withholding you received another notification
from the IRS that you are no longer subject to backup withholding, do not cross out item (2). Under penalties of perjury I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), AND (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends,
or the IRS  has notified   me  that  I  am  no  longer  subject  to backup
withholding.

IMPORTANT CHECK ONE:
THE INVESTOR IS A UNITED STATES CITIZEN.     Check Here   [ ]
THE INVESTOR IS A FOREIGN INVESTOR.          Check Here   [ ]
(Nonresident Alien or Individual, Foreign Corporation,
Foreign Partnership, or Foreign Trust or Estate).

Note: If this investment is to be held within a qualified plan, such as an IRA or Keogh Plan, the investor(s) and custodian must sign in Block 7.

(I/WE ARE AUTHORIZED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(s) OR ENTITY(s) LISTED IN 3 ABOVE) NEITHER A BROKER, DEALER, INVESTMENT ADVISER NOR ANY OF THEIR AGENTS MAY SIGN ON BEHALF OF AN INVESTOR. (Custodians must sign for custodial accounts. All other forms of registration must be signed by the investing parties.)

Investor Signature(s) [X]                          [X]

Print Name & Capacity                              Print Name & Capacity

Tax ID Number                                      Tax ID Number
              Primary

8. CONSENT TO ELECTRONIC DELIVERY OF REPORTS
By intialing one of the boxes below, you will be consenting to delivery of periodic reports by AEI Income & Growth Fund 24 LLC to you electronically. These reports would include:

    annual reports that contain audited financial statements, and quarterly reports containing unaudited condensed financial statements.

You agree to download these reports from our web site once you have been notified by e-mail that they have been posted. You must have an e-mail address to use this service. IF YOU ELECT TO RECEIVE THESE REPORTS ELECTRONICALLY, YOU WILL NOT RECEIVE PAPER COPIES OF THE REPORTS IN THE MAIL, UNLESS YOU LATER REVOKE YOUR CONSENT. You may revoke your consent and receive paper copies at any time by notifying us in writing at AEI Securities Incorporated, 1300 Minnesota World Trade Center, 30 East Seventh Street, St. Paul, MN 55101.

If you agree to accept reports electronically, please complete the following enrollment information:

Name of Investor:

E-Mail Address
              (I understand that I must immediately advise the Fund
               at the address above if my e-mail address changes.)

Consent to Electronic Delivery of Reports (please check):

[ ] Please post the reports on your web site, or in a hyperlink from your web site, and advise me by e-mail to the address above when they are posted.

Investor Signature(s) [X]                     [X]


BROKER/DEALER INFORMATION (Registered representative signature required for processing. Please type or print.)

Broker/Dealer Firm                      Registered Representative Name

Registered Representative's Office Address

City                State          Zip Code      Phone (including area code)

To substantiate compliance with Rule 2810 (b)(2) of the NASD'S Conduct Rules, the undersigned registered representative hereby certifies as follows:

1. I have reasonable grounds to believe, based on information obtained from the Subscriber concerning investment objectives, other investments, financial situations and needs and other information known to me, that investment in the Fund is suitable for such Subscriber in light of income, finnancial position, net worth and other suitability characteristics.

2. I have discussed with the Subscriber the risks associated with and the liquidity of an investment in the Fund.

Dated:
                                        Signature Registered Representative


AEI Fund Management XXI, Inc., as Manager      AEI Fund Management XXI, Inc.
of  AEI  Fund  24,  hereby  accepts  this
Subscription   Agreement  this     day of      By


ATTEST                                         Its


                  AEI INCOME & GROWTH FUND 24 LLC
                SUBSCRIPTION AGREEMENT INSTRUCTIONS


INVESTOR            To  purchase  Units  of the  currently effective  LLC
INSTRUCTIONS        complete  and  sign  the  Subscription Agreement  and
                    deliver  it  to your broker, together with your check.
                    YOUR CHECK SHOULD BE MADE PAYABLE TO:   FIDELITY BANK
                    AEI  FUND  24   ESCROW.   In  order to invest, it  is
                    necessary   that   all   items  on  the  Subscription
                    Agreement be completed.

1. INVESTMENT       Limited  Liability  Company interests in the Fund are
                    being offered in units of $1,000. Insert the number of
                    Units to be purchased,  multiply the dollar amount of
                    the investment ($1,000 x No. of Units). An individual,
                    partnership, corporation, trust, association or other
                    legal  entity  must purchase a minimum of two and one-
                    half ($2,500)  Units.  The  minimum investment for an
                    Individual Retirement Account,  Keogh Plan  or  other
                    Qualified   Plan  is  at   least  two ($2,000) Units.
                    According to state law, individuals in Nebraska must purchase a minimum of five ($5,000) Units.

2. OWNERSHIP        Check the appropriate  box indicating the manner in
                    which title is to be held. Please note that the box
                    checked   must  be  consistent with the  number  of
                    signatures appearing in Section 7. (See Instruction
                    7). In the  case  of   partnerships,  corporations,
                    custodianships or trusts, the box checked must be consistent with the legal title (registration).

PARTICIPANTS IN IRAS AND KEOGH PLANS SHOULD NOTE THE PURCHASE OF LLC UNITS
DOES NOT IN ITSELF  CREATE  THE   PLAN; YOU MUST CREATE THE PLAN THROUGH A
BONAFIDE CUSTODIAN OR TRUSTEE WHO WILL ALSO SIGN THE SUBSCRIPTION AGREEMENT IN BLOCK 7.

3. REGISTERED       Please type or print the exact name (registration)
   OWNER            that the investor  desires on the account. If the
                    investor  is  an  individual, a partnership  or a
                    corporation,  please  include in this space   the
                    complete  name  and title in which the investment
                    is to be held. If the investor is a trust such as
                    an IRA or Keogh Plan, please include the name and
                    address of the trustee and the trust name. In the
                    case of a trust or custodian investment including
                    IRAs,   Keogh    Plans   and   other   trusts  or
                    custodianships,   quarterly   distributions   and
                    investment correspondence will normally be sent to the trustee or custodian at the mailing address.
                    The plan participant will receive correspondence at home. ALL ACCOUNTS MUST SUPPLY THE INVESTOR'S
                    RESIDENTIAL ADDRESS  (FOR  BLUE  SKY REGISTRATION
                    PURPOSES).

4. QUARTERLY        After impounds are met, Fidelity Bank will release
   DISTRIBUTIONS    the interest earned during the impound   period to
   (Automatic       the designated address  (distribution reinvestment
   deposits         does not apply to impound interest).The Partnership
   or checks)       will then commence distributions of cash available
                    for distribution to investors. Please insert "same" if the checks are to be mailed to the mailing address. Please insert the name and address of the financial institution as well as the account number, if checks are to be sent to a bank, savings and loan, or other financial institution or destination.

For Electronic Direct Deposit through ACH, a voided check or savings deposit slip is required.

5. DISTRIBUTION     Answer the  question  by checking yes or no if the
   REINVESTMENT     investor elects to participate in the Distribution
                    Reinvestment Plan.

6. INVESTOR         To comply with securities regulations,the investor
   REPRESENTATIONS  MUST make the representations in this Subscription
                    Agreement. ALL THREE SPACES MUST BE INITIALED BY THE
                    INVESTOR.

7. INVESTOR         IRS regulations require our escrow bank to have the
   CERTIFICATIONS   W-9 CERTIFICATION completed for all Limited Members.
                    This certifies that the  taxpayer is  not   subject
                    to   backup  withholding.  If certification  is not
                    completed, the escrow  agent  must legally withhold,
                    and  pay  to the IRS,  20% of the taxpayer's escrow
                    interest. Read the Subscription Agreement carefully
                    for  additional  W-9 Certification Instructions. If
                    the investor is a Nonresident Alien or  Individual,
                    Foreign Corporation, Foreign Partnership or Foreign
                    Trust or Estate, please  check  the  FOREIGN STATUS
                    CERTIFICATION box.  TO  AUTHORIZE  THE  INVESTMENT,
                    sign  in  the  space(s) provided. If title is to be
                    held as joint  tenancy   or  tenants  in common, at
                    least two signatures are required. In  the  case of
                    community     property,    only    one     investor
                    signature is required (see reverse side for details
                    on required signatures).  ALL INVESTORS AND/OR PLAN
                    PARTICIPANTS MUST PROVIDE SOCIAL SECURITY  NUMBERS.
                    Trusts, corporations, partnerships,  custodians and
                    estates   MUST    ADDITIONALLY    FURNISH   a   tax
                    identification number.

8. CONSET TO ELEC- Please complete this section if you consent to TRONIC DELIVERY electronic delivery of financial reports. You must
   OR REPORTS       have an e-mail address to use this service.   Enter
                    your name and  e-mail   address  and  enter    your
                    signature(s) where indicated.

BROKER/DEALER       IT IS NECESSARY THAT ALL ITEMS BE FULLY  COMPLETED.
                    INCLUDE REGISTERED REPRESENTATIVE'S NAME AND BRANCH
                    OFFICE   ADDRESS.    THE  REGISTERED REPRESENTATIVE
                    MUST SIGN AND  DATE  WHERE INDICATED IN  ORDER  FOR
                    THE   APPLICATION TO BE   ACCEPTED.    COMPLETE THE
                    REGISTERED REPRESENTATIVE'S  TELEPHONE   NUMBER. IN
                    SOME   CASES, THE HOME OFFICE MUST ALSO    SIGN THE
                    APPROVAL.


             AEI INCOME & GROWTH FUND 24 LLC
            STANDARD REGISTRATION REQUIREMENTS

The following requirements have been established for the various forms of registration. Accordingly, complete subscription agreements and such supporting material as may be necessary, must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1. INDIVIDUAL: One signature required.

2. JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

3. TENANTS IN COMMON: All parties must sign.

4. COMMUNITY PROPERTY: Only one investor signature is required.

5. PENSION/PROFIT SHARING PLANS: The trustee signs the
   Subscription Agreement.

6. IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g. an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for them to receive checks and other pertinent information regarding the investment.

7. KEOGH (HR 10):  Same  rules as those applicable to IRAs.

8. TRUST:  The trustee signs  the  Subscription  Agreement.
   Provide the name of the trust, the name of the trustee and the name of the beneficiary.

9. PARTNERSHIP: Identify the entity as to whether it is a general or limited partnership. The general partners must be identified and their signatures obtained on the order. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

10.CORPORATION:   The  Subscription  Agreement  must  be
   accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

11.UNIFORM  GIFT TO MINORS  ACT (UGMA):   The   required
   signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under the Uniform Gift to Minors Act. In addition, designate state under which UGMA is being made.

12.OTHER: Please  indicate any other ownership type. This
   space may also be used to indicate that Transfer On Death ("TOD") instructions are included with the Subscription Agreement. If TOD instructions are included, the form of Ownership must still be indicated within Section 2. Please contact AEI Investment Services at 800-328-3519 to obtain the form(s) necessary to provide complete TOD instructions.

SUBSCRIPTION DOCUMENTS INCLUDE:

1. Completed Subscription Agreement
   (all information completed, dated and signed)

2. Subscriber's Check
   (made payable to Fidelity Bank _ AEI Fund 24 Escrow)

IMPORTANT: MISSING SIGNATURES OR INVESTOR REPRESENTATIONS
WILL  DELAY  ORDER PROCESSING. ORIGINAL SIGNATURES  ARE
REQUIRED.

MAIL TO: Make your check payable to FIDELITY BANK- AEI FUND
24 ESCROW and return with the Subscription Agreement to:

AEI Fund Management, Inc.                       WIRING INSTRUCTIONS
1300 Minnesota World Trade Center               Bank: Fidelity Bank
30 East Seventh Street                                7600 Parklawn Avenue
St. Paul, Minnesota 55101                             Edina, MN  55435
                                                Phone#: (952) 831-6600
651-227-7333  651-227-7705 (fax)  800-328-3519  RT#: 091014924
                                                Account Name: AEI Income &
                                                Growth Fund 24 Escrow
                                                Account #: xx-xx-xxx
                                                Special instructions:
                                                Contact Dorene Tryon or
                                                Jane Holtan when wire
                                                is received.






  No  person  has   been   authorized  in
  connection    with   this  offering  to
  give  any   information or to make  any
  representation    other   than    those
  contained  in  this prospectus.    This
  prospectus   does  not  constitute   an
  offer  or solicitation in any  state or
  other   jurisdiction to  any  person to
  whom it  is   unlawful  to   make  such              24,000 Units
  offer  or  solicitation.   Neither  the           AEI INCOME & GROWTH
  delivery   of  this    prospectus   nor
  any sale  hereunder  shall   under  any               FUND 24 LLC
  circumstances  create  an   implication
  that  there has been no  change in  AEI
  Fund  24's  affairs   since  the   date
  hereof.  If, however,   any    material
  change   in   AEI   Fund  24's  affairs
  occurs   at  any   time     when   this
  prospectus is required to be delivered,
  this prospectus  will   be  amended  or                PROSPECTUS
  supplemented accordingly.

  Dealer Prospectus Delivery  Obligation.
  Until 90 days after the effective date,
  all dealers  that  effect  transactions
  in  these  securities, whether  or  not
  participating in this offering,  may be
  required   to   deliver  a  prospectus.
  This   is  in   addition   to       the
  dealers'   obligation   to   deliver  a
  prospectus  when acting as underwriters
  and   with   respect to   their  unsold
  allotments  or   subscriptions.

  Investors   are   not  to  construe the
  contents    of    this  prospectus   as
  legal  or  tax  advice.  Each  investor
  should consult his or  her own counsel,
  accountant and other financial advisors             AEI Securities, Inc.
  (and  be  responsible  for  their fees)
  regarding    the    legal,   tax    and
  investment aspects of this offering.



                                PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

       The Operating Agreement provides that any losses sustained by the Manager Members arising out of their activities on behalf of the Fund will be reimbursed by the Fund unless such losses were the result of their negligence or misconduct. Reference is made to
Section 6.5 of the Operating Agreement which is attached to the Prospectus as Exhibit A.

        The Registrant will agree to indemnify the nonaffiliated Dealers and their controlling persons, and the Dealers will agree to indemnify the Registrant and its controlling persons, against certain liabilities, including liabilities under the Securities Act of 1933. Reference is made to the Dealer-Manager Agreement and the Dealer Agreement filed as Exhibits 1.1 and 1.2, respectively.

        For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws see Item 26 hereof.

Item 25.  Other Expenses of Issuance and Distribution.

        Other expenses in connection with the registration of the securities hereunder (other than commissions and dealer expenses), which will be paid by the Registrant, will be substantially as follows:

                                                Amount
         Item                          Minimum         Maximum

       SEC fees                      $  6,000        $  6,000
       NASD fees                        2,900           2,900
       Blue sky expenses               10,000*         60,000*
       Legal                           20,000*        115,000*
       Printing                         7,500*         75,000*
       Accounting                       3,000*         13,000*
       Literature
         (printing and mailing)         9,500*         80,000*
       Postage, etc.                    1,000*         60,000*
       Personnel charges for
         subscription processing, etc.  7,600*        390,000*
       Travel expenses                      -          25,000*
       Dealer due diligence
         reimbursement                  7,500         120,000
       Miscellaneous                        -          13,100*
                                      --------        ---------
            Total                    $ 75,000        $960,000*
                                      ========        =========
*  Estimated.

Item 26.  Recent Sales of Unregistered Securities.

            Not applicable.



                                II-2



Item 27.  Exhibits.

       Exhibit No.              Description

         1.1                    Form of Dealer-Manager Agreement


         1.2                    Form of Dealer Agreement

         3.1                    Certificate of Formation

         3.2                    Form of Operating Agreement
                                included as Exhibit A to Prospectus

         5 Opinion of Dorsey & Whitney LLP as to the legality of the securities being registered, including consent

         8 Opinion of Dorsey & Whitney LLP as to tax matters, including consent

         10                     Form of Impoundment Agreement with
                                Fidelity Bank, Edina, Minnesota

         24                     Consent of Independent Public Accountants

Item 28.  Undertakings.

        The Registrant undertakes (a) to file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any prospectuses required by
Section 10(a)(3) of the Securities Act of 1933 and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

        The Registrant undertakes to send to each Limited Member at least on an annual basis a detailed statement of any transactions with the Managing Members or their Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Managing Members or their Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

        The Registrant undertakes to provide to the Limited Members the financial statements required by Form 10-K for the first full fiscal year of operations of the Fund.

        The Registrant undertakes to file a sticker supplement pursuant to Rule 424(b)(3) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate such information in a post-effective amendment filed at least once every three months, with the information contained in such supplement or post-effective amendment provided simultaneously to the existing Limited Members. Each sticker supplement shall disclose all compensation and fees received by the Managing Members and their Affiliates in connection with any such acquisition.

        The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Form S-11, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Members at least once each quarter after the distribution period of the offering has ended.

                                II-3

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Managing Members of the Registrant pursuant to the Operating Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Managing Member of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a Managing Member in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 TABLE VI

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

      The  following table provides information with respect to properties acquired in the past three years.
                        Net Lease   Net Lease   Net Lease
                         Income &    Income &    Income &
                          Growth      Growth      Growth   AEI Real Estate   AEI Real Estate
                        Fund 84-A   Fund 84-A   Fund 84-A      Fund 85-A        Fund 85-A

                         Champps     Champps
                        Americana   Americana      Arby's         Arby's     Marie Callender's
                       Schaumburg,   Columbus,   Hudsonville,   Hudsonville     Gresham,
 Name, Location and     Illinois      Ohio        Michigan       Michigan       Oregon
  Type of Property     Restaurant   Restaurant   Restaurant     Restaurant    Restaurant
Gross Leasable Space      11,158        10,962        3,305        3,305          5,864
Date of Purchase        12/31/97       4/16/99       9/3/99       9/3/99        9/28/99
Mortgage Financing at
 Date of Purchase              0             0            0            0              0
Cash  Down  Payment     $594,301(a) $1,331,178(a)  $440,800(a)  $661,200(a)  $1,596,000
Contract Purchase
 Price Plus
 Acquisition Fee               0             0            0            0              0
Other Cash Expenditures
 Expensed                      0             0            0            0              0
Other Cash Expenditures
 Capitalized              25,619        22,664          569        5,555         20,533
Total Acquisition Cost  $619,920    $1,353,842     $441,369     $666,755     $1,616,533

(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.







                                   II-4



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                          AEI REAL ESTATE FUND XV

                        Timber Lodge   Champps
                         Steakhouse   Americana   Children's World   Razzoo's
                          St. Cloud,    Troy,       West Chester,     Austin,
   Name, Location and    Minnesota     Michigan         Ohio           Texas
    Type of Property     Restaurant   Restaurant   Child Care Ctr.  Restaurant

Gross Leasable Space        6,981        11,089         7,897            (b)
Date of Purchase         11/18/97        9/3/98       7/14/99        5/8/00
Mortgage Financing at
 Date of Purchase               0             0             0             0
Cash Down Payment        $485,005(a) $1,295,206(a)   $986,743      $299,200(a)
Contract Purchase
 Price Plus
 Acquisition Fee                0             0             0             0
Other Cash Expenditures
 Expensed                       0             0             0             0
Other Cash Expenditures
 Capitalized               25,630        35,059        12,419            (c)
Total Acquisition Cost   $510,635    $1,330,265      $999,162      $      0



(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.

(b) Cash down payment represents purchase of land. Restaurant is under construction as of September 30, 2000.

(c) A final allocation of capital costs has not been completed.







                                   II-5


                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                         AEI REAL ESTATE FUND XVII
                        Timber Lodge                   Champps    Timber Lodge
                        Steakhouse     TGI Friday's   Americana    Steakhouse    Champps       Razzoo's
                        St.  Cloud,     Greensburg,      Troy,     Rochester,   Centerville,   Austin,
  Name, Location and    Minnesota      Pennsylvania    Michigan    Minnesota       Ohio         Texas
   Type of Property     Restaurant      Restaurant    Restaurant   Restaurant   Restaurant
Restaurant
Gross Leasable Space        6,981          4,510         11,089          6,981       9,368           (b)
Date of Purchase         11/18/97       12/10/97         9/3/98         9/3/98     1/27/99       5/8/00
Mortgage Financing at
 Date of Purchase               0              0              0              0           0            0
Cash  Down  Payment      $485,005(a)    $990,000(a)  $1,270,056(a)  $1,849,868    $551,320(a)  $231,200(a)
Contract Purchase
 Price Plus
 Acquisition Fee                0              0              0              0           0            0
Other Cash Expenditures
 Expensed                       0              0              0              0           0            0
Other Cash Expenditures
 Capitalized               11,487         19,045         19,079         60,900         357           (c)
Total  Acquisition Cost  $493,492     $1,009,045     $1,289,135     $1,910,768    $551,677     $      0


(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.

(b) Cash down payment represents purchase of land. Restaurant is under construction as of September 30, 2000.

(c) A final allocation of capital costs has not been completed.





                                   I-6


                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                        AEI REAL ESTATE FUND XVIII
                           Champps                              Old Country    Champps
                          Americana   Tumbleweed    Tumbleweed      Buffet     Americana        Razzoo's
                            Troy,     Chillicothe,   Columbus,    Northlake,   Centerville,   Alpharetta,
   Name, Location and     Michigan        Ohio         Ohio        Illinois       Ohio          Georgia
    Type of Property     Restaurant   Restaurant    Restaurant    Restaurant   Restaurant      Restaurant
Gross Leasable Space        11,089        5,483         5,483          8,991        9,368             (b)
Date of Purchase            9/3/98     11/20/98      12/28/98       12/29/98      1/27/99        6/30/00
Mortgage Financing at
 Date of Purchase                0            0             0              0            0              0
Cash  Down  Payment     $1,190,794(a)  $564,750(a)   $545,800(a)  $1,339,000   $1,496,440(a)    $385,920(a)
Contract Purchase
 Price Plus
 Acquisition Fee                 0            0             0              0            0              0
Other Cash Expenditures
 Expensed                        0            0             0              0            0              0
Other Cash Expenditures
 Capitalized                 1,702        9,081         8,469         11,804        5,812             (c)
Total Acquisition Cost  $1,192,496     $573,831      $554,269     $1,350,804   $1,502,252       $      0



(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.

(b) Cash down payment represents purchase of land. Restaurant is under construction as of September 30, 2000.

(c) A final allocation of capital costs has not been completed.


                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                  AEI NET LEASE INCOME & GROWTH FUND XIX
                                        Champps                                  Marie
                         Party City    Americana   Tumbleweed   Tumbleweed    Callender's
                        Gainesville,     Troy,     Chillicothe,   Columbus,    Henderson,
   Name, Location and      Georgia     Michigan       Ohio          Ohio         Nevada
    Type of Property    Retail Store  Restaurant    Restaurant   Restaurant    Restaurant
Gross Leasable Space        10,528       11,089         5,483        5,483        6,016
Date of Purchase          12/18/97       9/3/98      11/20/98     12/28/98      9/28/99
Mortgage Financing at
Date of Purchase                 0            0             0            0            0
Cash  Down  Payment     $1,370,475   $1,167,671(a)   $502,000(a)  $818,700(a)  $796,415(a)
Contract Purchase
Price Plus
Acquisition Fee                  0            0             0            0            0
Other Cash Expenditures
Expensed                         0            0             0            0            0
Other Cash Expenditures
Capitalized                 64,834       13,514         3,225        4,796        8,496
Total Acquisition Cost  $1,435,309   $1,181,185      $505,225     $823,496     $804,911



(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

            AEI NET LEASE INCOME & GROWTH FUND XIX  (Continued)


                            Razzoo's      Razzoo's
                            Austin,      Alpharetta,
   Name, Location and        Texas        Georgia
    Type of Property       Restaurant    Restaurant

Gross Leasable Space              (b)          (b)
Date of Purchase              5/8/00      6/30/00
Mortgage Financing at
Date of Purchase                   0            0
Cash Down Payment           $176,800(a)  $257,280(a)
Contract Purchase
Price Plus
Acquisition Fee                    0            0
Other Cash Expenditures
Expensed                           0            0
Other Cash Expenditures
Capitalized                       (c)          (c)
Total Acquisition Cost      $      0     $      0




(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.

(b) Cash down payment represents purchase of land. Restaurant is under construction as of September 30, 2000.

(c) A final allocation of capital costs has not been completed.

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                   AEI NET LEASE INCOME & GROWTH FUND XX


                              Champps         Champps
                             Americana       Americana
                             Schaumburg,     Columbus,
   Name, Location and         Illinois         Ohio
    Type of Property         Restaurant      Restaurant

Gross Leasable Space             11,158         10,962
Date of Purchase               12/31/97        4/16/99
Mortgage Financing at
 Date of Purchase                     0              0
Cash Down Payment            $1,640,981(a)  $2,036,700(a)
Contract Purchase
 Price Plus
 Acquisition Fee                      0              0
Other Cash Expenditures
 Expensed                             0              0
Other Cash Expenditures
 Capitalized                     35,214         32,238
Total Acquisition Cost       $1,676,195     $2,068,938




(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.


                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                          AEI INCOME & GROWTH FUND XXI

                           Champps        Champps      Champps     Champps
                          Americana      Americana    Americana   Americana    Tumbleweed
                         San Antonio,   Schaumburg,    Livonia,  Centerville,  Fort Wayne,
   Name, Location and       Texas        Illinois      Michigan     Ohio        Indiana
    Type of Property     Restaurant     Restaurant    Restaurant  Restaurant   Restaurant
Gross Leasable Space          8,680         11,158         9,154       9,368       5,700
Date of Purchase           12/23/97       12/31/97       5/19/98     1/27/99     9/11/00
Mortgage Financing at
 Date of Purchase                 0              0             0           0           0
Cash  Down  Payment      $2,753,700     $2,199,801(a) $4,087,000    $965,382  $1,316,665
Contract Purchase
 Price Plus
 Acquisition Fee                  0              0             0           0           0
 Other Cash Expenditures
 Expensed                         0              0             0           0           0
Other Cash Expenditures
 Capitalized                 79,657         56,661        63,061      19,044       4,896
Total  Acquisition Cost  $2,833,357     $2,256,462    $4,150,061    $984,426  $1,321,561



(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                         AEI INCOME & GROWTH FUND XXII

                                       Hollywood     Champps                 Children's        Children's
                         TGI Friday's    Video      Americana     Arby's       World             World
                         Greensburg,   Saraland,   Centerville,  Homewood,    Abingdon,         Houston,
   Name, Location and   Pennsylvania    Alabama       Ohio        Alabama     Maryland           Texas
     Type of Property    Restaurant      Store     Restaurant   Restaurant  Child Care Ctr.  Child Care Ctr.
Gross Leasable Space         4,510         7,488        9,368         3,256        7,417           7,255
Date of Purchase          12/10/97       1/26/99      1/27/99        7/9/99      7/14/99         7/14/99
Mortgage Financing at
 Date of Purchase                0             0            0             0            0               0
Cash  Down  Payment       $660,000(a) $1,332,305     $905,740(a) $1,357,000   $1,005,773        $870,466
Contract Purchase
 Price Plus
 Acquisition Fee                 0             0            0             0            0               0
Other Cash Expenditures
 Expensed                        0             0            0             0            0               0
Other Cash Expenditures
 Capitalized                 8,144        45,586       19,103        35,592       45,999          21,752
Total Acquisition Cost    $668,144    $1,377,891     $924,843    $1,392,592   $1,051,772        $892,219



(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.

                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                   AEI INCOME & GROWTH FUND XXII  (Continued)

                         Children's      Children's    Hollywood    Hollywood                    Marie
                           World           World         Video        Video       Tumbleweed   Callender's
                         Pearland,         DePere,       Minot,    Muscle Shoals,  Fort Wayne,  Henderson,
   Name, Location and      Texas         Wisconsin    North Dakota  Alabama         Indiana      Nevada
     Type of Property  Child Care Ctr. Child Care Ctr.    Store       Store        Restaurant   Restaurant
Gross Leasable Space         7,595          10,180         7,506       6,721            5,573        6,016
Date of Purchase           7/14/99         7/14/99       7/16/99     8/26/99          8/31/99      9/28/99
Mortgage Financing at
 Date of Purchase                0               0             0           0                0            0
Cash  Down  Payment       $919,305      $1,161,469    $1,291,680  $1,315,310       $1,290,000     $911,600(a)
Contract Purchase
 Price Plus
 Acquisition Fee                 0               0             0           0                0            0
Other Cash Expenditures
 Expensed                        0               0             0           0                0            0
Other Cash Expenditures
 Capitalized                24,110          25,983        38,320      25,317           26,695       26,297
Total  Acquisition Cost   $943,415      $1,187,452    $1,330,000  $1,340,627       $1,316,695     $937,897



(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                   AEI INCOME & GROWTH FUND XXII  (Continued)

                            Children's
                              World           Razzoo's
                             Golden,          Austin,
   Name, Location and        Colorado          Texas
    Type of Property      Child Care Ctr.   Restaurant
Gross Leasable Space            8,570             (b)
Date of Purchase              9/28/00         5/8/00
Mortgage Financing at
 Date of Purchase                   0              0
Cash Down Payment            $662,436(a)    $652,800(a)
Contract Purchase
 Price Plus
 Acquisition Fee                    0              0
Other Cash Expenditures
 Expensed                           0              0
Other Cash Expenditures
 Capitalized                    4,193             (c)
Total Acquisition Cost       $666,629       $      0



(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.

(b) Cash down payment represents purchase of land. Restaurant is under construction as of September 30, 2000.

(c) A final allocation of capital costs has not been completed.

                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                          AEI INCOME & GROWTH FUND 23

                                        Johnny
                          Tumbleweed    Carino's     Razzoo's      Razzoo's
                           Kettering,  Victoria,   San Antonio,  Alpharetta,
   Name, Location and        Ohio        Texas        Texas        Georgia
    Type of Property      Restaurant   Restaurant  Restaurant    Restaurant
Gross Leasable Space          5,483          (b)          (b)            (b)
Date of Purchase            8/23/00     4/18/00      4/19/00        6/30/00
Mortgage Financing at
 Date of Purchase                 0           0            0              0
Cash Down Payment        $1,223,505    $409,500   $1,558,000       $707,520(a)
Contract Purchase
 Price Plus
 Acquisition Fee                  0           0            0              0
Other Cash Expenditures
 Expensed                         0           0            0              0
Other Cash Expenditures
 Capitalized                 11,654          (c)          (c)            (c)
Total Acquisition Cost   $1,235,159    $      0   $        0       $      0



(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.

(b) Cash down payment represents purchase of land. Restaurant is under construction as of September 30, 2000.

(c) A final allocation of capital costs has not been completed.




                             SIGNATURES

   In accordance with the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of St. Paul, State of Minnesota, on December 29, 2000.

                             AEI INCOME & GROWTH FUND 24 LLC

                             By AEI Fund Management XXI, Inc.
                                Managing Member


                             By  /s/ROBERT P. JOHNSON
                                    Robert P. Johnson, President




  In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

MANAGING Member

AEI Fund Management XXI, Inc.                                Date


By /s/ROBERT P. JOHNSON     Sole Director and          December 29, 2000
      Robert P. Johnson     President (principal
                            executive officer)

By/s/ MARK E. LARSON        Chief Financial Officer    December 29, 2000
      Mark E. Larson        and Treasurer (principal
                            financial and accounting
                            officer)


INDIVIDUAL Managing  Member



By  /s/ROBERT P. JOHNSON    Individual Managing Member December 29, 2000
       Robert P. Johnson



                            EXHIBIT INDEX

                Exhibit No.             Description

                  1.1          Form of Dealer-Manager Agreement

                  1.2          Form of Dealer Agreement

                  3.1          Certificate of Formation

                  3.2 Form of Operating Agreement included as Exhibit A to Prospectus

                    5 Opinion of Dorsey & Whitney LLP as to the legality of the securities registered, including consent

                    8 Opinion of Dorsey & Whitney LLP as to tax matters, including consent (Exhibit to be filed with an amendment to this filing).

                   10 Form of Impoundment Agreement with Fidelity Bank, Edina, Minnesota

                   24          Consent of Independent Public Accountants